Exhibit 10.38

CONSTRUCTION AGREEMENT

for the

CORPUS CHRISTI PIPELINE PROJECT

by and between

CHENIERE CORPUS CHRISTI PIPELINE, L.P.

as Owner

and

ASSOCIATED PIPE LINE CONTRACTORS, INC

as Contractor

Dated as of the 10th Day of November, 2016

TABLE OF CONTENTS

ARTICLE 1	DEFINITIONS	1

ARTICLE 2	RELATIONSHIP OF OWNER, CONTRACTOR AND SUBCONTRACTORS	8
2.1	Status of Contractor	8
2.2	Key Personnel and Contractor Representative	9
2.3	Subcontractors and Sub-subcontractors	9
2.4	Subcontracts and Sub-subcontracts	9
2.5	Contractor Acknowledgements	10

ARTICLE 3	CONTRACTOR’S RESPONSIBILITIES	12
3.1	Scope of Work	12
3.2	Specific Obligations	13
3.3	Contractor’s Tools and Construction Equipment	13
3.4	Employment of Personnel	13
3.5	Clean-up	14
3.6	Safety and Security	14
3.7	Emergencies	15
3.8	Permits	15
3.9	Books, Records and Audits	15
3.10	Temporary Utilities, Roads, Facilities and Storage	15
3.11	Hazardous Materials	16
3.12	Reports and Meetings	16
3.13	Title to Materials Found	16
3.14	Cooperation with Others	16
3.15	Responsibility for Property	17
3.16	Used or Salvaged Materials	17
3.17	Compliance with Real Property Interests	17
3.18	Subordination of Liens	17
3.19	Review of Shop Drawings	17
3.20	Layout	18
3.20	Substitutions	18
3.22	Quality Control	18
3.23	Commercial Activities	18
3.24	Taxes	18
3.25	Tax Accounting	18

ARTICLE 4	OWNER’S RESPONSIBILITIES	19
4.1	Payment	19
4.2	Permits	19
4.3	Access to the Site	19
4.4	Owner-Supplied Equipment	19
4.5	Texas Sales and Use Tax Matters	19

ARTICLE 5	COMMENCEMENT OF WORK, PROJECT SCHEDULE, AND SCHEDULING OBLIGATIONS	20
5.1	Timely Commencement and Completion of Work	20
5.2	Limited Notice to Proceed/Notice to Proceed	20
5.3	Project Schedule	20
5.4	CPM Schedule	20
5.5	Recovery and Recovery Schedule	22
5.6	Acceleration and Acceleration Schedule	23

ARTICLE 6	CHANGES; FORCE MAJEURE; AND OWNER-CAUSED DELAY	23
6.1	Change Orders Requested by Owner	23
6.2	Change Orders Requested by Contractor	24

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6.3	Contractor Documentation	25
6.4	Adjustments to Estimated Total Contractor’s Compensation	25
6.5	Change Orders Act as Accord and Satisfaction	25
6.6	Timing Requirements for Notifications and Change Order Requests by Contractor	25
6.7	Adjustment Only Through Change Order	26
6.8	Force Majeure	26
6.9	Delay Caused by Owner or Changes in the Work	26
6.10	Delay	27
6.11	Contractor Obligation to Mitigate Delay	27

ARTICLE 7	CONTRACTOR’S COMPENSATION, ESTIMATED TOTAL CONTRACTOR’S COMPENSATION, THE GUARANTEED MAXIMUM PRICE AND PAYMENTS TO CONTRACTOR	27
7.1	Contractor’s Compensation	27
7.2	Interim Payments	28
7.3	Final Completion and Final Payment	29
7.4	Payments Not Acceptance of Work	29
7.5	Payments Withheld	29
7.6	Release of Retainage	30
7.7	Conditions Precedent to Payment	30

ARTICLE 8	TITLE AND RISK OF LOSS	30
8.1	Title	30
8.2	Risk of Loss	30

ARTICLE 9	INSURANCE	30
9.1	Insurance	30
9.2	Financial Statements and Material Adverse Change	31

ARTICLE 10	DOCUMENTATION	31
10.1	Patents and Royalties	31
10.2	Owner Provided Documents	31

ARTICLE 11	MECHANICAL COMPLETION AND FINAL COMPLETION	31
11.1	Notice and Requirements for Mechanical Completion	31
11.2	Punchlist	32
11.3	Notice and Requirements for Final Completion	32
11.4	Partial Occupancy and Use	32
11.5	Long-Term Obligations	32

ARTICLE 12	WARRANTY AND CORRECTION OF WORK	33
12.1	Warranty	33
12.2	Correction of Work Prior to Mechanical Completion	33
12.3	Correction of Work After Mechanical Completion	34
12.4	Assignability of Warranties	34
12.5	Waiver of Implied Warranties	34

ARTICLE 13	CONTRACTOR REPRESENTATIONS	35
13.1	Corporate Standing	35
13.2	No Violation of Law	35
13.3	Licenses	35
13.4	Corporate Action	35
13.5	No Breach	35
13.6	Financial Solvency	35
13.7	No Conflicts of Interest	35

ARTICLE 14	DEFAULT, TERMINATION AND SUSPENSION	35
14.1	Default by Contractor	35

14.2	Termination for Convenience by Owner	37
14.3	Suspension of Work	37
14.4	Suspension by Contractor	37
14.5	Termination by Contractor	37

ARTICLE 15	INDEMNITIES	38
15.1	General Indemnification	38
15.2	Injuries to Contractor’s Employees and Damage to Contractor’s Property	38
15.3	Injuries to Owner’s Employees and Damage to Owner’s Property	39
15.4	Patent and Copyright Indemnification	39
15.5	Lien Indemnification	39
15.6	Legal Defense	40
15.7	Enforceability	40

ARTICLE 16	DISPUTE RESOLUTION	40
16.1	Negotiation	40
16.2	Arbitration	41
16.3	Continued Performance	41

ARTICLE 17	CONFIDENTIALITY	41
17.1	Contractor’s Obligations	41
17.2	Exceptions	41
17.3	Equitable Relief	42
17.4	Term	42

ARTICLE 18	LIMITATION OF LIABILITY	42
18.1	Contractor Aggregate Liability	42
18.2	Consequential Damages	42
18.3	Applicability	42

ARTICLE 19	MISCELLANEOUS PROVISIONS	42
19.1	Entire Agreement	42
19.2	Amendments	42
19.3	Interpretation	43
19.4	Notice	43
19.5	Severability	43
19.6	Assignment	43
19.7	No Waiver	43
19.8	Governing Law	43
19.9	No Publicity	44
19.10	Counterparts	44
19.11	Survival	44
19.12	Further Assurances	44
19.13	Priority	44
19.14	Restrictions on Public Announcements	44
19.15	[Not Used]	44
19.16	Federal Energy Regulatory Commission Approval	44
19.17	Owner’s Lender	44
19.18	Independent Engineer	44

LIST OF ATTACHMENTS AND SCHEDULES

ATTACHMENT A	Scope of Work

ATTACHMENT B	Key Personnel and Contractor’s Organization

ATTACHMENT C	Notice to Proceed Forms

SCHEDULE C-1	Form of Limited Notice to Proceed

SCHEDULE C-2	Form of Notice to Proceed

ATTACHMENT D	Form of Change Order

SCHEDULE D-1	Change Order Form

SCHEDULE D-2	Unilateral Change Order Form

SCHEDULE D-3	Contractor’s Change Order Request Form

SCHEDULE D-4	Pricing for Change Orders

ATTACHMENT E	Project Schedule

ATTACHMENT F	Insurance Requirements

ATTACHMENT G	Form of Contractor’s Invoice

SCHEDULE G-1	Form of Contractor’s Interim Invoice

SCHEDULE G-2	Form of Contractor’s Final Invoice

ATTACHMENT H	Owner’s Safety and Environmental Policies and Procedures

ATTACHMENT I	Form of Lien and Claim Waivers

SCHEDULE I-1	Contractor’s Conditional Waiver and Release on Progress Payment

SCHEDULE I-2	Contractor’s Conditional Claim Waiver and Release on Progress Payment

SCHEDULE I-3	Subcontractor’s Conditional Waiver and Release on Progress Payment

SCHEDULE I-4	Subcontractor’s Conditional Claim Waiver and Release on Progress Payment

SCHEDULE I-5	Contractor’s Conditional Waiver and Release on Final Payment

SCHEDULE I-6	Contractor’s Conditional Claim Waiver and Release on Final Payment

SCHEDULE I-7	Subcontractor’s Conditional Waiver and Release on Final Payment

SCHEDULE I-8	Subcontractor’s Conditional Claim Waiver and Release on Final Payment

ATTACHMENT J	Payment and Allowable Costs

SCHEDULE J-1	Compensation

SCHEDULE J-2	Schedule of Hourly Rates

SCHEDULE J-3	Assignment Policy

SCHEDULE J-4	Business Travel Policy

SCHEDULE J-5	Incentive Plan

ATTACHMENT K	[Not Used]

ATTACHMENT L	Site

ATTACHMENT M	[Not Used]

ATTACHMENT N	Owner Provided Equipment

ATTACHMENT O	Meeting and Reporting Requirements

ATTACHMENT P	Approved List

ATTACHMENT Q	Owner Permits

ATTACHMENT R	Completion Certificates

SCHEDULE R-1	Form of Mechanical Completion Certificate

SCHEDULE R-2	Form of Final Completion Certificate

ATTACHMENT S	[Not Used]

ATTACHMENT T	Equipment List

v

CONSTRUCTION AGREEMENT

THIS CONSTRUCTION AGREEMENT (this “Agreement”), dated as of the 10th Day of November, 2016 (the “Agreement Date”), is entered into by and between Cheniere Corpus Christi Pipeline, L.P., a limited partnership organized under the laws of the State of Delaware (“Owner”), and Associated Pipe Line Contractors, Inc., a Corporation organized under the laws of the State of Delaware (“Contractor” and, together with Owner, each a “Party” and together the “Parties”).

WHEREAS, Owner desires to enter into an agreement with Contractor to construct and provide other services for a twenty-two (22) mile forty-eight inch (48”) natural gas pipeline, plus one and a half (1.5) miles of dual thirty-six inch (36”) header pipelines into Sinton Compressor station, two (2) mainline valves, and three thousand feet (3,000’) of horizontal directional drill from terminal custody transfer meter to the Corpus Christi Liquefaction Project tie-in (“Project,” as more fully described herein), which is a portion of the Corpus Christi Pipeline Project (as such term is defined below); and

WHEREAS, Contractor, itself or through its vendors, suppliers, and subcontractors, desires to provide the foregoing construction, pre-commissioning, commissioning, start-up and testing services on a target price basis with cost incentives and dis-incentives;

NOW THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE 1

DEFINITIONS

1.1 In addition to other defined terms used throughout this Agreement, when used herein, the following capitalized terms have the meanings specified in this Section 1.1.

“AAA” has the meaning set forth in Section 16.2.

“AAA Rules” has the meaning set forth in Section 16.2.

“Acceleration Schedule” has the meaning set forth in Section 5.6.

“Affiliate” means (i) any Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with a Party, and (ii) any Person that, directly or indirectly, is the beneficial owner of fifty percent (50%) or more of any class of equity securities of, or other ownership interests in, a Party or of which the Party is directly or indirectly the owner of fifty percent (50%) or more of any class of equity securities or other ownership interests. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or otherwise.

“Agreement” means this Agreement (including all Attachments and Schedules attached hereto), as it may be amended from time to time in accordance with this Agreement.

“Agreement Date” has the meaning set forth in the preamble.

“Allowable Costs” means those costs and expenses described in Section 7.1C.

“Applicable Codes and Standards” means any and all codes, standards or requirements set forth herein (including Attachment A) or in any Applicable Law, which codes, standards and requirements shall govern Contractor’s performance of the Work, as provided herein. In the event of an inconsistency or conflict between any of the Applicable Codes and Standards, the highest performance standard as contemplated therein shall govern Contractor’s performance under this Agreement.

“Applicable Law” means all laws, statutes, ordinances, certifications, orders, decrees, injunctions, licenses, Permits, approvals, agreements, rules and regulations, including any conditions thereto, of any Governmental

Instrumentality having jurisdiction over all or any portion of the Site or the Project or performance of all or any portion of the Work, or other legislative or administrative action of a Governmental Instrumentality, or a final decree, judgment or order of a court which relates to the performance of Work hereunder or the interpretation or application of this Agreement, including (i) any and all Permits, (ii) any Applicable Codes and Standards set forth in Applicable Law, and (iii) any Applicable Law related to (y) conservation, improvement, protection, pollution, contamination or remediation of the environment or (z) Hazardous Materials or any handling, storage, release or other disposition of Hazardous Materials.

“approval”, “approved” and “consent” means, unless specified otherwise herein, written approval and written consent.

“Bechtel” has the meaning set forth in Section 3.14.

“Books and Records” has the meaning set forth in Section 3.9.

“Business Day” means every Day other than a Saturday, a Sunday or a Day that is an official holiday for employees of the federal government of the United States of America.

“CAD” means Computer Aided Design.

“Changes in Law” means any amendment, modification, superseding act, deletion, addition or change in or to Applicable Law (excluding changes to Tax laws where such Taxes are based upon Contractor’s inventory, revenue, income, profits/losses or cost of finance or withholding Tax) that occurs and takes effect after the Agreement Date, provided that Contractor did not know nor should have known that such amendment, modification, superseding act, deletion, addition or change in or to Applicable Law would occur following the Agreement Date.

“Change Order” means a written order issued by Owner to Contractor after the execution of this Agreement, in the form of Schedule D-2, or a written instrument signed by both Parties after the execution of this Agreement in the form of Schedule D-1, that authorizes an addition to, deletion from, suspension of, or any other modification or adjustment to the requirements of this Agreement, including an addition to, deletion from or suspension of the Work or any modification or adjustment to any Changed Criteria. Owner and Contractor are entitled to a Change Order in accordance with Article 6.

“Changed Criteria” has the meaning set forth in Section 6.1A.

“Claims” has the meaning set forth in Section 15.1.

“Construction Equipment” means the equipment, machinery, structures, scaffolding, materials, tools, supplies and systems, purchased, owned, rented or leased by Contractor or its Subcontractors or Sub-subcontractors for use in accomplishing the Work, but not intended for incorporation into the Facility.

“Contractor” has the meaning set forth in the preamble.

“Contractor Group” means (i) Contractor, its parent, and each of their respective Affiliates and (ii) the respective directors, officers, agents, employees, representatives and invitees of each Person specified in clause (i) above.

“Contractor Representative” means that Person or Persons designated by Contractor in a written notice to Owner and acceptable to Owner, who shall have complete authority to act on behalf of Contractor on all matters pertaining to this Agreement or the Work, including giving instructions and making changes in the Work.

“Contractor’s Compensation” has the meaning set forth in Section 7.1.

“Corpus Christi Liquefaction Project” means the natural gas liquefaction facility (which is located in San Patricio County and Nueces County near Portland, Texas) being built by Bechtel.

“Corpus Christi Pipeline Project” means the pipeline project (which is located in San Patricio County, Texas) being built by Cheniere Corpus Christi Pipeline, L.P., of which the Project under this Agreement forms a part and includes the following major components: (i) the construction of a 48” natural gas pipeline, (ii) the construction of the Sinton Compressor Station, and (iii) the construction of two (2) inlet meters and one (1) custody transfer delivery meter.

“Corrective Work” has the meaning set forth in Section 12.3.

“CPM Schedule” has the meaning set forth in Section 5.4A.

“Day” means a calendar day.

“Default” has the meaning set forth in Section 14.1A.

“Defect” or “Defective” has the meaning set forth in Section 12.1A.

“Defect Correction Period” means the period commencing upon Mechanical Completion and ending eighteen (18) months thereafter (as may be extended pursuant to Section 12.3B).

“Design Basis” means the basis of design and technical limits and parameters of the Project as set forth in Attachment A.

“Dispute” has the meaning set forth in Section 16.1.

“Dispute Notice” has the meaning set forth in Section 16.1.

“Drawings” means the graphic and pictorial documents (in written or electronic format) showing the design, location and dimensions of the Work, generally including plans, elevations, sections, details, schedules and diagrams.

“Environmental Law” means any Applicable Law relating to (i) pollution; (ii) protection of human health and safety (to the extent such health and safety relates to exposure to Hazardous Materials, including any Pre-Existing Contamination), natural resources or the environment; or (iii) any exposure to, or presence, generation, manufacture, use, handling, storage, treatment, processing, transport or disposal, arrangement for transport or disposal, spill, discharge or other release of Hazardous Materials, including any Pre-Existing Contamination.

“Equipment” means all equipment, materials, supplies and systems required for the completion of and incorporation into the Facility.

“Equipment List” has the meaning set forth in Section 4.5A.2.

“Equipment Price” means the price for each item of Equipment, or component thereof.

“Estimated Total Contractor’s Compensation” means Eighty Five Million Five Hundred Thousand U.S. Dollars (U.S.$85,500,000).

“Existing Facilities” means any existing improvement which is not part of the Facility. “Existing Facility” means any one of the Existing Facilities.

“Existing Improvements” has the meaning set forth in Section 2.5D. “Existing Improvement” means any one of the Existing Improvements.

“Facility” means, as further described in the Scope of Work, twenty-two (22) miles of forty-eight inch (48”) natural gas pipeline, one and a half (1.5) miles of dual thirty-six inch (36”) header pipelines into Sinton Compressor station, two (2) mainline valves, and three thousand feet (3,000’) of horizontal directional drill from terminal custody transfer meter to the Corpus Christi Liquefaction Project tie-in.

“FERC” means the Federal Energy Regulatory Commission.

“FERC Authorization” means the authorization by the FERC granting to Owner the approvals requested in that certain application filed by Owner with the FERC on August 31, 2012 (as may be amended from time to time) pursuant to Section 3(a) of the Natural Gas Act and the corresponding regulations of the FERC.

“Final Completion” means that all Work and all other obligations under this Agreement for the Project (except for that Work and obligations that survive the termination or expiration of this Agreement), are fully and completely performed in accordance with the terms of this Agreement, including: (i) the successful achievement of Mechanical Completion; (ii) the completion of all Punchlist items; (iii) delivery by Contractor to Owner of fully executed Final Lien and Claim Waivers in the form of Schedules I-5 and I-6; (iv) delivery by Contractor to Owner of all documentation required to be delivered under this Agreement, including Record As-Built Drawings and Specifications and Owner’s Confidential Information; (v) removal from the Site of all of Contractor’s, Subcontractors’ and Sub-subcontractor’s personnel, supplies, waste, materials, rubbish, Hazardous Materials, Construction Equipment, and temporary facilities; (vi) delivery by Contractor to Owner of evidence acceptable to Owner that all Subcontractors and Sub-subcontractors have been fully and finally paid, including fully executed Final Lien and Claim Waivers from all Subcontractors in the form of Schedules I-7 and I-8; (vii) if requested by Owner, fully executed Final Lien and Claim Waivers from Sub-subcontractors in a form substantially similar to the form in Schedules I-7 and I-8; (viii) delivery by Contractor to Owner of a Final Completion Certificate in the form of Schedule R-2 and as required under Section 11.3, which Owner has accepted by signing such certificate; and (ix) performance by Contractor of all other obligations required under this Agreement for Final Completion.

“Final Completion Certificate” has the meaning set forth in Section 11.3.

“Final Lien and Claim Waiver” means the waiver and release forms provided to Owner by Contractor, Subcontractors and, if requested by Owner, Sub-subcontractors in accordance with the requirements of Section 7.3.

“Force Majeure” means catastrophic storms or floods, tornadoes, hurricanes, earthquakes and other acts of God, wars, civil disturbances, terrorist attacks, revolts, insurrections, sabotage, commercial embargoes, epidemics, fires, explosions, Changes in Law and actions of a Governmental Instrumentality that were not requested, promoted, or caused by the affected Party; provided that such act or event (i) delays or renders impossible the affected Party’s performance of its obligations under this Agreement, (ii) is beyond the reasonable control of the affected Party, not due to its fault or negligence, and (iii) could not have been prevented or avoided by the affected Party through the exercise of due diligence, including the expenditure of any reasonable sum. For avoidance of doubt, Force Majeure shall not include any of the following: (a) economic hardship, (b) changes in market conditions, (c) late delivery or failure of Construction Equipment or Equipment, (d) labor availability (unless caused by Force Majeure), strikes other than regional or national strikes, or other similar labor actions, or (e) non-catastrophic climatic conditions (including rain, snow, wind, temperature and other weather conditions), tides, or seasons, or (f) nonperformance or delay by Contractor or its Subcontractors or Sub-subcontractors, unless such nonperformance or delay was otherwise caused by Force Majeure.

“GAAP” means generally accepted accounting principles in the United States of America

“Good Construction Practices” or “GCP” means the generally accepted practices, methods, skill, care, techniques and standards employed by the construction industry with respect to: (i) the procurement, construction, pre-commissioning, commissioning, testing and start-up of interstate natural gas pipelines and related facilities which include Applicable Codes and Standards, Applicable Law and the standards recommended by the suppliers and manufacturers of Equipment provided hereunder; (ii) personnel and plant safety and environmental protection; (iii) optimizing the scheduling of Work; and (iv) optimizing the reliability and availability of the Facility under the operating conditions reasonably expected at the Site, as specified in Attachment A. GCP are not intended to be limited to the optimum practices, methods, techniques or standards to the exclusion of all others, but rather to be a spectrum of reasonable and prudent practices, methods, techniques and standards employed by the construction industry in constructing natural gas pipelines and related facilities.

“Governmental Instrumentality” means any federal, state or local department, office, instrumentality, agency, regulatory body, board or commission having jurisdiction over a Party or any portion of the Work, the Facility or the Site (including OSHA and FERC).

“Guaranteed Dates” mean the Guaranteed Mechanical Completion Date and the Guaranteed Final Completion Date.

“Guaranteed Final Completion Date” has the meaning set forth in Section 5.3A.

“Guaranteed Mechanical Completion Date” has the meaning set forth in Section 5.3A.

“Hazardous Materials” means any substance that under Environmental Law is considered to be hazardous or toxic or is or may be required to be remediated, including (i) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing polychlorinated biphenyls and processes and certain cooling systems that use chlorofluorocarbons, (ii) any chemicals, materials or substances which are now or hereafter become defined as or included in the definition of “hazardous substances,” “hazardous wastes,” “hazardous materials,” “extremely hazardous wastes,” “restricted hazardous wastes,” “toxic substances,” “toxic pollutants,” or any words of similar import pursuant to Environmental Law, or (iii) any other chemical, material, substance or waste, exposure to which is now or hereafter prohibited, limited or regulated by any Governmental Instrumentality, or which may be the subject of liability under Environmental Law for damages, costs or remediation.

“Hourly Rates” has the meaning set forth in Schedules J-1 and J-2.

“Hourly Rates Allowable Costs” has the meaning set forth in Section 7.2A.

“HSE” has the meaning set forth in Section 3.6.

“HSE Plan” has the meaning set forth in Section 3.6.

“Incentive Payment” has the meaning set forth in Section 7.1E.

“Indemnified Party” means any member of the Owner Group or the Contractor Group, as the context requires.

“Indemnifying Party” means Owner or Contractor, as the context requires.

“Independent Engineer” means the engineer(s) employed by Lender.

“Interim Lien and Claim Waiver” means the waiver and release forms provided to Owner by Contractor, Subcontractors and, if requested by Owner, Sub-subcontractors in accordance with the requirements of Section 7.2C.

“Invoice” means Contractor’s request for a payment pursuant to Section 7.1C for progress payments and pursuant to Section 7.3 for final payment, which invoices shall be in the form of Attachment G.

“Key Personnel” or “Key Persons” has the meaning set forth in Section 2.2.

“Key Personnel Liquidated Damages” has the meaning set forth in Section 2.2A.

“Lender” means any entity or entities providing temporary or permanent debt financing to Owner for the Corpus Christi Pipeline Project.

“Liquidated Damages” means Key Personnel Liquidated Damages.

“Major Subcontract” means (i) any Subcontract having an aggregate value in excess of One Hundred Thousand U.S. Dollars (U.S.$100,000) or (ii) multiple Subcontracts with one Subcontractor that have an aggregate value in excess of One Hundred Thousand U.S. Dollars (U.S.$100,000).

“Major Subcontractor” means any Subcontractor with whom Contractor enters, or intends to enter, into a Major Subcontract.

“Major Sub-subcontract” means (i) any Sub-subcontract having an aggregate value in excess of One Hundred Thousand U.S. Dollars (U.S.$100,000) or (ii) multiple Sub-subcontracts with one Sub-subcontractor that have an aggregate value in excess of One Hundred Thousand U.S. Dollars (U.S.$100,000).

“Major Sub-subcontractor” means any Sub-subcontractor with whom a Subcontractor or Sub-subcontractor enters, or intends to enter, into a Major Sub-subcontract.

“Material Adverse Change” has the meaning set forth in Section 9.2B.

“Mechanical Completion” means that all of the following have occurred with respect to the Project: (i) Contractor and Owner have agreed upon a Punchlist of items as set forth in Section 11.2; (ii) the Work has been completed (including the delivery of all documentation, manuals and instruction books necessary for the safe and proper operation), except for Work on the Punchlist, in accordance with the requirements of this Agreement; (iii) the Facility is available for operation and use in accordance with the requirements and specifications of this Agreement; (iv) all applicable Equipment have been satisfactory hydrotested, undergone a satisfactory non-destructive examination and had a geometry tool run through them; (v) Contractor has obtained all Permits other than those listed in Attachment Q; (vi) Contractor has delivered to Owner fully executed Interim Lien and Claim Waivers in the form of Schedules I-1 and I-2, fully executed Interim Lien and Claim Waivers from all Subcontractors in the form of Schedules I-3 and I-4 and, if requested by Owner, fully executed Interim Lien and Claim Waivers from all Sub-subcontractors substantially in the form of Schedules I-3 and I-4, covering all Work up to the date of Mechanical Completion; (vii) Contractor has assigned to or provided Owner with all Warranties to the extent Contractor is obligated to do so pursuant to this Agreement; (viii) Contractor has delivered to Owner the Mechanical Completion Certificate in the form of Schedule R-1 and as required under Section 11.1 and Owner has accepted such certificate by signing such certificate and (ix) Contractor has performed all other obligations required under this Agreement for Mechanical Completion.

“Mechanical Completion Certificate” has the meaning set forth in Section 11.1.

“Milestone Schedule Dates” shall mean those dates for completion of the Schedule Milestones set forth in the Project Schedule in Attachment E.

“Monthly Progress Reports” has the meaning set forth in Section 3.12A.3.

“Monthly Updated CPM Schedule” has the meaning set forth in Section 5.4D.

“Notice to Proceed” or “NTP” means Owner’s full notice to proceed issued to Contractor in accordance with Section 5.2B.

“OSHA” means the Occupational Safety and Health Administration.

“Owner” has the meaning set forth in the preamble.

“Owner Group” means (i) Owner, its parent and subsidiaries, Affiliates, Lender and (ii) the respective co-owners, partners, joint venturers, members, directors, officers, agents, and employees of each Person specified in clause (i) above.

“Owner Representative” means that Person or Persons designated by Owner in a written notice to Contractor who shall have complete authority to act on behalf of Owner on all matters pertaining to the Work, including giving instructions and making changes in the Work. Owner designates Suzanne Hickham, Project Manager, as the Owner Representative. Notification of a change in Owner Representative shall be provided in advance, in writing, to Contractor.

“Owner-Supplied Equipment” has the meaning set forth in Section 4.4.

“Owner’s Confidential Information” has the meaning set forth in Section 17.1.

“Party” or “Parties” means Owner and/or Contractor and their successors and permitted assigns.

“Payment Period” has the meaning set forth in Section 7.2A.

“Permit” means any valid waiver, certificate, approval, consent, license, exemption, variance, franchise, permit, authorization or similar order or authorization from any Governmental Instrumentality required to be obtained or maintained in connection with the Facility, the Site or the Work.

“Person” means any individual or any company, joint venture, corporation, partnership, association, limited liability company, unincorporated organization or other entity having legal capacity, including the Parties, any Subcontractors and Sub-subcontractors, and their respective directors, officers, agents and employees.

“Pre-Existing Contamination” means Hazardous Materials (i) present in concentrations that exceed action levels which trigger a duty to investigate or respond as established under Environmental Law to protect human health and safety, (ii) located at the Site, and (iii) that pre-date Contractor’s and its Subcontractors’ and Sub-subcontractors’ commencement of any Work under this Agreement.

“Product Data” means illustrations, standard schedules, performance charts, instructions, brochures, diagrams and other information furnished by Contractor to illustrate the Equipment for some portion of the Work.

“Project” means the construction, pre-commissioning and testing of the Facility, as further described in this Agreement and Attachment A.

“Project Schedule” means the schedule of dates in which Contractor is required to achieve certain stages of completion of the Facility, including the Milestone Schedule Dates and the Guaranteed Dates, as more particularly described in Section 5.2 and Attachment E.

“Punchlist” means a list of those finishing items required to complete the Work, the completion of which shall not interrupt, disrupt or interfere with the safe and reliable operation or use of all or any part of the Project after Mechanical Completion, as more fully described in Section 11.2 of this Agreement.

“Record As-Built Drawings and Specifications” means final, record Drawings and Specifications showing the “as-built” conditions of the completed Work.

“Recovery Schedule” has the meaning set forth in Section 5.5.

“Reimbursable Costs” means those costs and expenses reimbursable in accordance with Schedule J-1.

“Retainage” means an amount equal to ten percent (10%) of each payment up to Mechanical Completion, which shall be released in accordance with Section 7.6.

“Samples” are physical examples that illustrate Equipment or workmanship and establish certain standards by which the Work will be judged.

“Schedule Milestones” shall mean certain portions of the Work, as further described in the Project Schedule in Attachment E, which Contractor is to complete by the applicable Milestone Schedule Date.

“Scope of Work” means the description of Work to be performed by Contractor as set forth in this Agreement, including Attachment A.

“Site” means any physical location where the Facility is to be constructed, including all Owner property, rights-of-way, FERC-designated temporary work spaces, and easements, as generally set forth in Attachment L.

“Shop Drawings” means drawings, diagrams, schedules and other data specially prepared for the Work by the Contractor or a Subcontractor to illustrate some portion of the Work.

“Soils Data” has the meaning set forth in Section 2.5B.

“Specifications” means those documents consisting of the written requirements for Equipment, standards and workmanship for the Work and performance of related services.

“Subcontract” means an agreement by Contractor with a Subcontractor for the performance of any portion of the Work.

“Subcontractor” means any Person who has a direct contract with Contractor to manufacture or supply Equipment which is a portion of the Work, to lease Construction Equipment to Contractor in connection with the Work, to perform a portion of the Work or to otherwise furnish labor or Equipment in connection with the Work.

“Sub-subcontract” means any agreement by a Subcontractor with a Sub-subcontractor or by a Sub-subcontractor with another Sub-subcontractor for the performance of any portion of the Work.

“Sub-subcontractor” means any Person who has a direct or indirect contract with a Subcontractor or another Sub-subcontractor to manufacture or supply Equipment which comprises a portion of the Work, to lease Construction Equipment to Subcontractor or another Sub-subcontractor in connection with the Work, to perform a portion of the Work or to otherwise furnish labor or Equipment in connection with the Work.

“Taxes” means any and all taxes, assessments, levies, duties, fees, charges and withholdings of any kind or nature whatsoever and howsoever described, including value-added, sales and use taxes (excluding any Texas Sales and Use Taxes on Equipment), gross receipts, license, payroll, federal, state, local or foreign income, environmental, profits, premium, franchise, property, excise, capital stock, import, stamp, transfer, employment, occupation, generation, privilege, utility, regulatory, energy, consumption, lease, filing, recording and activity taxes, levies, duties, fees, charges, imposts and withholding, together with any and all penalties, interest and additions thereto.

“Texas Sales and Use Tax” means Texas state, county, and local-option sales and use tax.

“Unforeseen Subsurface Conditions” means any unforeseen (i) caverns or seismic faults, (ii) boulders or other substantial rock formations; (iii) substantial subsurface artificial obstructions, and (iv) fossils, antiquities or other things of archeological interest, in any case encountered by Contractor in the performance of the Work that (a) are not identified in any soils data or other documents provided to Contractor by Owner or otherwise known or should have been known through GCP, (b) were not discovered or reasonably discoverable by Contractor or any of its Subcontractors or Sub-subcontractors, acting in accordance with GCP, from inspections and investigations performed by Contractor or any of its Subcontractors or Sub-subcontractors prior to the Agreement Date, or from the general knowledge of the Contractor or any of its Subcontractors (related to their portion of the Work) relating to site conditions in the area of the Site, and (c) with respect to (i), (ii) and (iii) only, are materially different from those that are reasonably expected to be encountered due to the nature and location of the Site.

“Warranty” or “Warranties” has the meaning set forth in Section 12.1A.

“Work” means all obligations, duties and responsibilities required of Contractor pursuant to this Agreement, including all Equipment, Construction Equipment, procurement, fabrication, erection, installation, manufacture, delivery, transportation, storage, construction, workmanship, labor, pre-commissioning, commissioning, inspection, testing, start-up and any other services, work or things furnished or used or required to be furnished or used, by Contractor in the performance of this Agreement, including that set forth in Section 3.1 and any Corrective Work.

“30 Day Look-ahead Schedule” has the meaning set forth in Section 5.4E.

1.2 The meanings specified in this Article 1 are applicable to both the singular and plural. As used in this Agreement, the terms “herein,” “herewith,” “hereunder” and “hereof” are references to this Agreement taken as a whole, and the terms “include,” “includes” and “including” mean “including, without limitation,” or variant thereof. Unless expressly stated otherwise, reference in this Agreement to an Article or Section shall be a reference to an Article or Section contained in this Agreement (and not in any Attachments or Schedules to this Agreement) and a reference in this Agreement to an Attachment or Schedule shall be a reference to an Attachment or Schedule attached to this Agreement.

ARTICLE 2

RELATIONSHIP OF OWNER, CONTRACTOR AND SUBCONTRACTORS

2.1 Status of Contractor. The relationship of Contractor to Owner shall be that of an independent contractor. Any provisions of this Agreement which may appear to give Owner or the Owner Representative the right to direct or control Contractor as to details of performing the Work, or to exercise any measure of control over the Work, shall be deemed to mean that Contractor shall follow the desires of Owner or the Owner Representative in the results of the Work only and not in the means by which the Work is to be accomplished, and Contractor shall have the complete right, obligation and exclusive control over the Work as to the manner, means or details as to how to perform the Work. Contractor has no authority to act or make any agreements or representation on behalf of Owner. No employee or agent engaged by Contractor shall be, or shall be deemed to be, an employee or agent of Owner. Nothing herein shall be interpreted to create a master-servant or principal-agent relationship between Contractor, or any of its Subcontractors or Sub-subcontractors, and Owner. Nevertheless, Contractor shall strictly comply with all provisions, terms and conditions of this Agreement, and the fact that Contractor is an independent contractor does not relieve it from its responsibility to fully, completely, timely and safely perform the Work in strict compliance with this Agreement.

2.2 Key Personnel and Contractor Representative.

A. Key Personnel. Attachment B sets forth Contractor’s organizational chart to be implemented for the Work and also contains a list of key personnel (“Key Personnel” or “Key Persons”) from Contractor’s organization or its Subcontractors’ organization who shall be assigned to the Work. Owner shall have the right, but not the obligation, at any time, and with just cause, to request that Contractor replace any Key Person with another employee acceptable to Owner. In such event, Contractor shall replace such Key Person without additional expense to Owner. Key Personnel shall not be removed or reassigned without Owner’s prior written approval. Key Personnel shall be devoted full-time to the Work unless expressly stated in Attachment B or permitted by Owner in writing and Key Personnel shall not be removed or reassigned without Owner’s prior written approval. Furthermore, Owner and Contractor acknowledge and agree the continuity of the Key Personnel on this Project is a material requirement of this Agreement, and that replacement of a Key Person will be detrimental to the Owner and the overall quality of the Work. Except where a Key Person has retired, resigned (and not taken employment with any of the Affiliates of Contractor), or is otherwise unavailable beyond the reasonable control of Contractor due to death, disability or serious illness, if Contractor removes or replaces any Key Personnel without Owner’s express prior written approval in accordance with this Section 2.2A, then Contractor shall pay to Owner the sum of One Hundred Thousand U.S. Dollars (U.S.$100,000) for each Key Person so removed from the Work (“Key Personnel Liquidated Damages”).

B. Contractor Representative. Contractor designates Jim Summers as the Contractor Representative. Notification of a change in Contractor Representative shall be provided in advance, in writing, to Owner. The Contractor Representative is a Key Person.

2.3 Subcontractors and Sub-subcontractors. Owner acknowledges and agrees that Contractor intends to have portions of the Work performed by Subcontractors pursuant to written Subcontracts between Contractor and such Subcontractors, and that such Subcontractors may have certain portions of the Work performed by Sub-subcontractors. All Subcontractors and Sub-subcontractors shall be reputable, qualified firms with an established record of successful performance in their respective trades performing identical or substantially similar work. All Subcontracts and Sub-subcontracts shall be consistent with the terms and provisions of this Agreement. NO SUBCONTRACTOR OR SUB-SUBCONTRACTOR IS INTENDED TO BE OR SHALL BE DEEMED A THIRD-PARTY BENEFICIARY OF THIS AGREEMENT. Contractor shall be fully responsible to Owner for the acts and omissions of Subcontractors and Sub-subcontractors and of Persons directly or indirectly employed by any of them, as Contractor is for the acts or omissions of Persons directly or indirectly employed by Contractor. The Work performed by any Subcontractor or Sub-subcontractor is subject to inspection by Owner, Lender and their representatives to the same extent as the Work of Contractor. All Subcontractors and Sub-subcontractors and their respective personnel are to be instructed by Contractor in the terms and requirements of Owner-approved safety and environmental protection policies and procedures and shall be expected to comply with such policies and procedures. In the event that any personnel do not adhere to such policies and procedures, such personnel shall be removed by Contractor. In no event shall Contractor be entitled to any Contractor’s Compensation or any adjustment in the Project Schedule as a result of compliance with such policies and procedures or any removal of personnel necessitated by non-compliance. Nothing contained herein shall (i) create any contractual relationship between any Subcontractor and Owner, or (ii) obligate Owner to pay or cause the payment of any amounts to any Subcontractor.

2.4 Subcontracts and Sub-subcontracts.

A. Approved List. Attachment P sets forth a list of Subcontractors and Sub-subcontractors that Contractor and Owner have agreed are approved Subcontractors and Sub-subcontractors for the performance of the Work. Approval by Owner of any Subcontractors or Sub-subcontractors does not relieve Contractor of any responsibilities under this Agreement.

B. Additional Proposed Subcontractors. In the event that Contractor is considering the selection of a Subcontractor or Sub-subcontractor not listed on Attachment P that would qualify as a Major Subcontractor or Major Sub-subcontractor, Contractor shall (i) notify Owner of its proposed Major Subcontractor or Major Sub-subcontractor as soon as possible during the selection process and furnish to Owner all information reasonably requested by Owner with respect to Contractor’s selection criteria (including copies of bid packages furnished to prospective Major Subcontractors and Major Sub-subcontractors and the qualifications and responding bids of the proposed Major Subcontractors or Major Sub-subcontractors) , and (ii) notify Owner no less than one (1) Business Day prior to the execution of a Major Subcontract with a Major Subcontractor or Major Sub-subcontract with a Major Sub-subcontractor not listed on Attachment P. Owner shall have the discretion, not to be unreasonably exercised, to reject any proposed Major Subcontractor or Major Sub-subcontractor not listed on Attachment P for a Major Subcontract or Major Sub-subcontract in a timely manner. Contractor shall not enter into any Major Subcontract with a proposed Major Subcontractor or Major Sub-subcontract with a Major Sub-subcontractor that is rejected by Owner in accordance with the preceding sentence.

C. Other Additional Proposed Subcontractors and Sub-subcontractors. For any Subcontractor or Sub-subcontractor not covered by Sections 2.4A or 2.4B, Contractor shall, within fifteen (15) Days prior to the selection of any such Subcontractor or Sub-subcontractor, notify Owner in writing of the selection of such Subcontractor or Sub-subcontractor and inform Owner generally what portion of the Work such Subcontractor or Sub-subcontractor is performing.

D. Delivery of Subcontracts. Contractor shall furnish Owner with a copy of all Subcontracts within five (5) Days after Owner’s request. Notwithstanding the above, Owner’s receipt and review of any Subcontracts under this Section 2.4 shall not relieve the Contractor of any obligations under this Agreement nor shall such action constitute a waiver of any right or duty afforded Owner under this Agreement, or approval of or acquiescence in a breach hereunder.

E. Terms of Major Subcontracts. In addition to the requirements in Section 2.3 and without in any way relieving Contractor of its full responsibility to Owner for the acts and omissions of Subcontractors and Sub-subcontractors, each Major Subcontract and each Major Sub-subcontract shall contain the following provisions:

1. the Major Subcontract and the Major Sub-subcontract may be assigned to Owner or Owner’s Affiliates, at Owner’s sole discretion, without the consent of the respective Major Subcontractor or Major Sub-subcontractor; and

2. the Major Subcontractor and the Major Sub-subcontractor shall comply with and perform for the benefit of Owner all requirements and obligations of Contractor to Owner under this Agreement, as such requirements and obligations are applicable to the performance of the work under the respective Major Subcontract or Major Sub-subcontract, including an indemnity in substance the same as that included in Article 15 and the insurance requirements specified in Article 9.

2.5 Contractor Acknowledgements.

A. The Agreement. Prior to the execution of this Agreement, Contractor has carefully studied the information that forms the Scope of Work and Design Basis listed in Attachment A (including all Drawings and Specifications) and notified Owner of any incomplete, inaccurate or inadequate information in these documents that it has or should have discovered according to GCP. Contractor hereby warrants and represents that, based upon this information provided by Owner, it can procure consumables, construct, pre-commission, , and test the Facility for the Estimated Total Contractor’s Compensation, within the required times set forth in the Project Schedule, and in accordance with all requirements of this Agreement, including Applicable Codes and Standards, Applicable Law and the Warranties. During the performance of the Work, Contractor shall carefully study any additional design information provided by Owner (including any additional Drawings and Specifications and updates thereto) and notify Owner in writing within seven (7) Days of its discovery of any incomplete, inaccurate or inadequate information in such documentation. Accordingly, Contractor (i) hereby agrees that it shall have no right to claim or seek an increase in the Estimated Total Contractor’s Compensation or an adjustment to the Project Schedule with respect to any incomplete, inaccurate or inadequate information or requirements that may be contained or referenced in Attachment A or in any other design information provided by Owner if (a) Contractor recognized, or reasonably should have recognized based upon a careful study of such documentation, that there was incomplete, inaccurate or inadequate information and (b) Contractor failed to notify Owner of such incomplete, inaccurate or inadequate information in accordance with this Section 2.5A and (ii) hereby waives and releases Owner from and against such claims.

B. Conditions of Site. Contractor further agrees that it has made all investigations and inspections that it deems necessary to perform the Work in accordance with the Project Schedule, and understands the climate, terrain and other difficulties that it may encounter in performing the Work, , in accordance with the Project Schedule. Contractor warrants that it has the experience, resources, qualifications and capabilities at its disposal to perform the Work in accordance with the Project Schedule. Except as provided for in Section 2.5B.1, Contractor assumes all risks related to, and waives any right to claim an adjustment in the Estimated Total Contractor’s Compensation or the Project Schedule in respect of, any failure to timely perform the Work in accordance with the Project Schedule as a result of any conditions at the Site or at any other location where the Work is performed, including: (i) river levels (excluding Force Majeure events), topography and subsurface soil conditions; (ii) climatic conditions, tides and seasons (other than Force Majeure); (iii) availability of laborers, Subcontractors and Construction Equipment; (iv) adequate availability and transportation of Equipment; and (v) breakdown or other failure of Construction Equipment. Contractor agrees and acknowledges that (1) any information provided by Owner to Contractor prior to the Agreement Date of this Agreement relating to subsurface soil conditions or topographical conditions (the “Soils Data”) was provided to Contractor for its convenience only; (2) Contractor has been provided with the opportunity to conduct, or cause to be conducted, independent inspections and investigations to determine if the previous tests performed in conjunction with the Soils Data are sufficient to determine and define the subsurface soil conditions and topographical conditions at the Site; (3) the Soils Data shall not be considered a warranty or guarantee, express or implied, of subsurface conditions or topographical conditions existing at the Site; (4) the Soils Data does not constitute a part of this Agreement; and (5) Owner assumes no responsibility for the accuracy and sufficiency of the data contained within the Soils Data nor for Contractor’s interpretation of such data, including the projection of soil-bearing values, rock profiles, soil stability, and the presence, level and extent of underground water.

1. Unforeseen Subsurface Conditions. If Contractor encounters Unforeseen Subsurface Conditions in the performance of the Work, Contractor shall be entitled to a Change Order adjusting the Guaranteed Mechanical Completion Date to the extent allowed under Section 6.9, provided that Contractor complies with the notice and Change Order request requirements set forth in Section 6.6 and uses all reasonable efforts not to disturb such Unforeseen Subsurface Conditions prior to Owner’s investigation. In addition to the foregoing, if such Unforeseen Subsurface Conditions have an adverse effect on the costs of performing the Work, Contractor may request an adjustment to the Estimated Total Contractor’s Compensation in the reasonable amount of such increased costs, and Owner may accept or reject such request in its discretion. If Owner agrees to adjust the Estimated Total Contractor’s Compensation, such adjustment will be set forth in a Change Order.

C. Site Boundaries. Except as otherwise expressly set forth herein or agreed in writing by Owner, Contractor shall confine the Work to the Site. Contractor shall comply with all requirements specified in Attachment L, including all the line lists specified therein. All obligations specified in Attachment L and the line lists shall be Contractor’s responsibility unless expressly stated to be Owner obligations.

D. Existing Improvements. Contractor is responsible for locating, identifying, marking and protecting all existing pipelines, utilities and other improvements: (i) located at or near the Site; (ii) located on adjacent property of a third party; or (iii) which any parts of the Work will cross or affect (collectively, the “Existing Improvements”).

1. Contractor is responsible for notifying One-Call, or its equivalent under Applicable Law for each state in which any Work is to be performed, and notifying all owners of the Existing Improvements before excavating or performing any Work in the area of any Existing Improvements. Contractor shall only cross Existing Improvements, or perform any Work that could affect the Existing Improvements, in accordance with the conditions, requirements and precautions of the owner of the Existing Improvements and the Owner.

2. It shall not be sufficient for Contractor or its Subcontractor only to notify One-Call, or its equivalent under Applicable Law, and rely upon information regarding Existing Improvements provided by the Owner or third persons; rather, Contractor shall independently use available technology and instruments to locate and flag Existing Improvements, in addition to making One-Call, or its equivalent under Applicable Law, notifications.

3. Contractor shall physically verify the identification, location, and marking of Existing Improvements by performing all reasonable and customary tests in accordance with GCP, including probing, hand digging or vacuum unit testing. The Contractor’s health and safety inspector shall verify Contractor’s identification, location and marking of Existing Improvements before any Work may be performed that may affect such Existing Improvements. Owner may, but shall not have the obligation to, oversee and inspect any such identification, location and marking of Existing Improvements.

4. Notwithstanding anything to the contrary herein, Contractor shall be solely responsible for all damage to Existing Improvements (whether belonging to Owner or to third parties) and shall repair any damage to the Existing Improvements, including those that are the property of a third party, resulting from: (i) Contractor’s failure to comply with the requirements of this Section 2.5D; or (ii) Contractor’s failure to exercise reasonable care in performing the Work.

E. Applicable Law and Applicable Codes and Standards. Contractor has investigated to its satisfaction Applicable Law and Applicable Codes and Standards and warrants that it can perform the Work at the Estimated Total Contractor’s Compensation and within the Project Schedule in accordance with Applicable Law and Applicable Codes and Standards. Contractor shall perform the Work in accordance with Applicable Law and Applicable Codes and Standards, whether or not such Applicable Law or Applicable Codes and Standards came into effect before the Agreement Date or during the performance of the Work; provided, however, Contractor shall be entitled to a Change Order for Changes in Law to the extent allowed under Section 6.8A. Except for any Changes in Law for which Contractor is entitled to a Change Order under Section 6.8A, Contractor hereby waives any right to make any claim for adjustment of the Estimated Total Contractor’s Compensation or the Project Schedule in relation to any Changes in Law.

F. Owner’s Consultants. Owner may designate consultants or professionals that are not an employee of Owner to provide certain administrative, management, planning and other services as it deems appropriate to assist with Owner’s rights, remedies and obligations under this Agreement. Such consultants or professionals may, to the extent specified in the agreement between Owner and such consultants or professionals, act for or on behalf of Owner with respect to Owner’s rights, remedies and obligations under this Agreement, which may include receiving certain deliverables and submittals from Contractor, inspecting certain portions of the Work and receiving Contractor’s Confidential Information to the extent necessary to perform such services, as further specified by Owner to Contractor in writing. Under no circumstances shall such consultants or professionals have any authority to amend this Agreement or sign any Change Order.

ARTICLE 3

CONTRACTOR’S RESPONSIBILITIES

3.1 Scope of Work.

A. Generally. Subject to Section 3.1B, the Work shall include all procurement, construction, pre-commissioning, commissioning, start-up and testing of the Facility, all Equipment, Construction Equipment, labor, workmanship, inspection, manufacture, fabrication, installation, delivery, transportation, storage and all other items or tasks that are set forth in this Agreement or otherwise required to achieve Mechanical Completion of the Project and Final Completion, including the Drawings and Specifications and the descriptions of Work and responsibilities provided in Attachment A. Contractor shall perform the Work in accordance with GCP, Applicable Law, Applicable Codes and Standards and all other terms and provisions of this Agreement. It is understood and agreed that the Work shall include any incidental work that can reasonably be inferred as required and necessary to complete the Facility in accordance with this Agreement, including the Drawings and Specifications and the descriptions of Work and responsibilities provided in Attachment A.

B. Exception to Scope of Work. Contractor shall not be responsible for providing (i) those Permits that Owner has agreed to provide under Section 4.2; (ii) those requirements set forth under Sections 4.3; or (iii) the procurement of Owner-Supplied Equipment.

3.2 Specific Obligations. Without limiting the generality of Section 3.1 or the requirements of any other provision of this Agreement, Contractor shall:

A. procure, supply, transport, handle, properly store, assemble, erect and install all Equipment;

B. provide construction, construction management (including the furnishing of all Construction Equipment and all Site supervision and craft labor), civil/structural, electrical, field design, inspection and quality control services required to ensure that the Work is performed in accordance herewith;

C. transport, handle, properly store, assemble, erect and install all Owner-Supplied Equipment;

D. use reasonable efforts to negotiate all guarantees, warranties, delivery schedules and performance requirements with all Subcontractors so that all Subcontracts are consistent with this Agreement, as set forth in Sections 2.3 and 2.4, provided that failure to obtain any such provisions in a Subcontract shall not relieve Contractor of any obligation under this Agreement;

E. pay Subcontractors in a timely fashion in accordance with the respective Subcontracts;

F. pay all Taxes, in connection with the Work in a timely fashion;

G. ensure that the Work is performed in accordance with the Project Schedule;

H. conduct and manage all pre-commissioning and testing of the Facility;

I. obtain all Permits required to perform the Work in accordance with Section 3.8;

J. prepare and furnish to Owner one (1) set of Record As-Built Drawings and Specifications as a condition precedent to Final Completion;

K. replace any Subcontractor(s) who fails to perform its Subcontract obligations; and,

L. obtain and manage all utilities as required by this Agreement, including those required by Section 3.10.

3.3 Contractor’s Tools and Construction Equipment. Contractor shall furnish all Construction Equipment necessary and appropriate for the timely and safe completion of the Work in strict compliance with this Agreement. Notwithstanding anything to the contrary contained in this Agreement, Contractor shall be responsible for damage to or destruction or loss of, from any cause whatsoever, all Construction Equipment owned, rented or leased by Contractor or its Subcontractors or Sub-subcontractors for use in performing the Work. Contractor shall require all insurance policies (including policies of Contractor and all Subcontractors and Sub-subcontractors) in any way relating to such Construction Equipment to include clauses stating that each underwriter will waive all rights of recovery, under subrogation or otherwise, against the Owner Group.

3.4 Employment of Personnel.

A. Contractor shall not employ, or permit any Subcontractor or Sub-subcontractor to employ, in connection with its performance under this Agreement anyone not skilled or qualified, or who is otherwise unfit, to perform the Work assigned to such Person. Contractor agrees to promptly remove (or to require any Subcontractor or Sub-subcontractor to remove) from its services in connection with the Work any Person who does not meet the foregoing requirements. OWNER SHALL HAVE NO LIABILITY AND CONTRACTOR AGREES TO RELEASE, INDEMNIFY, DEFEND AND HOLD HARMLESS THE OWNER GROUP FROM AND AGAINST ANY AND ALL CLAIMS WHICH MAY ARISE OR RESULT FROM CONTRACTOR OR ANY SUBCONTRACTOR OR SUB-SUBCONTRACTOR TERMINATING THE EMPLOYMENT OF OR REMOVING FROM THE WORK ANY EMPLOYEE FOLLOWING A REQUEST BY OWNER TO HAVE SUCH EMPLOYEE REMOVED FROM THE WORK AS SET FORTH ABOVE. Contractor shall promptly replace any such employee at its sole cost and expense.

B. Contractor and its Subcontractors and Sub-subcontractors and the personnel of any of them shall not bring onto the Site: (i) any firearm of whatsoever nature or any other object which in the sole judgment of Owner (a) is determined to be a potential weapon and (b) appears to be intended for use as a potential weapon, unless Applicable Law requires Owner to allow such items on the Site; (ii) alcoholic beverages of any nature; (iii) any substance that creates a hazard and not related to the Work; (iv) illegal or non-prescription drugs of any nature; or (v) any prescription drugs without a valid prescription. Contractor and its Subcontractors and Sub-subcontractors shall abide by and enforce the requirements of this Section 3.4B, and shall immediately remove from the Work and the Site, in accordance with Sections 3.4A and 3.6, any employee or agent of Contractor, Subcontractor or Sub-subcontractor who, in Owner’s sole judgment, has violated the requirements of this Section 3.4B or Section 3.6.

C. Contractor is responsible for maintaining labor relations in such manner that there is harmony among workers. Contractor shall and shall cause its Subcontractors and Sub-subcontractors shall conduct its and their labor relations in accordance with the recognized prevailing local area practices. Contractor shall inform Owner promptly of any labor dispute, anticipated labor dispute, request or demand by a labor organization, its representatives or members which may reasonably be expected to affect the Work. Contractor further agrees to inform Owner, before any commitments are made, during the negotiations of any agreements or understandings with local or national labor organizations.

3.5 Clean-up. Contractor shall, to Owner’s satisfaction, at all times keep the Site free from all waste materials or rubbish caused by the activities of Contractor or any of its Subcontractors or Sub-subcontractors. Without limitation of the foregoing, Contractor shall clean up all such waste materials or rubbish at Owner’s request with reasonable notice. As soon as practicable after the completion of all Punchlist items, Contractor shall with respect to such Work remove all Construction Equipment and other items not constituting part of the Facility and remove all waste material and rubbish from the Site and restore the Site in accordance with all Permits and this Agreement. In the event of Contractor’s failure to comply with any of the foregoing, Owner may accomplish the same; provided, however, that Contractor shall be liable for and pay to Owner (directly or by offset, at Owner’s sole discretion) all costs associated with such removal and/or restoration.

3.6 Safety and Security. Contractor recognizes and agrees that safety and physical security are of paramount importance in the performance of the Work, and that Contractor is responsible for performing the Work in a safe and physically secure manner. Contractor agrees to implement a safety program that is to be received by Owner for its written approval no later than fifteen (15) Days prior to the commencement of the Work at the Site (“HSE Plan”). Contractor further agrees to perform the Work in accordance with the safety and health rules and standards of Applicable Law and such safety program, as approved by Owner. Contractor’s safety program shall include the standards set forth in Attachment H. Owner’s review and approval of Contractor’s safety program shall not in any way relieve Contractor of its responsibility regarding safety, and Owner, in reviewing and approving such safety program, assumes no liability for such safety program. Contractor shall appoint one or more (as appropriate) safety representative(s) acceptable to Owner who shall be resident at the Site, have responsibility to immediately correct unsafe conditions or unsafe acts associated with the Work, act on behalf of Contractor on safety and health matters, and participate in periodic safety meetings with Owner at least once per week. Contractor further agrees to provide or cause to be provided necessary training and safety Construction Equipment, including properly functioning personal protective equipment as appropriate and necessary for the performance of the Work, to its employees, Subcontractors and Sub-subcontractors and enforce the use of such training and safety Construction Equipment. Contractor shall maintain all accident, injury and any other records required by Applicable Law and this Agreement, including Attachment H. Contractor shall fully cooperate with Owner and Owner’s on-Site health, safety and environmental (“HSE”) coordinator in demonstrating safe practices, including full cooperation during any investigations. Should Owner or Owner’s HSE coordinator at any time observe Contractor, or any of its Subcontractors or Sub-subcontractors, performing the Work at the Site in violation of the HSE Plan or in an unsafe manner, or in a manner that would, if continued, violate the requirements of the HSE Plan or become unsafe, then Owner shall have the right (but not the obligation) to require Contractor to stop the affected Work until such time as the manner of performing such Work has been rendered safe; provided, however, that at no time shall Contractor be entitled to Contractor’s Compensation or an adjustment to the Estimated Total Contractor’s Compensation or Project Schedule based on such Work stoppage. Contractor shall be responsible for the security, guarding, lighting, and supervision of the Work until all of the requirements of Mechanical Completion have been satisfied.

3.7 Emergencies. In the event of any emergency endangering life or property in any way relating to the Work, the Facility, or the Site, whether on the Site or otherwise, Contractor shall take such action as may be reasonable and necessary to prevent, avoid or mitigate injury, damage, or loss and shall, as soon as possible, report any such incidents, including Contractor’s response thereto, to Owner. If Contractor has not taken reasonable precautions for the safety of the public or the protection of the Work, and such failure creates an emergency requiring immediate action, then Owner may, but shall be under no obligation to, take reasonable action as required to address such emergency. The taking of any such action by Owner, or Owner’s failure to take any action, shall not limit Contractor’s liability.

3.8 Permits. Other than the Permits listed in Attachment Q, Contractor shall obtain all Permits required to perform the Work, and shall promptly provide information, assistance and documentation to Owner as reasonably requested in connection with the Permits to be obtained or modified by Owner in Attachment Q.

3.9 Books, Records and Audits.

A. Contractor shall keep full and detailed books, construction logs, records, daily reports, accounts, schedules, payroll records, receipts, statements, electronic files, correspondence and other pertinent documents as may be necessary for proper management under this Agreement, as required under Applicable Law or this Agreement, and in any way relating to this Agreement (“Books and Records”). Contractor shall maintain all such Books and Records in accordance with GAAP, and shall retain all such Books and Records for a minimum period of three (3) years after Final Completion of the Project, or such greater period of time as may be required under Applicable Law.

B. Upon reasonable notice, Owner, Lender and any of its representatives, including Independent Engineer, shall have the right to audit or to have audited Contractor’s Books and Records; provided, however, such parties shall not have the right to audit or have audited Contractor’s Books and Records in connection with the internal composition of any compensation that is fixed in amount hereunder (including any fixed, percentage markups for overhead and profit), except to the extent that any such compensation has any bearing with respect to (i) any claims brought by Contractor for extra compensation or schedule relief and such claims depend in whole or in part on the internal composition of any such fixed amounts, (ii) any proceeding (including any civil, criminal or administrative proceeding or investigation) before any Governmental Instrumentality in which Owner is involved, (iii) any litigation brought by third parties against Owner and such internal composition of any fixed amounts is in Owner’s reasonable opinion necessary to defend against such litigation, (iv) any request by Owner’s customers, (v) regulatory compliance, standards or demands, (vi) any amounts for which Contractor seeks payment if this Agreement is terminated by Owner under Sections 14.1 or 14.2, or (vii) Owner’s right to withhold payment under this Agreement where such internal composition of any fixed amounts is necessary, in Owner’s reasonable opinion, to determine the amount of withholding. When requested by Owner, Contractor shall provide the auditors with reasonable access to all such Books and Records, and Contractor’s personnel shall cooperate with the auditors to effectuate the audit or audits hereunder. The auditors shall have the right to copy all such Books and Records. Contractor shall bear at its own cost and expense all costs incurred by it in assisting Owner with audits performed pursuant to this Section 3.9. Contractor shall include audit provisions identical to this Section 3.9 in all Subcontracts. The restrictions in this Section 3.9B to the audit rights of Owner shall not be used by Contractor to avoid any obligations Contractor might have to produce documents under Applicable Law or in any litigation or arbitration against Contractor.

C. Contractor shall not, and shall provide that its Subcontractors, Sub-subcontractors and agents or employees of any of them shall not, without Owner’s prior written approval, (i) pay any commissions or fees, or grant any rebates, to any employee or officer of Owner or its Affiliates, (ii) favor employees or officers of same with gifts or entertainment of a significant cost or value, or (iii) enter into any business arrangements with employees or officers of same.

3.10 Temporary Utilities, Roads, Facilities and Storage. Contractor shall provide, maintain, and remove from the Site upon Final Completion of the Work, all temporary offices, structures for the use of its employees and Owner, sheds, and storage facilities, complete with all related utilities (i.e., electricity, water, communication, cable, telephone, waste and sewer). Contractor shall provide all temporary utilities necessary to perform and test the Work. All Equipment and other items comprising part of the Work stored at a location other than on the Site shall be segregated from other goods, and shall be clearly marked as “Property of Cheniere.” Contractor shall maintain storage areas for such materials and other items in an orderly condition.

3.11 Hazardous Materials. Contractor shall not, nor shall it permit or allow any Subcontractor or Sub-subcontractor to, bring any Hazardous Materials on the Site; provided, however, that Contractor may bring onto the Site such Hazardous Materials as are necessary to perform the Work so long as the same is done in compliance with Environmental Law, Applicable Codes and Standards and the requirements of this Agreement (including the requirements specified in Attachment H), and Contractor shall be responsible for proper tagging and warning labels and shall remain responsible and strictly liable for all such Hazardous Materials. If Contractor or any Subcontractor or Sub-subcontractor encounter Pre-Existing Contamination at the Site, and Contractor or any Subcontractor or Sub-subcontractor knows or suspects that such material is Hazardous Material, Contractor and its Subcontractors and Sub-subcontractors shall immediately stop Work in the affected area and notify Owner. If under such circumstances Contractor or any of its Subcontractors or Sub-subcontractors fail to stop Work and notify Owner, Contractor shall be responsible and liable to Owner for all damages, costs, losses and expenses to the extent relating to such failure. Contractor shall dispose of all non-hazardous wastes and Hazardous Materials generated during performance of the Work at Owner-approved disposal facilities off-Site which are permitted to receive such wastes and Hazardous Materials.

3.12 Reports and Meetings.

A. Reports. Contractor shall provide Owner with one (1) hardcopy and an electronic copy of progress reports and such other information as reasonably requested by Owner, including the following:

1. Minutes for all weekly status and other Project related meetings with Owner within five (5) Days following such meeting;

2. Safety incident reports within three (3) Days of the occurrence of any such incident, including “near miss” incidents wherein no individual was injured or property was damaged; provided, however, preliminary safety incident reports shall be provided within twenty-four (24) hours of such incident;

3. Monthly progress reports (“Monthly Progress Reports”), in a form acceptable to Owner and containing the information required in Attachment O. Contractor shall provide the Monthly Progress Report no later than five (5) Days after the end of each Month, which shall be submitted with the Invoice for such Month, and the Monthly Progress Report shall cover activities up through the end of the previous Month. Contractor shall provide Owner with the number of copies of such reports and shall arrange for the distribution thereof as Owner may reasonably request; and

4. Look-ahead schedule in accordance with Section 5.4E of this Agreement.

B. Meetings. A weekly progress meeting, or as deemed necessary and required by Owner, shall be held at the Site or at an alternate site mutually agreeable to Owner and Contractor, to discuss the matters described in Attachment O for the prior week. A Monthly progress meeting, or as deemed necessary and required by Owner, shall be held by Contractor at the Site, or at an alternate site mutually agreeable to Owner and Contractor, to discuss the matters described in Attachment O for the prior Month and to review the Monthly Progress Report for that Month with Owner.

3.13 Title to Materials Found. As between Owner and Contractor, the title to water, soil, rock, gravel, sand, minerals, timber, and any other materials developed or obtained in the excavation or other operations of Contractor, any Subcontractor or Sub-subcontractor and the right to use said materials or dispose of same is hereby expressly reserved by Owner. Contractor may, at the sole discretion of Owner, be permitted, without charge, to use in the Work any such materials that comply with the requirements of this Agreement.

3.14 Cooperation with Others. Contractor acknowledges that Owner, other contractors and other subcontractors or other Persons may be working at the Site during the performance of this Agreement and the Work or use of certain facilities may be interfered with as a result of such concurrent activities. Contractor shall coordinate the Work with the work of Owner’s other contractors, if any, in such manner to ensure that no delay or interference in completion of any part or all of the Corpus Christi Pipeline Project. Contractor shall perform all construction of the Facility (including cutting, fitting, patching, sleeving, grouting, and sealing) and all other Work that (i) may be required to fit the Work to the work of others, to receive the work of others, or to be received by the work of others, as shown in or reasonably implied by this Agreement, (ii) is required or reasonably implied by this Agreement to achieve consistency and compatibility with the design elements being penetrated, or (iii) is required or reasonably implied by Applicable Law. Notwithstanding the above, Contractor acknowledges that Bechtel Oil, Gas and Chemicals, Inc. (“Bechtel”), is the contractor working on the Corpus Christi Liquefaction Project at the site of the tie-in point and that Contractor will use the same access to the Site access as Bechtel. Contractor shall not interfere with or delay the work of Bechtel. Contractor agrees that it and the Work are secondary and Bechtel and its work are primary and take priority over the Work and the Project.

3.15 Responsibility for Property. Contractor shall plan and conduct the performance of the Work so that neither Contractor nor any of its Subcontractors or Sub-subcontractors shall (i) enter upon lands (other than the Site) or waterbodies in their natural state unless authorized by Owner in writing; (ii) close or obstruct any utility installation, highway, waterway, harbor, road or other property unless and until Permits and Owner’s written permission therefore have been obtained; (iii) disrupt or otherwise interfere with the operation of any portion of any pipeline, telephone, conduit or electric transmission line, ditch, navigational aid, dock or structure unless and until otherwise specifically authorized by Owner in writing; (iv) damage any property in (ii) or (iii); and (v) damage or destroy maintained, cultivated or planted areas or vegetation (such as trees, plants, shrubs, shore protection, paving, or grass) on the Site or adjacent thereto which, as determined by Owner, do not interfere with the performance of this Agreement. The foregoing includes damage arising from performance of the Work through operation of Construction Equipment or stockpiling of materials. Contractor shall be fully responsible for all damages, losses, costs and expenses arising out of damage to the Site and shall promptly restore at its own cost and expense the Site to the condition it was in before such damage. Contractor and its Subcontractors and Sub-subcontractors shall coordinate and conduct the performance of the Work so as to not interfere with or disrupt the use and peaceful enjoyment of any adjacent property to the Site.

3.16 Used or Salvaged Materials. If, after Mechanical Completion, Contractor has any Equipment that it purchased for the Project but did not incorporate into the Facility, and if Contractor does not desire to keep such Equipment for its own use, Owner has the option of either taking such Equipment at no cost to Owner or requiring that Contractor haul such Equipment off the Site; provided that if such Equipment was purchased pursuant to a unilateral Change Order in accordance with Section 6.1C or 6.2D, Owner shall have the right, at its option, to keep such Equipment for no additional cost or require that Contractor haul such Equipment off the Site.

3.17 Compliance with Real Property Interests. Contractor shall, in the performance of the Work, comply, and cause all Subcontractors to comply, with any easement, lease, right-of-way or other property interests that affect or govern the Site or any other real property used for the purposes of completing the Work, including any insurance or indemnification restrictions or obligations therein, to the extent such easement, lease, right-of-way or other property interests relate to the performance of the Work that are known to Contractor or its Subcontractors or made known to Contractor by Owner.

3.18 Subordination of Liens. Contractor hereby subordinates any mechanics’ and materialmen’s liens or other claims or encumbrances that may be brought by Contractor against any or all of the Work, the Site or the Project to any liens granted in favor of Lender (other than any Lender that is an Affiliate of Owner), whether such lien in favor of Lender is created, attached or perfected prior to or after any such liens, claims or encumbrances, and shall require its Major Subcontractors and Major Sub-subcontractors to similarly subordinate their lien, claim and encumbrance rights. Contractor agrees to comply with reasonable requests of Owner for supporting documentation required by Lender in connection with such subordination, including any necessary lien subordination agreements. Nothing in this Section 3.18 shall be construed as a limitation on or waiver by Contractor of any of its rights under Applicable Law to file a lien or claim or otherwise encumber the Project as security for any undisputed payments owed to it by Owner hereunder which are past due; provided that such lien, claim or encumbrance shall be subordinate to any liens granted in favor of Lenders.

3.19 Review of Shop Drawings. Contractor shall provide to Owner and its designated consultants, for their review and approval, a schedule setting forth the dates when Shop Drawings, Product Data, Samples and similar submittals required by this Agreement shall be submitted to Owner and its designated consultants. Such schedule shall be developed so that it causes no delay in the Work or the activities of Owner or its separate contractors. Contractor shall review, approve and submit to Owner and any consultants designated by Owner all Shop Drawings, Product Data, Samples and similar submittals required by this Agreement in accordance with the schedule approved by Owner. However, Contractor shall perform no portion of the Work requiring submittal and review of Shop Drawings, Product Data, Samples or similar submittals until the respective submittal has been approved by Owner. Owner will review and respond to all Shop Drawings, Product Data, Samples and similar submittals with reasonable promptness. Thereafter, Work shall be in accordance with approved submittals. By approving and submitting Shop Drawings, Product Data, Samples and similar submittals, Contractor represents that it has determined and verified materials, field measurements and field construction criteria related thereto, or will do so, and has checked and coordinated the information contained within such submittals with the requirements of the Work and of this Agreement. Contractor shall not be relieved of responsibility for deviations from requirements of this Agreement by Owner’s or an Owner consultant’s approval of Shop Drawings, Product Data, Samples or similar submittals. Contractor shall not be relieved of responsibility for errors or omissions in Shop Drawings, Product Data, Samples or similar submittals by approval thereof by Owner or Owner consultant. Contractor shall direct specific attention, in writing or on resubmitted Shop Drawings, Product Data, Samples or similar submittals, to revisions other than those requested by Owner or an Owner consultant. Unless agreed to in advance by Owner in writing, Owner and its consultants shall have at least fourteen (14) Days after receipt of a submittal to respond, provided that such submittal is provided in accordance with the approved submittal schedule.

3.20 Layout. Contractor shall be responsible for its layout, and shall protect and preserve all installed engineering data, benchmarks, and other layout points. Contractor shall take all necessary precautions to ensure that such data are not damaged, destroyed, altered, or changed. Re-engineering or reinstallation, if required, shall be performed at Contractor’s sole cost and expense.

3.21 Substitutions. Contractor shall not make any substitutions for Equipment or manufacturers in the Drawings or Specifications without Owner’s prior written approval. All requests for substitutions shall be submitted in writing to Owner. Such requests shall include supporting data and Samples, if required to permit a fair evaluation of the quality, serviceability, warranty, and other pertinent aspects of the proposed substitute. Requests for substitutions shall also state the effect of the substitute on the cost and the Project Schedule. Owner may accept or reject a proposed substitution in its sole discretion.

3.22 Quality Control. No later than thirty (30) Days after the date Owner issues the NTP, Contractor shall submit to Owner for its review and approval, a Work-specific quality control and quality assurance plan, and inspection plan, including inspection procedures, in accordance with this Section 3.22 and the requirements in Attachment A. If Contractor is ISO certified, such plans shall be in accordance with ISO 9001:2000. Contractor shall promptly modify such Project-specific quality control and quality assurance plan and inspection plan to incorporate all comments provided by Owner, if any. Owner’s approval of Contractor’s quality control and assurance plan, inspection plan and inspection procedure shall in no way relieve Contractor of its responsibility for performing the Work in compliance with this Agreement. As part of the quality control and assurance plan, inspection plan and inspection procedure, Contractor shall keep a daily log of inspections performed, and Contractor shall make available at the Site for Owner’s review a copy of all such inspections.

3.23 Commercial Activities. Neither Contractor nor its employees shall establish any commercial activity or issue concessions or permits of any kind to third parties for establishing commercial activities on the Site or any other lands owned or controlled by Owner.

3.24 Taxes. Contractor shall be responsible for the payment of all Taxes in connection with the Work, excluding any Texas Sales and Use Taxes on Equipment.

3.25 Tax Accounting.

A. Within a reasonable period of time following a request therefor, Contractor shall provide Owner with any information regarding quantities, descriptions and prices of any Equipment installed on or ordered for the Project and any other information, including Books and Records, as Owner may deem reasonably necessary in connection with the preparation of its tax returns or other tax documentation or the determination of Equipment that constitutes tax exempt Equipment.

B. Contractor acknowledges that Owner is pursuing ad valorem tax abatements through the Texas Commission on Environmental Quality, and upon request, Contractor shall provide documentation related to the cost of Equipment, including Equipment cost, cost of fabrication and design specifications, installation labor costs and overhead and other indirect costs. Documentation shall consist of asset name or reference number, a description of the asset, invoice copies showing Subcontractor name, invoice number, delivery date, and purchase amount. Contractor agrees to offer similar assistance to Owner toward any other federal, state or local program that is enacted and would allow for a reduction, rebate, or exemption of (i) Taxes, (ii) Texas Sales and Use Tax, or (iii) a grant of economic development incentives.

C. In the event that Contractor fails to provide the documentation described in Sections 3.25A and 3.25B, Contractor shall be responsible to Owner for any resulting reduction in the tax benefit amount that

Owner would otherwise be entitled to receive under the relevant federal, state or local program that is enacted and would allow for a reduction, rebate, or exemption of (i) Taxes, (ii) Texas Sales and Use Tax, or (iii) a grant of economic development incentives. Contractor shall be liable for and shall pay Owner, within thirty (30) Days after receipt of Owner’s invoice, the amount of such reduction as reasonably calculated by Owner in its sole judgment.

ARTICLE 4

OWNER’S RESPONSIBILITIES

Owner shall comply with the following provisions in a timely manner:

4.1 Payment. Owner shall timely pay Contractor’s Compensation in accordance with the provisions of Article 7.

4.2 Permits. Owner shall be responsible for obtaining the Permits listed in Attachment Q. To the extent Owner has not obtained any Permits prior to the Agreement Date, Owner shall obtain such Permits in accordance with the schedule contained in Attachment Q and Owner shall provide Contractor with copies of such Permits within seven (7) Days after obtaining them.

4.3 Access to the Site. Owner shall provide Contractor with reasonable access to the Site on which the Facility is to be physically situated. Subject to Section 3.14 and 3.17, such access on the Site shall be sufficient to permit Contractor to progress with the Work without substantial interruption or interference; provided that, Contractor acknowledges and agrees that such access shall be further limited by the restrictions and limitations set forth in Attachment A and the related rights of ways, easements and other property interests that affect or govern the Site.

4.4 Owner-Supplied Equipment. Owner shall be solely responsible for the procurement of the Equipment specifically designated on Attachment N (“Owner-Supplied Equipment”). Owner shall cause the Owner-Supplied Equipment to be available to Contractor at those respective locations and times specified in Attachment N. Thereafter, Contractor will be responsible for retrieving the Owner-Supplied Equipment from such location, loading it onto Contractor’s vehicles and transporting the Owner-Supplied Equipment to the Site for incorporation into the Work, all in compliance with the requirements in Attachment A. Prior to loading and transporting the Owner-Supplied Equipment from the location at which it is made available to Contractor, Contractor shall visually inspect all Owner-Supplied Equipment for damage, or insufficiency in quantity or kind for performance of the Work. If any of the Owner-Supplied Equipment is damaged or insufficient in number or kind, Contractor shall notify the Owner prior to loading and, if practical, wait for Owner’s instructions as to such damaged or insufficient items. If the Owner-Supplied Equipment is free of damage and of sufficient quantity and kind, Contractor shall store, transport, keep segregated, identify, and use in a reasonably economical manner all such Owner-Supplied Equipment. The inspection of the Owner-Supplied Equipment shall be performed in accordance with Owner’s inspection procedures. Contractor shall properly document and control all Owner-Supplied Equipment from the time of receipt and forward all bills of lading, packing slips and/or delivery tickets to Owner as reasonably promptly as possible.

4.5 Texas Sales and Use Tax Matters.

A. Texas Sales and Use Taxes Manufacturing Exemption on Equipment.

1. For Texas Sales and Use Tax purposes, this Agreement shall be considered to be a separated contract for the construction of new non-residential real property as defined under Applicable Law, including 34 Tex. Admin Code §3.291(a)(13). Contractor shall ensure that all Subcontracts and Sub-subcontracts are separated for Texas Sales and Use Tax purposes.

2. Equipment List. The Equipment Price for each item of Equipment is contained in Attachment T (“Equipment List”), which has been prepared to satisfy the requirements of Texas Applicable Law for a separated contract. Contractor shall update the Equipment List to reflect Change Orders and provide such updated list to Owner within ten (10) Business Days of any updates.

3. Owner shall issue a Texas direct pay exemption certificate to Contractor, and Contractor shall not invoice Owner for any Texas Sales and Use Tax on Equipment. Pursuant to direct pay permit status, Owner shall pay applicable Texas Sales and Use Tax on Equipment directly to the State of Texas.

B. Additional Contractor Texas Sales and Use Tax Responsibilities. For Texas Sales and Use Tax purposes, Contractor shall be considered a retailer of all Equipment incorporated into the Work. Contractor shall issue a valid Texas Sales and Use Tax resale exemption certificate for Equipment to its Subcontractors and shall cause its Subcontractors to issue a valid Texas Sales and Use Tax resale exemption certificate for Equipment to Sub-subcontractors.

ARTICLE 5

COMMENCEMENT OF WORK, PROJECT SCHEDULE, AND SCHEDULING OBLIGATIONS

5.1 Timely Commencement and Completion of Work. Upon Contractor’s receipt from Owner of an LNTP or NTP, Contractor shall immediately commence the performance of the Work specified in such LNTP or NTP. Contractor specifically acknowledges that time is of the essence in the performance of all of Contractor’s obligations under this Agreement.

5.2 Limited Notice to Proceed/Notice to Proceed.

A. Limited Notice to Proceed. At any time prior to the date of issuance of an NTP, Owner may issue an LNTP which shall authorize Contractor to commence performance of a specified portion of the Work. An LNTP shall specify the maximum total cost of such specified Work, and Contractor shall be paid for such specified Work pursuant to the terms and conditions of this Agreement. The LNTP shall be issued in the form attached hereto as Schedule C-1.

B. Notice to Proceed. Unless otherwise specifically set forth in an LNTP, Contractor shall not commence performance of the Work until Owner issues NTP authorizing the same pursuant to the terms and conditions of this Agreement. Upon Contractor’s receipt from Owner of NTP, Contractor shall immediately commence with the performance of the Work. The NTP shall be issued in the form attached hereto as Schedule C-2.

5.3 Project Schedule. Contractor shall perform the Work in accordance with the Project Schedule set forth in this Section 5.2 and in Attachment E. The Project Schedule may only be adjusted by Change Order as provided under this Agreement.

A. Guaranteed Mechanical Completion Date. Contractor shall achieve Mechanical Completion by November 30, 2017 (“Guaranteed Mechanical Completion Date”). The Guaranteed Mechanical Completion Date shall only be adjusted by Change Order as provided under this Agreement.

B. Guaranteed Final Completion Date. Contractor shall achieve Final Completion no later than thirty (30) Days after achieving Mechanical Completion of the Project (“Guaranteed Final Completion Date”). The Guaranteed Final Completion Date shall only be adjusted by Change Order as provided under this Agreement.

5.4 CPM Schedule.

A. CPM Schedule Submissions. Within thirty (30) Days after the Agreement Date of this Agreement, Contractor shall prepare and submit to Owner for its review and written acceptance a detailed resource/man-hour loaded critical path method schedule for the Work using the latest version of Microsoft Project (“CPM Schedule”) in native electronic format and portable document format (“pdf”).

B. In General. The CPM Schedule shall be consistent with the Project Schedule, including the Milestone Schedule Dates and the Guaranteed Dates and shall represent Contractor’s best judgment as to how it shall complete the Work in compliance with the Project Schedule, including the Milestone Schedule Dates and the Guaranteed Dates. The CPM Schedule shall, at a minimum, be detailed at a level 4 (with each activity containing Work for one discipline or craft having reasonable durations according to GCP for all activities for the Project (including procurement, construction, pre-commissioning, commissioning, testing and start-up) and shall comply with GCP. Without limitation of the foregoing, the CPM Schedule shall: (i) show the duration, early/late start dates, early/late finish dates and available total float value for each activity, show a unique activity number, activity description, actual start/finish dates, remaining duration, physical percent complete and reflect logical relationships between activities, show an uninterrupted critical path from the NTP through Mechanical Completion and each of the Schedule Milestones; (ii) be tagged by activity codes to allow sorting and filtering by responsible contractor, subcontractor, client activities, discipline, craft, equipment title, area, engineering, procurement and construction, (iii) cost-loaded to reflect Contractor’s expected payments during the progress of the Work; and (iv) be man-hour loaded to reflect the projected manpower to be used per activity (whether provided by Contractor or any Subcontractor or Sub-subcontractor), showing the number of personnel, the positions and titles of such personnel, and a general description of the Work being performed. Contractor shall use the CPM Schedule in planning, organizing, directing, coordinating, performing and executing the Work, and the CPM Schedule shall be the basis for evaluating progress of the Work. The CPM Schedule shall reflect the critical path from NTP to Mechanical Completion.

C. Owner Review of CPM Schedule. Owner may review the CPM Schedule for general conformance with this Agreement, including the Project Schedule, and issue written comments, proposed changes and/or written rejection of such CPM Schedule. If Owner reasonably determines that the CPM Schedule does not conform to this Agreement or the Project Schedule in any respect, Contractor shall promptly revise and resubmit the CPM Schedule to Owner. Once the CPM Schedule and the required submittals have been accepted by Owner, this version of the CPM Schedule shall be the baseline CPM Schedule for the Work. Owner’s review or acceptance of the CPM Schedule shall not relieve Contractor of any obligations for the performance of the Work, change any Milestone Schedule Date or any Guaranteed Date, nor shall it be construed to establish the reasonableness of the CPM Schedule. Notwithstanding any review or acceptance by Owner of the baseline CPM Schedule or any Monthly Updated CPM Schedule, Owner shall be entitled to reasonably rely upon the baseline CPM Schedule and any Monthly Updated CPM Schedules, including reliance that Contractor has developed a comprehensive, reasonable and accurate schedule to plan, organize, direct, coordinate, perform, execute and complete each portion of the Work within the times set forth in the Project Schedule (as may be adjusted in accordance with this Agreement).

D. Monthly Updates to CPM Schedule. After approval by Owner of the baseline CPM Schedule, Contractor shall manage and update the CPM Schedule no less frequently than once per Month with the latest release of Microsoft Project to reflect the actual progress to date (“Monthly Updated CPM Schedule”); provided, however, Contractor may not modify any Milestone Schedule Date or any Guaranteed Date without a Change Order being executed pursuant to this Agreement, nor shall Contractor change any dates that relate to Owner’s obligations without obtaining Owner’s written consent. If Contractor changes the schedule activities, logic, durations, codes or cost-loading with respect to any activity, Contractor shall provide Owner with a written explanation of each such change along with such Monthly Updated CPM Schedule. The Monthly Updated CPM Schedule shall be in the same detail and form as required by the CPM Schedule and shall be submitted by Contractor to Owner with each Invoice. Contractor shall promptly correct any errors or inconsistencies in the updates to the CPM Schedule identified to Contractor by Owner and resubmit a corrected Monthly Updated CPM Schedule for Owner’s review.

E. 30 Day Look-ahead Schedule. No later than the first (1st) Day of each Month, Contractor shall submit to Owner a 30 Day look-ahead schedule (“30 Day Look-ahead Schedule”), which shall be based on the CPM Schedule showing in detail the activities to be performed during the next thirty (30) Days, including target dates and forecast or actual dates for each activity, shall be detailed (at a minimum) at a level 4 and shall meet all other requirements of a Monthly Updated CPM Schedule as described in Section 5.4D.

F. Other Reporting. Without limitation to Contractor’s other reporting requirements under this Agreement, Contractor shall provide to Owner the following reports on a weekly or Monthly basis, as required and described in greater detail in Attachment O: (i) Gantt charts organized by activity codes, (ii) major Equipment logs showing bid, purchase order and delivery dates, (iii) construction installation logs showing budget quantities, achieved quantities and forecast quantities, (iv) manhour curves for construction showing craft budget quantities, achieved quantities and forecast quantities by date, (v) Invoice and payment log showing Invoice numbers, dates, and amounts and payment receipt dates, and (vi) Change Order logs showing tracking numbers, descriptions, amounts, submittal dates and status (pending, approved or rejected).

G. Form of Submittals. All submittals by Contractor to Owner of the CPM Schedule and any Monthly Updated CPM Schedule shall be in both native electronic Microsoft Project format and paper format. Two (2) hard copies of each submittal shall be provided to Owner and one (1) electronic copy shall be provided to Owner in a mutually agreeable form.

H. Withholding. If Contractor fails to comply with its scheduling obligations under this Agreement, including those set forth in this Section 5.4 and in Sections 5.5 and 5.6, then Owner may withhold any and all further Contractor Fee payments otherwise owing Contractor until such failure is corrected.

5.5 Recovery and Recovery Schedule. If, at any time during the prosecution of the Work, (i) either (a) the Monthly Updated CPM Schedule or Monthly Progress Report show that any activity on a critical path of the CPM Schedule is delayed such that Mechanical Completion or Final Completion is forecasted to occur ten (10) or more Days after the applicable Guaranteed Date or a Schedule Milestone is forecasted to occur ten (10) or more Days after the applicable Milestone Schedule Date, (b) Contractor fails to provide a Monthly Updated CPM Schedule in compliance with the requirements of this Agreement and Owner reasonably determines that any activity on a critical path is delayed such that Mechanical Completion or Final Completion is forecasted to occur ten (10) or more Days after the applicable Guaranteed Date or a Schedule Milestone is forecasted to occur ten (10) or more Days after the applicable Milestone Schedule Date or (c) Contractor fails to achieve a Schedule Milestone within ten (10) Days after the applicable Schedule Milestone Date and (ii) Contractor or any of its Subcontractors or Sub-subcontractors are in Owner’s reasonable judgment responsible for such delay, then Owner may, in addition to any other remedies that it may have under this Agreement, require that Contractor prepare a schedule to explain and display how it intends to regain compliance with the CPM Schedule during the immediate subsequent pay period or other period selected by Owner (“Recovery Schedule”) Contractor shall do the following after written notification by Owner of the requirement for a Recovery Schedule:

A. Within five (5) Business Days of such written notification, Contractor shall prepare the Recovery Schedule and submit it to Owner for its review. Contractor shall prepare the Recovery Schedule even if Contractor disputes Owner’s determination of the need for a Recovery Schedule. The Recovery Schedule shall represent Contractor’s best judgment as to how it shall regain compliance with the CPM Schedule within the immediate subsequent pay period or such other period selected by Owner. The Recovery Schedule shall be prepared in accordance with GCP and to a similar level of detail as the CPM Schedule, and shall have (unless otherwise specified in writing by Owner) a maximum duration of sixty (60) Days.

B. Within five (5) Business Days of such submittal, Contractor shall participate in a conference with Owner, and with any other Person, including Subcontractors and Sub-subcontractors, whom Owner designates to participate, to review and evaluate the Recovery Schedule. Any revisions necessary as a result of this review shall be resubmitted for review by Owner within three (3) Days of the conference. The revised Recovery Schedule shall then be the schedule which Contractor shall use in planning, organizing, directing, coordinating, performing, and executing the Work (including all activities of Subcontractors and Sub-subcontractors) for the duration specified in Section 5.5A, to regain compliance with the CPM Schedule.

C. Five (5) Days prior to the expiration of the Recovery Schedule, Contractor shall meet with Owner at the Site to determine the effectiveness of the Recovery Schedule and to determine whether Contractor has regained compliance with the CPM Schedule. At the direction of Owner, one of the following shall happen:

1. If, in the opinion of Owner, Contractor is still behind schedule, Contractor shall be required to prepare another Recovery Schedule pursuant to Section 5.5A above, to take effect during the immediate subsequent pay period or other period selected in writing by Owner. Contractor shall prepare such Recovery Schedule even if Contractor disputes Owner’s opinion.

2. If, in the opinion of Owner, Contractor has sufficiently regained compliance with the CPM Schedule, Contractor shall return to the use of the CPM Schedule.

D. In preparing and executing the Recovery Schedule, Contractor shall take all steps necessary to regain compliance with the CPM Schedule, including establishing additional shifts, hiring additional manpower, paying or authorizing overtime, providing additional Construction Equipment, and resequencing activities.

E. In no event shall Contractor be entitled to any adjustment in the Estimated Total Contractor’s Compensation as a result of Owner’s requirement, review and approval of the Recovery Schedule. In addition,

Owner’s requirement, review and approval of the Recovery Schedule shall not: (i) relieve Contractor of any obligations for the performance of the Work; (ii) change any Milestone Schedule Date or any Guaranteed Date; (iii) or be construed to establish the reasonableness of the Recovery Schedule.

5.6 Acceleration and Acceleration Schedule. Even if the Work is otherwise in compliance with the CPM Schedule and Milestone Schedule Dates, Owner may, at any time, direct Contractor by unilateral or mutually agreed Change Order to accelerate the Work by, among other things, establishing additional shifts, paying or authorizing overtime, providing additional Construction Equipment or expediting Equipment, provided, however, in no event shall Owner order with an unilateral Change Order acceleration of the Work requiring Contractor to achieve Mechanical Completion or Final Completion prior to the respective, original Guaranteed Mechanical Completion Date or the Guaranteed Final Completion Date. In the event of this directive, Owner’s sole liability shall be to pay to Contractor any documented costs (plus the Contractor Fee and Corporate Overhead associated with such costs) clearly and solely attributable to such acceleration. Any adjustment to the Estimated Total Contractor’s Compensation or any other Changed Criteria that the Parties agree will be changed by such acceleration for Owner’s acceleration of the Work shall be implemented by Change Order. If Owner directs Contractor to accelerate the Work, Contractor shall immediately commence and diligently perform the acceleration of the Work as directed by Owner, and shall prepare a schedule to explain and display how it intends to accelerate the Work and how that acceleration will affect a critical path of the CPM Schedule (the “Acceleration Schedule”). With respect to the Acceleration Schedule, Contractor shall do the following:

A. No later than the tenth (10th) Day after such directive, Contractor shall prepare the Acceleration Schedule and submit it to Owner for its review. The Acceleration Schedule shall represent Contractor’s best judgment as to how it shall satisfy Owner’s acceleration directive. The Acceleration Schedule shall be prepared using GCP and to a similar level of detail as the CPM Schedule.

B. On the tenth (10th) Day after such directive (or such longer time as specified in writing by Owner), Contractor shall participate in a conference with Owner, and with any other Person, including Subcontractors and Sub-subcontractors, whom Owner designates to participate, to review and evaluate the Acceleration Schedule. Any revisions to the Acceleration Schedule necessary as a result of this review shall be resubmitted for review by Owner no later than the fifth (5th) Day of such meeting or such other date as Owner may permit. The revised Acceleration Schedule shall then be the schedule which Contractor shall use in planning, organizing, directing, coordinating, performing, and executing that portion of the Work that is affected by such acceleration, with the CPM Schedule governing the performance of all other Work.

Owner’s review and approval of the Acceleration Schedule shall not constitute an independent evaluation or determination by Owner of the workability, feasibility, or reasonableness of that schedule.

ARTICLE 6

CHANGES; FORCE MAJEURE; AND OWNER-CAUSED DELAY

6.1 Change Orders Requested by Owner. Owner shall be entitled to a Change Order upon request in accordance with this Section 6.1.

A. If Owner submits to Contractor in writing a duly signed proposed Change Order, Contractor must respond to Owner within five (5) Business Days with a written statement setting forth the effect, if any, which such proposed Change Order would have on the Estimated Total Contractor’s Compensation, the Guaranteed Mechanical Completion Date, the Guaranteed Final Completion Date or any other obligation or potential liability of Contractor hereunder (collectively or individually, the “Changed Criteria”). The written statement shall be in the form of Schedule D-3, and shall include all information required by Section 6.6B. If it is not practicable for Contractor to provide all of the information required under this Section 6.1A to be submitted with such written statement within such five (5) Business Day period, Contractor shall provide Owner with as much information as is reasonably available within such time period as well as a written explanation of the reason additional time is required.

B. If the Parties agree on such Changed Criteria of the proposed Change Order (or modify such Change Order so that the Parties agree on such Changed Criteria), the Parties shall execute such Change Order, which shall be in the form of Schedule D-1 and such Change Order shall become binding on the Parties, as part of this Agreement.

C. If the Parties cannot agree on such Changed Criteria of the proposed Change Order within ten (10) Business Days of Contractor’s receipt of Owner’s proposed Change Order, or if Owner desires that the proposed changed Work set forth in the proposed Change Order commence immediately without the requirement of a written statement by Contractor as required under Section 6.1A, Owner may, by issuance of a unilateral Change Order in the form attached hereto as Schedule D-2, require Contractor to commence and perform the changed Work specified in the unilateral Change Order, at Owner’s option, either (i) on a time and materials basis using the rates set forth in Schedule D-4 or, if not therein, at rates not to exceed then-current market rates with the effect of such unilateral Change Order on the Changed Criteria (or if the Parties agree on the effect of such unilateral Change Order for some but not all of the Changed Criteria, the impact of each of the components of the Changed Criteria on which the Parties disagree) to be determined as soon as possible, or (ii) in accordance with the outcome of the dispute resolution procedures set forth in Article 16; provided, however, that Contractor shall perform the Work as specified in such unilateral Change Order and Owner shall continue to pay Contractor in accordance with the terms of this Agreement and any previously agreed Change Orders pending resolution of the Dispute. When Owner and Contractor agree on the effect of such unilateral Change Order on all of the Changed Criteria, such agreement shall be recorded by execution by the Parties of a Change Order in the form attached hereto as Schedule D-1, which shall supersede the unilateral Change Order previously issued and relating to such changed Work. Contractor shall be considered to be in Default under Section 14.1 should it (i) fail to commence the performance of the changed Work or other obligations required in such unilateral Change Order within five (5) Business Days of receipt of such unilateral Change Order (or within such other time specified in such unilateral Change Order) or (ii) fail to diligently perform the changed Work or other obligations required in such unilateral Change Order.

D. If Owner omits Work by a Change Order, Owner may subsequently perform such Work itself or have it carried out by other contractors and any one or more omissions will not constitute a basis to allege that Owner has repudiated or breached this Agreement, no matter the extent or timing thereof. In determining the amount to be deducted from the Estimated Total Contractor’s Compensation for any change that results in a savings to Contractor, such deduction will include direct costs attributable to the omitted work and an amount calculated in accordance with Section 3.1 of Schedule J-1 for Contractor’s overhead and profit associated with such omitted work.

E. The Parties agree that, in addition to the foregoing, Contractor may request a change in the Scope of Work, and such request may be accepted or denied by Owner in its discretion. Any such request shall include the information required in Section 6.1A. If Owner agrees to the change, then (i) the provisions of this Section 6.1 shall apply, and (ii) any such change shall be set forth in a Change Order.

6.2 Change Orders Requested by Contractor.

A. Contractor shall only be entitled to a Change Order in the event of any of the following occurrences:

1. Force Majeure to the extent allowed under Section 6.8A;

2. Acceleration of the Work ordered by Owner pursuant to Section 5.6;

3. Suspension in Work ordered by Owner pursuant to Section 14.3; or,

4. To the extent expressly permitted under Section 2.5B.1, Section 6.4, Section 6.9, or Section 12.2A.

B. Should Contractor desire to request a Change Order under this Section 6.2, Contractor shall, pursuant to Section 6.6, notify Owner in writing and issue to Owner, at Contractor’s expense, a request for a proposed Change Order in the form of Schedule D-3, a detailed explanation of the proposed change and Contractor’s reasons for proposing the change, all documentation necessary to verify the effects of the change on the Changed Criteria, and all other information required by Section 6.6.

C. If Owner agrees that a Change Order is necessary and agrees with Contractor’s statement regarding the effect of the proposed Change Order on the Changed Criteria, then Owner shall issue such Change

Order, which shall be in the form of Schedule D-1, and such Change Order shall become binding on the Parties as part of this Agreement upon execution thereof by the Parties. Owner shall notify Contractor within thirty (30) days after receipt if the Change Order request, when submitted, is not adequately documented and supported by Contractor as required under this Agreement.

D. If the Parties agree that Contractor is entitled to a Change Order but cannot agree on the effect of the proposed Change Order on the Changed Criteria within thirty (30) Days of Owner’s receipt of Contractor’s written notice and proposed Change Order and all other required information, or if Owner desires that the proposed changed Work set forth in the proposed Change Order commence immediately, the rights, obligations and procedures set forth in Section 6.1C are applicable.

E. If the Parties cannot agree upon whether Contractor is entitled to a Change Order within thirty (30) Days of Owner’s receipt of Contractor’s written notice and proposed Change Order, then the dispute shall be resolved as provided in ARTICLE 16. Pending resolution of the dispute, Contractor shall continue to perform the Work required under this Agreement, and Owner shall continue to pay Contractor in accordance with the terms of this Agreement, any Change Orders and any previously agreed or unilateral Change Orders.

6.3 Contractor Documentation. If a Change Order is executed on a time and materials basis pursuant to Section 6.1C or 6.2D, then interim payments shall be made to Contractor in accordance with the terms of Section 7.2 for such unilateral Change Order Work; provided that the Estimated Total Contractor’s Compensation shall not be adjusted unless and until a mutual Change Order is executed by the Parties that supersedes the unilateral Change Order (and such mutual Change Order adjusts the Estimated Total Contractor’s Compensation) or the dispute underlying the unilateral Change Order is resolved in accordance with Article 16 requiring an adjustment to the Estimated Total Contractor’s Compensation. Contractor shall use reasonable efforts to minimize such costs (consistent with the requirements of this Agreement) and shall provide Owner with options for reducing such costs whenever possible. The foregoing costs shall be supported by reasonable documentation, including daily work logs, time sheets and receipts.

6.4 Adjustments to Estimated Total Contractor’s Compensation. Contractor acknowledges that a change to the Scope of Work or the occurrence of any other event does not, of itself, entitle Contractor to an adjustment to the Estimated Total Contractor’s Compensation. Notwithstanding any other provision in this Agreement to the contrary, the Estimated Total Contractor’s Compensation shall only be adjusted pursuant to Section 6.2A.2 and Schedule J-5, and in such case, the Estimated Total Contractor’s Compensation shall be increased or decreased, as applicable, as set forth in the Change Order. Contractor shall have no entitlement to any other increase in the Estimated Total Contractor’s Compensation, unless the Parties otherwise agree in writing and implement it in a Change Order.

6.5 Change Orders Act as Accord and Satisfaction. Change Orders agreed pursuant to Section 6.1B or 6.2C by the Parties, and unilateral Change Orders entered into pursuant to Section 6.1C or 6.2D on a time and materials basis and which the Parties have subsequently agreed upon the effect of such unilateral Change Order and executed a superseding and mutually agreed upon Change Order as provided in Section 6.1B or 6.2C shall constitute a full and final settlement and accord and satisfaction of all effects of the change as described in the Change Order upon the Changed Criteria and shall be deemed to compensate Contractor fully for such change. Accordingly, Contractor expressly waives and releases any and all right to make a claim or demand or to take any action or proceeding against Owner for any other consequences arising out of, relating to, or resulting from such change reflected in such Change Order, whether the consequences result from such change reflected in such Change Order, including any claims or demands that any Change Order or number of Change Orders, individually or in the aggregate, have impacted the unchanged Work.

6.6 Timing Requirements for Notifications and Change Order Requests by Contractor. Should Contractor desire to seek an adjustment to the Estimated Total Contractor’s Compensation, the Project Schedule, the Guaranteed Mechanical Completion Date or Guaranteed Final Completion Date, or any other modification to any other obligation of Contractor under this Agreement for any circumstance that Contractor has reason to believe may give rise to a right to request the issuance of a Change Order, Contractor shall, with respect to each such circumstance:

A. notify Owner in writing of the existence of such circumstance within seven (7) Days of the date that Contractor knew or reasonably should have known of the first occurrence or beginning of such circumstance, provided that if such circumstance is an emergency, notice shall be given immediately. In such notice, Contractor shall state in detail all known and presumed facts upon which its claim is based, including the character, duration and extent of such circumstance, the date Contractor first knew of such circumstance, any activities impacted by such circumstance, the cost and time consequences of such circumstance and any other details or information that are expressly required under this Agreement. Contractor shall only be required to comply with the notice requirements of this Section 6.6A once for continuing circumstances, provided the notice expressly states that the circumstance is continuing and includes Contractor’s best estimate of the time and cost consequences of such circumstance; and

B. submit to Owner a request for a proposed Change Order as soon as reasonably practicable after giving Owner written notice but in no event later than fourteen (14) Days after the completion of each such circumstance, together with a written statement (i) detailing why Contractor believes that a Change Order should be issued, plus all documentation reasonably requested by or necessary for Owner to determine the factors necessitating the possibility of a Change Order and all other information and details expressly required under this Agreement; and (ii) setting forth the effect, if any, which such proposed Change Order would have for the Work on any of the Changed Criteria.

The Parties acknowledge that Owner will be prejudiced if Contractor fails to provide the notices and proposed Change Orders as required under this Section 6.6, and agree that such requirements are an express condition precedent necessary to any right for an adjustment in the Estimated Total Contractor’s Compensation, the Project Schedule, the Guaranteed Mechanical Completion Date or Guaranteed Final Completion Date, any Work, or any other modification to any other obligation of Contractor under this Agreement. Verbal notice, shortness of time, or Owner’s actual knowledge of a particular circumstance shall not waive, satisfy, discharge or otherwise excuse Contractor’s strict compliance with this Section 6.6.

6.7 Adjustment Only Through Change Order. No change in the requirements of this Agreement, whether an addition to, deletion from, suspension of or modification to this Agreement, including any Work, shall be the basis for an adjustment for any change in the Estimated Total Contractor’s Compensation, the Project Schedule (including the Guaranteed Mechanical Completion Date or Guaranteed Final Completion Date), any Work or any other obligations of Contractor or right of Owner under this Agreement unless and until such addition, deletion, suspension or modification has been authorized by a Change Order executed and issued in accordance with and in strict compliance with the requirements of this Article 6. Contractor shall not perform any change in the Work unless and until such change is authorized pursuant to this Article 6, and should Contractor perform or claim to perform any changes in the Work prior to authorization by Change Order, all such costs and expenses incurred by Contractor shall be for Contractor’s account. No course of conduct, dealings or verbal agreement between the Parties, nor express or implied acceptance of additions, deletions, suspensions or modifications to this Agreement, including any Work, and no claim that Owner has been unjustly enriched by any such addition, deletion, suspension or modification to this Agreement, whether or not there is in fact any such unjust enrichment, shall be the basis for any claim for an adjustment in the Estimated Total Contractor’s Compensation, the Project Schedule (including the Guaranteed Mechanical Completion Date or Guaranteed Final Completion Date), any Work or any other obligations of Contractor under this Agreement.

6.8 Force Majeure.

A. Contractor Relief. If the commencement, prosecution or completion of any Work is delayed by Force Majeure, then Contractor shall be entitled to an extension to the Guaranteed Mechanical Completion Date if such delay affects the performance of any Work that is on the critical path of the CPM Schedule and causes Contractor to complete the Work beyond the Guaranteed Mechanical Completion Date, but only if Contractor is unable to proceed with other portions of the Work so as not to cause a delay in the Guaranteed Mechanical Completion Date, and Contractor complies with the notice and Change Order request requirements in Section 6.6 and the mitigation requirements in Section 6.11. The Parties agree that Contractor’s sole remedy for such delay shall be an adjustment to the Guaranteed Mechanical Completion Date pursuant to a Change Order. Any adjustment to the Guaranteed Mechanical Completion shall be recorded in a Change Order.

B. Owner Relief. Subject to Section 6.8C, Owner’s obligations under this Agreement shall be suspended to the extent that performance of such obligations is delayed by Force Majeure.

C. Payment Obligations. No obligation of a Party to pay moneys under or pursuant to this Agreement shall be excused by reason of Force Majeure.

6.9 Delay Caused by Owner or Changes in the Work. Should Owner delay the commencement, prosecution or completion of any Work, and if such delay is not in any way attributable to Contractor or its Subcontractors or Sub-subcontractors but is caused by Owner’s material breach of an express obligation of Owner under this Agreement or is caused by Owner’s ordering a change in the Work (provided that a Change Order has been issued in accordance with Section 6.1), then Contractor shall be entitled to an extension to the Guaranteed Mechanical Completion Date if (i) such delay affects the performance of any Work that is on the critical path of the CPM Schedule, (ii) such delay causes Contractor to complete the Work beyond the Guaranteed Mechanical Completion Date, (iii) Contractor is unable to proceed with other portions of the Work so as not to cause a delay in the Guaranteed Mechanical Completion Date and (iv) Contractor complies with the notice and Change Order request requirements in Section 6.6 and the mitigation requirements of Section 6.11. The Parties agree that Contractor’s sole remedy for such delay shall be an adjustment to the Guaranteed Mechanical Completion Date pursuant to a Change Order. The Parties further agree that if they execute a Change Order with respect to any change in the Work described in this Section 6.9, any delay arising out of such change in the Work and meeting the requirements of this Section 6.9 shall be included in the Change Order incorporating such change in the Work. Any adjustment to the Guaranteed Mechanical Completion shall be recorded in a Change Order.

6.10 Delay. For the purposes of Sections 6.8 and 6.9, the term “delay” shall include hindrances, disruptions or obstructions, or any other similar term in the industry and the resulting impact from such hindrances, disruptions or obstructions, including inefficiency, impact, ripple or lost production.

6.11 Contractor Obligation to Mitigate Delay. With respect to Sections 6.8 and 6.9, in no event shall Contractor be entitled to any adjustment to the Guaranteed Mechanical Completion Date or the Project Schedule for that portion of delay to the extent Contractor could have taken, but failed to take, reasonable actions to mitigate such delay.

ARTICLE 7

CONTRACTOR’S COMPENSATION, ESTIMATED TOTAL CONTRACTOR’S COMPENSATION, THE GUARANTEED MAXIMUM PRICE AND PAYMENTS TO CONTRACTOR

7.1 Contractor’s Compensation. As compensation in full to Contractor for the full and complete performance of the Work and all of Contractor’s other obligations under this Agreement with respect to the Work, Owner shall pay and Contractor shall accept sum of: (a) a Contractor Fee as described in Section 7.1C; (b) Corporate Overhead as described in Section 7.1D, (c) Allowable Costs as described in Section 7.1E; and (d) an Incentive Payment, if any, as described in Section 7.1F (together, the “Contractor’s Compensation”). Contractor’s Compensation is subject to adjustment only as provided in Article 6, and includes all Taxes, costs, charges, and expenses of whatever nature applicable to the Work. For the avoidance of doubt, Contractor’s Compensation does not include Texas Sales and Use Taxes on Equipment, but does include Texas Sales and Use Taxes on any purchase, lease, or rental of Construction Equipment or any purchase of consumable items (as defined in 34 Tex. Admin. Code Section 3.291(a)(3)). Notwithstanding anything to the contrary in this Agreement, Contractor shall not charge and Owner shall not be required to pay any amounts which would otherwise be considered Contractor’s Compensation if such Work arises out of or relates to Contractor’s negligence. The Contractor’s Compensation is separated, in accordance with the definition of a separated contract as defined in 34 Tex. Admin. Code Rule §3.291(a)(13), as follows:

A.	Aggregate Equipment Price. Three Million U.S. Dollars (U.S.$3,000,000) for all Equipment for the Project (“Aggregate Equipment Price”). Each item of Equipment and its respective Equipment Price is listed in the Equipment List referenced in Section 4.5A.2 (which may be changed by Change Order in accordance with Section 4.5A.2). The Aggregate Equipment Price includes the cost of all Equipment, including markup, overhead, profit and freight, but excluding labor.

B.	Aggregate Labor and Skills Price. Eighty Two Million Five Hundred Thousand U.S. Dollars (U.S.$82,500,000) for all Work in this Agreement other than for Equipment (the “Aggregate Labor and Skills Price”), which includes all labor, engineering, design, services, installation, consumables, Construction Equipment, freight, overhead, profit and all other items of whatever nature applicable to the Work, inclusive of the Contractor Fee, Corporate Overhead and Allowable Costs as defined in this Section.

C.	Contractor Fee. Owner shall pay Contractor a fixed percentage markup on Allowable Costs for Work satisfactorily performed by Contractor, as further defined in Schedule J-1 (“Contractor Fee”). The Contractor Fee shall be payable as set forth in Schedule J-1. The Contractor Fee shall not be subject to adjustment except as specified in Schedule J-1.

D.	Corporate Overhead. Owner shall pay Contractor a fixed percentage markup on Allowable Costs for Work satisfactorily performed by Contractor, as further defined in Schedule J-1 (“Corporate Overhead”). Corporate Overhead shall be payable as set forth in Schedule J-1. The Corporate Overhead shall not be subject to adjustment except as specified Schedule J-1.

E.	Allowable Costs. Owner shall pay Contractor those costs, charges and expenses incurred by Contractor in the performance of the Work and payable in accordance with Attachment J, as “Allowable Costs”.

F.	Incentive Payment. Contractor may be entitled to an incentive payment upon completion of the Work and Project (“Incentive Payment”), determined and payable in accordance with Schedule J-5.

7.2 Interim Payments.

A. Invoices. Every two (2) weeks, Contractor shall submit to Owner an Invoice that: (i) includes a detailed description of all Allowable Costs actually incurred since the last Invoice (“Payment Period”), and (ii) identifies the Contractor Fee earned under Section 7.1C during the Payment Period and Corporate Overhead earned under Section 7.1D during the Payment Period, all less Retainage. The description of the Allowable Costs under Section 7.1E (“Hourly Rates Allowable Costs”) shall be broken down on a per-person basis and shall include a detailed calculation of the Hourly Rates Allowable Costs, including: (i) each of Contractor’s, Subcontractor’s and agency personnel to be included in the Invoice (as determined by Section 7.1E, Attachment A and Attachment J) and (ii) man-hours for each such personnel and a description of the Work performed by each such personnel.

B. Payments. All Invoices shall be in the form of Attachment G, and shall include all documentation supporting its request for payment as required under this Agreement. Contractor shall provide documentation such as invoices and receipts supporting all amounts billed for unilateral Change Orders issued pursuant to Section 6.1C or 6.2D. Each payment shall be subject to Owner’s right to withhold payments under this Agreement, including Section 7.5. Payments shall be made in U.S. Dollars to an account designated by Contractor. Invoices shall not include amounts for Equipment which has not been delivered to and maintained at the Site.

C. Interim Lien and Claim Waivers. Each Invoice received by Owner prior to Final Completion of the Project shall be accompanied by (i) fully executed Interim Lien and Claim Waivers from Contractor in the form set forth in Schedule I-1 and Schedule I-2 for all Work performed through the date for which payment is requested, (ii) fully executed Interim Lien and Claim Waivers from each Major Subcontractor in the form set forth in Schedule I-3 and Schedule I-4 for all Work performed through the date for which payment is requested and (iii) if requested by Owner, fully executed Interim Lien and Claim Waivers from all Major Sub-subcontractors requested in substantially the form set forth in Schedule I-3 and Schedule I-4 for all Work performed through the date for which payment is requested. Interim Lien and Claim Waivers, however, shall not be required from Subcontractors or Sub-subcontractors until they have performed Work, and Subcontractors and Sub-subcontractors shall be required to submit additional Interim Lien and Claim Waivers only if they have performed Work not covered by a previous Interim Lien and Claim Waiver. Submission of Interim Lien and Claim Waivers from Contractor in accordance with (i) above is a condition precedent to payment of any Invoice. In addition, if Contractor fails to submit Lien and Claim Waivers as required from any Subcontractor or Sub-subcontractor, then Owner may withhold an amount equal to the Allowable Costs plus Contractor Fee and Corporate Overhead due with respect to the Work performed by such Subcontractor or Sub-subcontractor until Contractor submits the required Lien and Claim Waivers from such Subcontractor or Sub-subcontractor.

D. Review and Approval. Each Invoice shall be reviewed by Owner and, upon Owner’s reasonable request, Contractor shall furnish such supporting documentation and certificates and provide such further information as may be reasonably requested. Unless disputed by Owner, each Invoice (less the Retainage and any withholdings allowed under this Agreement) shall be due and payable thirty (30) Days after it, and all documentation required under this Agreement, is received by Owner. If an Invoice is disputed by Owner, then payment shall be made for all undisputed amounts and the Dispute shall be resolved pursuant to ARTICLE 16. Payment on disputed amounts shall be made as soon as such dispute is resolved.

E. Invoices Containing Stale Expenses. Contractor shall timely list in each Invoice and bill in each of its Invoices all amounts as required under this Article 7. Without relieving Contractor of its obligations under this Agreement, should Owner fail to require such Interim or Final Lien and Claim Waivers, as required under this Agreement, which would otherwise act as a waiver of Contractor’s right to seek the recovery of amounts not timely billed in accordance with this Agreement, Contractor agrees that it shall not submit in any Invoice any amounts for the Work performed more than one hundred twenty (120) Days after such Work were performed. In no event shall this Section 7.2E be interpreted to allow Contractor to bill Owner any additional amounts after the Invoice for Final Completion has been submitted to Owner.

7.3 Final Completion and Final Payment. Upon Final Completion of the Project, Contractor shall, in addition to any other requirements in this Agreement for achieving Final Completion, including those requirements set forth in Section 1.1 for the definition of Final Completion, submit to Owner a fully executed final Invoice in the form attached hereto as Attachment G, along with (i) a statement summarizing and reconciling all previous Invoices, payments and Change Orders, (ii) an affidavit that all payrolls, Taxes, liens, charges, claims, demands, judgments, security interests, bills for Equipment, and any other indebtedness connected with the Work have been paid, including Texas Sales and Use Tax which Contractor is required under the Agreement to pay, (iii) fully executed Final Lien and Claim Waivers from Contractor in the form of Schedule I-5 and Schedule I-6, (iv) fully executed Final Lien and Claim Waivers from each Subcontractor in the form set forth in Schedule I-7 and Schedule I-8, and (v) if requested by Owner, fully executed Final Lien and Claim Waivers from each Sub-subcontractor in substantially the form set forth in Schedule I-7 and Schedule I-8. No later than thirty (30) Days after receipt by Owner of such final Invoice and all requested documentation, and achieving Final Completion, Owner shall, subject to its rights to withhold payment under this Agreement, pay Contractor the balance of Contractor’s Compensation, including any Incentive Payment and remaining Retainage.

7.4 Payments Not Acceptance of Work. Owner shall not be obligated to make any payments hereunder or release any Retainage or payments withheld for any amount necessary to protect the Owner from a Contractor Default which has occurred or is continuing. Owner may, upon prior written notice to Contractor, offset any amount due and payable from Contractor to Owner against any amount due and payable to Contractor hereunder. No payment made hereunder by Owner shall be considered as approval or acceptance of any Work by Owner or a waiver of any claim or right Owner may have hereunder. All payments shall be subject to correction or adjustment in subsequent payments.

7.5 Payments Withheld. In addition to Retainage and disputed amounts set forth in an Invoice, Owner may, in addition to any other rights under this Agreement, at law or in equity, withhold payment on an Invoice or a portion thereof in an amount and to such extent as may be reasonably necessary to protect Owner from loss due to:

A. Defective Work not remedied in accordance with this Agreement;

B. any breach by Contractor of any term or provision of this Agreement;

C. the assessment of any fines or penalties against Owner as a result of Contractor’s failure to comply with Applicable Law;

D. amounts overpaid by Owner to Contractor in a preceding period;

E. failure of Contractor to make payments to Subcontractors as required under their respective Subcontracts;

F. any other costs or liabilities which Owner has incurred or will incur for which Contractor is responsible;

G. liens or other encumbrances on all or a portion of the Site or the Work, which are filed by any Subcontractor, any Sub-subcontractor or any other Person acting through or under any of them;

H. Liquidated Damages which Contractor owes;

I. damage or loss to the Existing Improvements or Existing Facilities caused by Contractor or any of its Subcontractors or Sub-subcontractors for which Contractor is liable under this Agreement;

J. failure of Contractor to comply with its Monthly Progress Reporting obligations as set forth in Sections 3.12; or

K. any other reason for which Owner is entitled to withhold payment under this Agreement.

Owner shall pay Contractor the amount withheld if Contractor (i) pays, satisfies or discharges the applicable claim of Owner against Contractor under or by virtue of this Agreement and provides Owner with reasonable evidence of such payment, satisfaction or discharge, or (ii) cures all such breaches and Defaults in the performance of this Agreement.

7.6 Release of Retainage. Within thirty (30) Days after Mechanical Completion and Owner’s receipt of an Invoice therefor, Owner shall, subject to its right to withhold under this Agreement, release to Contractor all Retainage other than two hundred percent (200%) of the sum of the value of all Punchlist Work. Subject to Owner’s right to withhold under this Agreement, all remaining Retainage shall be released with the final payment made pursuant to Section 7.3.

7.7 Conditions Precedent to Payment. It shall be a condition precedent to Contractor’s entitlement to receive any payment from Owner under this Agreement that Contractor has provided to Owner, and is maintaining the insurance policies in accordance with Article 9.

ARTICLE 8

TITLE AND RISK OF LOSS

8.1 Title. Title to all or any portion of the Work shall pass to Owner upon the earlier of (i) payment by Owner therefor, or (ii) incorporation of such Work into the Facility. Transfer of title to Work shall be without prejudice to Owner’s right to reject Defective Work, or any other right in this Agreement. Contractor warrants and guarantees that legal title to and ownership of the Work and the Facility shall be free and clear of any and all liens, claims, security interests or other encumbrances when title thereto passes to Owner.

8.2 Risk of Loss. Notwithstanding passage of title as provided in Section 8.1 of this Agreement and subject to Article 12, Contractor shall bear the risk of loss and damage to the Work until Mechanical Completion of the Work. In addition, upon Contractor’s receipt of Owner-Supplied Equipment, Contractor shall bear the risk of loss and damage for such Owner-Supplied Equipment until Mechanical Completion of the Work, including maintenance and care for Owner-Supplied Equipment in accordance with the manufacturer’s and Owner’s recommendations and procedures.

ARTICLE 9

INSURANCE

9.1 Insurance.

A. Provision of Insurance. Contractor shall provide the insurance as specified in Attachment F on terms and conditions stated therein.

B. No Cancellation. Prior to cancellation, non-renewal or material change (that varies the policy in a manner adverse to the obligations under this Agreement) in any policy required under this Agreement, Contractor shall provide at least thirty (30) Days’ prior written notice to Owner, Lenders and additional insureds prior to such cancellation, non-renewal or material change (that varies the policy in a manner adverse to the obligations under this Agreement).

C. Obligations Not Relieved. Anything in this Agreement to the contrary notwithstanding, the occurrence of any of the following shall in no way relieve Contractor from any of its obligations under this Agreement: (i) failure by Contractor to secure or maintain the insurance coverage required hereunder; (ii) failure by Contractor to comply fully with any of the insurance provisions of this Agreement; (iii) failure by Contractor to secure such endorsements on the policies as may be necessary to carry out the terms and provisions of this Agreement; (iv) the insolvency, bankruptcy or failure of any insurance company providing insurance to Contractor; (v) failure of any insurance company to pay any claim accruing under its policy; or (vi) losses by Contractor or any of its Subcontractors or Sub-subcontractors not covered by insurance policies.

D. IN THE EVENT THAT LIABILITY FOR ANY LOSS OR DAMAGE IS DENIED BY THE UNDERWRITER OR UNDERWRITERS IN WHOLE OR IN PART DUE TO THE BREACH OF SAID INSURANCE BY CONTRACTOR, OR IF CONTRACTOR FAILS TO MAINTAIN ANY OF THE INSURANCE HEREIN REQUIRED, THEN CONTRACTOR SHALL DEFEND, INDEMNIFY AND HOLD THE OWNER GROUP HARMLESS AGAINST ALL LOSSES WHICH WOULD OTHERWISE HAVE BEEN COVERED BY SAID INSURANCE.

9.2 Financial Statements and Material Adverse Change

A. Financial Statements. As soon as available, but in any event within forty-five (45) Days after the end of each fiscal quarter of Contractor, Contractor shall deliver to Owner the unaudited consolidating and consolidated balance sheet of Contractor as of the end of such quarter, the related consolidated statements of operations, income, cash flows, retained earnings and stockholders’ equity for such quarter, all of which shall be certified by the chief financial officer or equivalent officer of Contractor, subject to normal year-end audit adjustments. As soon as available, but in any event not later than one hundred eighty (180) Days after the end of each fiscal year of Contractor, Contractor shall deliver to Owner a copy of the audited consolidated balance sheet of Contractor and as at the end of such year and the related consolidated statements of income, retained earnings and of cash flows for such year. All financial statements delivered pursuant to this Section 9.2A shall be complete and correct in all material respects and shall be prepared in accordance with GAAP applied consistently throughout the periods reflected therein.

B. Material Adverse Change. If at any time during the term of this Agreement, a Material Adverse Change shall occur, Owner may, in its sole discretion and without prejudice to any other rights or remedies it may have hereunder or in law or equity, require further assurances, as a condition of Owner’s further performance under this Agreement, of (i) Contractor’s ability to perform its obligations under this Agreement and Contractor shall comply with such further assurances. Owner shall notify Contractor regarding its request for such assurances, including, in form and amount satisfactory to Owner, any one or more of prepayments, a letter of credit or payment and performance bond. “Material Adverse Change” for the purposes of this Section 9.2B means adverse changes, events or effects that have occurred or been threatened which could reasonably be likely to (ii) prevent or materially delay the performance by Contractor of any of its obligations under this Agreement; (iii) create a reasonable basis for Owner to have serious doubts about Contractor’s ability to perform its obligations under this Agreement. Upon Contractor’s failure to provide to Owner, in form and amount satisfactory in Owner’s reasonable opinion, assurances of Contractor’s, as the case may be, financial responsibility and ability to perform its obligations hereunder within forty-five (45) Days following Owner’s request for such assurance, Owner may terminate this Agreement for Default upon notice to Contractor given no less than seven (7) Days in advance of the effective date of such termination.

ARTICLE 10

DOCUMENTATION

10.1 Patents and Royalties. Contractor shall pay all royalties and license fees which may be due with respect to the Work. Contractor shall defend all suits or claims for infringement of any patent rights that may be brought against any member of the Owner Group arising out of the Work, and shall be liable to Owner for all resulting loss, including all attorneys’ fees, costs and expenses. For the sake of clarity, Contractor is not responsible for elements of the Drawings and Specifications provided by Owner, if any, that infringe the intellectual property of any third party.

10.2 Owner Provided Documents. All written materials, plans, drafts, Drawings, Specifications, computer files or other documents (if any) prepared or furnished by Owner or any of Owner’s other consultants or contractors shall at all times remain the property of Owner, and Contractor shall not make use of any such documents or other media for any other project or for any purpose other than as necessary for use in completion of the Work. All such documents and other media, including all copies thereof, shall be returned to Owner upon request after the earlier of Mechanical Completion of the Project and termination of this Agreement, except that Contractor may, subject to its confidentiality obligations as set forth in Article 17, retain one record set of such documents or other media.

ARTICLE 11

MECHANICAL COMPLETION AND FINAL COMPLETION

11.1 Notice and Requirements for Mechanical Completion. Contractor shall comply with all requirements for Mechanical Completion herein, including as set forth in the definition of the term Mechanical Completion under Section 1.1. Upon achieving all requirements under this Agreement for Mechanical Completion, Contractor shall certify to Owner in the form of Schedule R-1 (“Mechanical Completion Certificate”) that all of the requirements under this Agreement for Mechanical Completion have occurred and provide to Owner all supporting documentation as may be required to establish that the requirements for Mechanical Completion have been met. Owner shall notify Contractor whether it accepts or rejects the Mechanical Completion Certificate within fifteen (15) Days following Owner’s receipt thereof. All Work shall continue during pendency of Owner’s review of the Mechanical Completion Certificate. Acceptance of such Mechanical

Completion Certificate shall be evidenced by Owner’s signature on such Mechanical Completion Certificate, which shall be forwarded to Contractor with such notice. If Owner does not agree that Mechanical Completion has occurred, then Owner shall state the basis for its rejection in reasonable detail in a written notice provided to Contractor. The Parties shall thereupon promptly and in good faith confer and make all reasonable efforts to resolve such issue. In the event such issue is not resolved within ten (10) Business Days of the delivery by Owner of its notice, Owner and Contractor shall resolve the dispute in accordance with the dispute resolution procedures provided for under ARTICLE 16 herein. Owner’s acceptance shall not relieve Contractor of any of its obligations to perform the Work in accordance with the requirements of this Agreement.

11.2 Punchlist. Prior to Mechanical Completion, Owner and Contractor shall inspect the Work, and Contractor shall prepare a proposed Punchlist of items identified as needing to be completed or corrected as a result of such inspection. Contractor shall promptly provide the proposed Punchlist to Owner for its review and written approval, together with an estimate of the time and cost necessary to complete or correct each Punchlist item. Contractor shall add to the proposed Punchlist any Punchlist items identified by Owner during its review, and Contractor shall immediately initiate measures to complete or correct, as appropriate, any item on Contractor’s proposed Punchlist or otherwise that Owner in the exercise of its reasonable judgment, believes must be completed or corrected to achieve Mechanical Completion. Upon Contractor’s completion or correction of any items necessary to achieve Mechanical Completion and Owner’s written approval of Contractor’s proposed Punchlist, as modified by any Owner additions, such Punchlist shall govern Contractor’s performance of the Punchlist items; provided, however, Contractor shall add to the Punchlist any items of a Punchlist nature that are discovered by Owner or Contractor prior to Final Completion of the Project, and further provided that the failure to include any items on the Punchlist shall not alter the responsibility of Contractor to complete all Work in accordance with the terms and provisions of this Agreement. All Work on the Punchlist shall be completed by the Guaranteed Final Completion Date, or Owner may, in addition to any other rights that it may have under this Agreement, at law or in equity, complete such Punchlist Work at the reasonable expense of Contractor. In the event Owner elects to complete such Punchlist Work, Contractor shall immediately pay Owner (directly or by offset, at Owner’s sole discretion), all reasonable and necessary costs and expenses incurred in performing such Punchlist Work. Upon Contractor’s request, Owner shall provide documentation identifying the costs and expenses to complete such Punchlist Work.

11.3 Notice and Requirements for Final Completion. Final Completion shall be achieved when all requirements for Final Completion under this Agreement, including those set forth in the definition of Final Completion under Section 1.1, have been satisfied. Upon Final Completion, Contractor shall certify to Owner in the form of Schedule R-2 (“Final Completion Certificate”) that all of the requirements under this Agreement for Final Completion have occurred. Owner shall notify Contractor whether it accepts or rejects the Final Completion Certificate within fifteen (15) Days following Owner’s receipt thereof. If Owner does not agree that Final Completion has occurred, then Owner shall state the basis for its rejection in reasonable detail in a written notice provided to Contractor. The Parties shall thereupon promptly and in good faith confer and make all reasonable efforts to resolve such issue. In the event such issue is not resolved within ten (10) Business Days of the delivery by Owner of its notice, Owner and Contractor shall resolve the dispute in accordance with the dispute resolution procedures provided for under ARTICLE 16; provided, however, if such deficiencies relate to the failure to complete Punchlist items, Owner may, in addition to any other rights that it may have under this Agreement, at law or in equity, complete such Punchlist Work at the expense of Contractor in accordance with Section 11.2.

11.4 Partial Occupancy and Use. Owner shall have the right to occupy and use the Work at any time prior to Mechanical Completion, provided that such occupancy or use is authorized by any applicable Governmental Instrumentality, and Owner’s insurance company or companies providing property insurance and builder’s risk coverage have consented to such partial occupancy or use. Immediately prior to such partial occupancy or use, Owner and Contractor shall jointly inspect the area to be occupied or portion of the Work to be used in order to determine and record the condition of the Work and all personnel and environmental safety aspects of the Work..

11.5 Long-Term Obligations. No acceptance by Owner of any or all of the Work or any other obligations of Contractor under this Agreement, including acceptance of Mechanical Completion or Final Completion of the Project, nor any payment made hereunder, whether an interim or final payment, shall in any way release Contractor or any surety of Contractor from any obligations or liability pursuant to this Agreement. Nothing in this Article 11 shall in any way modify or alter Contractor’s obligations under Article 12.

ARTICLE 12

WARRANTY AND CORRECTION OF WORK

12.1 Warranty.

A. General. Any Work, or component thereof, that is not in conformity with any warranties set forth in this Article 12 (referred to individually as “Warranty” or collectively as “Warranties”) is defective (“Defective”) and contains a defect (“Defect”).

B. Warranty of Work. Contractor hereby warrants that the Work, including Equipment and each component thereof, shall be: (i) performed in a diligent, efficient, trustworthy and workmanlike manner; (ii) new, complete, and free from faults and defects in material and workmanship; (iii) in accordance with all of the requirements of this Agreement, including in accordance with Applicable Law and Applicable Codes and Standards, and without limitation of any of the Warranties, in compliance with GCP; and (iv) free from encumbrances to title, as set forth in greater detail in Section 8.1.

C. Assignment and Enforcement of Subcontractor Warranties. Contractor shall use commercially reasonable efforts to obtain warranties from Subcontractors and Sub-subcontractors that meet or exceed the requirements of this Agreement; provided, however, Contractor shall not in any way be relieved of its responsibilities and liability to Owner under this Agreement, regardless of whether such Subcontractor or Sub-subcontractor warranties meet the requirements of this Agreement, as Contractor shall be fully responsible and liable to Owner for its Warranty and Corrective Work obligations and liability under this Agreement for all Work. All such warranties shall be deemed to run to the benefit of Owner and Contractor. All such warranties, with duly executed instruments assigning the warranties to Owner, shall be delivered to Owner upon Mechanical Completion. All warranties provided by any Subcontractor or Sub-subcontractor shall be in such form as to permit direct enforcement by Contractor or Owner against any Subcontractor or Sub-subcontractor whose warranty is called for, and Contractor agrees that: (i) Contractor’s Warranty, as provided under this Article 12 shall apply to all Work regardless of the provisions of any Subcontractor or Sub-subcontractor warranty, and such Subcontractor or Sub-subcontractor warranties shall be in addition to, and not a limitation of, such Contractor Warranty; (ii) Contractor is jointly and severally liable with such Subcontractor or Sub-subcontractor with respect to such Subcontractor or Sub-subcontractor warranty; and (iii) service of notice on Contractor that there has been a breach of a Subcontractor or Sub-subcontractor warranty shall be sufficient to invoke the terms of the instrument. This Section 12.1C shall not in any way be construed to limit Contractor’s liability under this Agreement for the entire Work or its obligation to enforce Subcontractor warranties.

12.2 Correction of Work Prior to Mechanical Completion.

A. General Rights. All Work shall be subject to inspection by Owner, Lender or any of their representatives at all times to determine whether the Work conforms to the requirements of this Agreement. Contractor shall furnish Owner, Lender or any of their representatives with access to all locations where Work is in progress, including locations not on the Site. If, in the judgment of Owner, any Work is Defective prior to Mechanical Completion, then Contractor shall, at its own expense subject to Section 12.2C, promptly correct such Defective Work, whether by repair, replacement or otherwise. Subject to Contractor’s right to pursue a Dispute under ARTICLE 16, the decision of Owner shall be conclusive as to whether the Work is conforming or Defective, and Contractor shall comply with the instructions of Owner in all such matters while pursuing any such Dispute. If it is later determined that the Work was not Defective, then Owner shall reimburse Contractor for all costs (plus the Contractor Fee and Overhead for such costs) incurred in connection with such repair or replacement or investigation (including expert fees) and a Change Order shall be issued for such amount and shall address any impact the repair or replacement may have had on the Project Schedule. If Contractor fails, after a reasonable period of time not to exceed one (1) week, to repair or replace any Defective Work, or to commence to repair or replace any Defective Work and thereafter continue to proceed diligently to complete the same, then Owner may repair or replace such Defective Work and the reasonable expense thereof shall be paid by Contractor.

B. No Obligation to Inspect. Owner’s and Lender’s right to conduct inspections under Section 12.2A shall not obligate Owner or Lender to do so. Neither the exercise of Owner or Lender of any such right, nor any failure on the part of Owner or Lender to discover or reject Defective Work shall be construed to imply an acceptance of such Defective Work or a waiver of such Defect.

C. Costs of Correcting Defective Work prior to Mechanical Completion. Except as otherwise set forth in the Agreement, Owner shall reimburse Contractor for Allowable Costs to perform rework with respect to welding quality prior to Mechanical Completion, even if such rework would otherwise be considered an occurrence of Defective Work; provided that (i) Owner has been provided written notice provided by Contractor of such Defective Work; and (ii) the total number of welds requiring rework does not exceed five percent (5%) of the total welds on the Project, computed as of Mechanical Completion. For the avoidance of doubt, Owner is not required to pay additional amounts for rework performed by Subcontractors or Sub-subcontractors where the basis of compensation to a Subcontractor or Sub-subcontractor is on a lump sum or unit rate basis.

D. Cost Uncovering and Disassembling Work. Prior to Mechanical Completion, Owner may request that Contractor uncover previously covered Work to permit Owner and its representatives to inspect such Work. In the event such uncovered Work is found to be Defective, then Contractor shall correct such Defective Work and shall bear the reasonable cost of such uncovering and recovering the Defective Work, as well as the reasonable cost of repair or replacement of such Defective Work. The cost of disassembling, dismantling or making safe finished Work for the purpose of inspection, and reassembling such portions (and any delay associated therewith) shall be borne by Owner if such Work is found to conform with the requirements of this Agreement and by Contractor if such Work is found to be Defective.

12.3 Correction of Work After Mechanical Completion. If, during the Defect Correction Period, any Work is found to be Defective, Contractor shall, at its sole cost and expense, immediately and on an expedited basis correct such Defective Work and any other portions of the Corpus Christi Pipeline Project damaged or affected by such Defective Work, whether by repair, replacement or otherwise (“Corrective Work”). Owner shall provide Contractor with access to the Facility reasonably sufficient to perform its Corrective Work, so long as such access does not materially interfere with construction or operation of any portion of the Corpus Christi Pipeline Project (including the Facility) and subject to any reasonable security or safety requirements of Owner.

A. Owner Right to Correct or Complete Defective Work. If Contractor fails to commence the Corrective Work within a reasonable period of time not to exceed forty-eight (48) hours, or does not complete such Corrective Work on an expedited basis, then Owner, by written notice to Contractor, may (in addition to any other remedies that it has under this Agreement, at law or in equity) correct such Defective Work, and Contractor shall be liable to Owner for all costs, losses, damages and expenses incurred by Owner in connection with correcting such Defective Work and arising out of or relating to such Defective Work subject to Section 18.2; provided, however, if such Defective Work materially affects the construction, operation or use of any of the Corpus Christi Pipeline Project or presents an imminent threat to the safety or health of any Person and Owner knows of such Defective Work, Owner may (in addition to any other remedies that it has under this Agreement, at law or in equity) correct such Defective Work without giving prior written notice to Contractor, and, in that event, Contractor shall be liable to Owner for all reasonable and necessary costs, losses, damages and expenses incurred by Owner in connection with correcting such Defective Work and arising out of or relating to such Defective Work, subject to Section 18.2.

B. Extended Defect Correction Period for Corrective Work. With respect to any Corrective Work performed, the Defect Correction Period for such Corrective Work shall be extended for an additional one (1) year from the date of the completion of such Corrective Work; provided, however, in no event shall the Defect Correction Period for such Corrective Work be less than the original Defect Correction Period.

C. No Limitation. Nothing contained in this Section 12.3 shall be construed to establish a period of limitation with respect to other obligations which Contractor might have under this Agreement. Establishment of the Defect Correction Period relates only to the specific obligation of Contractor to perform Corrective Work, and has no relationship to the time within which the obligation to comply with this Agreement may be sought to be enforced, nor to the time within which proceedings may be commenced to establish Contractor’s liability with respect to Contractor’s obligations other than specifically to perform Corrective Work.

12.4 Assignability of Warranties. The Warranties made in this Agreement shall be for the benefit of Owner and its successors and assigns and the respective successors and assigns of any of them, and are fully transferable and assignable.

12.5 WAIVER OF IMPLIED WARRANTIES. EXCEPT FOR ANY EXPRESS WARRANTIES UNDER THIS AGREEMENT (INCLUDING THE WARRANTIES), THE PARTIES HEREBY DISCLAIM ANY AND ALL OTHER WARRANTIES, INCLUDING THE IMPLIED WARRANTY OF MERCHANTABILITY AND IMPLIED WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE.

ARTICLE 13

CONTRACTOR REPRESENTATIONS

Contractor represents and warrants that:

13.1 Corporate Standing. It is a corporation duly organized, validly existing and in good standing under the laws of Delaware, is authorized and qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary.

13.2 No Violation of Law. It is not in violation of any Applicable Law or judgment entered by any Governmental Instrumentality, which violations, individually or in the aggregate, would affect its performance of any obligations under this Agreement. There are no legal or arbitration proceedings or any proceeding by or before any Governmental Instrumentality, now pending or (to the best knowledge of Contractor) threatened against Contractor.

13.3 Licenses. It is the holder of all Permits required to permit it to operate or conduct its business now and as contemplated by this Agreement.

13.4 Corporate Action. It has all necessary power and authority to execute, deliver and perform its obligations under this Agreement; the execution, delivery and performance by Contractor of this Agreement has been duly authorized by all necessary action on its part; and this Agreement has been duly and validly executed and delivered by Contractor and constitutes a legal, valid and binding obligation of Contractor enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or moratorium or other similar laws relating to the enforcement of creditors’ rights generally.

13.5 No Breach. Neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated or compliance with the terms and provisions hereof will conflict with or result in a breach of, or require any consent under, the charter or by-laws of Contractor, or any Applicable Law, or any order, writ, injunction or decree of any court, or any agreement to which Contractor is a party or by which it is bound.

13.6 Financial Solvency. It is financially solvent, able to pay all debts as they mature and possesses sufficient working capital to complete the Work and perform its obligations hereunder.

13.7 No Conflicts of Interest. Contractor shall not, and shall ensure that each of its Subcontractors, Sub-subcontractors and the agents and employees of each of them shall not (a) pay any commissions or fees, or grant any rebates, to any employee or officer of Owner or its Affiliates, (b) favor employees or officers of same with gifts or entertainment of a significant cost or value, or (c) enter into any business arrangements with employees or officers of same. With respect to the supply and performance of goods and services under this Agreement, Contractor shall, and shall cause each of its Subcontractors, Sub-subcontractors and the agents and employees of each of them to comply with (i) all applicable provisions of the Foreign Corrupt Practices Act of the United States (15 U.S.C. § 78dd-1 and 2), and (ii) the Organization for Economic Cooperation and Development Convention on Combating Bribery of Foreign Public Officials in International Business Transactions as implemented in the domestic law of any state to which Contractor and its Subcontractors, Sub-subcontractors and the agents and employees of each of them is subject and not to take any action that could result in Owner or any of its Affiliates becoming subject to any action, penalty or loss of benefits thereunder.

ARTICLE 14

DEFAULT, TERMINATION AND SUSPENSION

14.1 Default by Contractor.

A. Owner Rights Upon Contractor Default. If Contractor shall at any time (i) fail to prosecute the Work in a diligent, efficient, workmanlike, skillful and safe manner; (ii) fail to commence the Work in accordance with the provisions of this Agreement; (iii) abandon the Project; (iv) repudiate any of its obligations under this Agreement; (v) fail to use an adequate amount or quality of personnel or Construction Equipment to perform and complete the Project without unexcused delay; (vi) be in Default pursuant to Sections 3.6, 6.1C or

19.6; (vii) fail to maintain insurance required under this Agreement; (viii) make changes to Key Personnel in violation of the provisions in Section 2.2; (ix) fail to discharge liens filed by any Subcontractor or Sub-subcontractor as required under this Agreement; (x) cause, by any action or omission, any material stoppage or delay of or interference with the work of Owner or its other contractors or subcontractors; (xi) be guilty of willful misconduct; (xii) fail to make payment to Subcontractors for labor or Equipment owed in accordance with the respective Subcontracts; (xiii) disregard Applicable Law; (xiv) materially fail to comply with any provision of this Agreement; or (xv) become insolvent, have a receiver appointed, make a general assignment or filing for the benefit of its creditors or file for bankruptcy protection, in which such case of insolvency, receivership or assignment the cure provisions found below shall not apply, (each of the foregoing being a “Default”) then (following Owner’s written notice to Contractor specifying the general nature of the Default, unless in the event of any of the items (i) through (xv) above, Contractor promptly commences and diligently works to cure such condition within a reasonable period not to exceed thirty (30) Days) Owner, at its sole option and, without prejudice to any other rights that it has under this Agreement, at law or in equity and, without further notice to Contractor, may (a) take such steps as are necessary to overcome the Default condition, in which case Contractor shall be liable to Owner for any and all additional costs, damages, losses and expenses (including all attorneys’ fees and litigation expenses) incurred by Owner in connection therewith, or (b) terminate for Default Contractor’s performance of all or any part of the Work, subject to Section 18.2.

B. Additional Rights of Owner Upon Default Termination. In the event that Owner terminates this Agreement for Default in accordance with Section 14.1A, then Owner may, at its sole option, (i) enter onto the Site and, for the purpose of completing the Work, take possession of all Construction Equipment, Equipment, documents, information, Books and Records and other items thereon owned or rented by Contractor, (ii) take assignment of any or all of the Subcontracts, and/or (iii) either itself or through others complete the Work. If Owner takes possession of rented Construction Equipment, Owner shall take assignment of the applicable Subcontract(s) with respect to such rented Construction Equipment. If Owner takes possession of Construction Equipment owned by Contractor, Owner shall pay Contractor the applicable Allowable Cost for such Construction Equipment, without markup for Contractor’s Fee or Corporate Overhead, until Owner releases such Construction Equipment back to Contractor. In the event of a termination for Default, the Parties agree that Owner shall be entitled to any and all damages, losses, costs and expenses incurred by Owner arising out of or resulting from such Default. Contractor shall pay Owner such amount on demand, and Owner may, at Owner’s option, have the right and authority to offset in the amount of such difference. Contractor’s liability under this Section 14.1B is in addition to any other liability provided for under this Agreement and Owner shall have the right and authority to set off against and deduct from any such amount due Contractor by Owner any other liability of Contractor to Owner under this Agreement. Owner agrees to act reasonably to mitigate any costs it might incur in connection with any termination for Default.

C. Erroneous Termination for Default. If any termination for Default by Owner is found to be not in accordance with the provisions of this Agreement or is otherwise deemed to be unenforceable, then such termination for Default shall be deemed to be a termination for convenience as provided in Section 14.2.

D. Obligations Upon Default Termination. Upon termination for Default, Contractor shall (i) immediately discontinue Work on the date and to the extent specified in the notice, (ii) place no further orders for Subcontracts, Equipment, or any other items or services except as may be necessary for completion of such portion of the Work as is not discontinued, (iii) inventory, maintain and turn over to Owner all Construction Equipment furnished by Contractor (subject to Owner’s obligation to pay Allowable Costs for such Construction Equipment as set forth above in Section 14.1B) or any other equipment or other items provided by Owner for performance of the terminated Work, (iv) promptly make every reasonable effort to procure assignment or cancellation upon terms satisfactory to Owner of all Subcontracts and rental agreements to the extent they relate to the performance of the Work that is discontinued; (v) cooperate with Owner in the transfer of Drawings, Specifications, Permits, licenses and any other items or information and disposition of Work in progress so as to mitigate damages; (vi) comply with other reasonable requests from Owner regarding the terminated Work; (vii) thereafter execute only that portion of the Work not terminated (if any) and that portion of the Work as may be necessary to preserve and protect Work already in progress and to protect Equipment at the Site or in transit thereto, and to comply with any Applicable Law; and (viii) perform all other obligations under Section 14.1B.

14.2 Termination for Convenience by Owner.

A. Owner Rights to Terminate for Convenience. Owner shall have the right to terminate for convenience Contractor’s performance of all or any part of the Work by providing Contractor with a written notice of termination, to be effective upon receipt by Contractor. Upon termination for convenience, Contractor shall (i) immediately discontinue the Work on the date and to the extent specified in such notice, (ii) place no further orders for Subcontracts, Equipment, or any other items or services except as may be necessary for completion of such portion of the Work as is not discontinued, (iii) promptly make every reasonable effort to procure cancellation upon terms satisfactory to Owner of all Subcontracts and rental agreements to the extent they relate to the performance of the Work that is discontinued unless Owner elects to take assignment of any such Subcontracts, (iv) assist Owner in the maintenance, protection, and disposition of Work in progress, (v) cooperate with Owner for the efficient transition of the Work, (vi) cooperate with Owner in the transfer of Permits, licenses and any other items or information and disposition of Work in progress and (vii) thereafter execute only that portion of the Work not terminated (if any) and that portion of the Work as may be necessary to preserve and protect Work already in progress and to protect Equipment at the Site or in transit thereto, and to comply with any Applicable Law, and Owner may, at its sole option, take assignment of any or all of the Subcontracts.

B. Obligations of Owner upon Convenience Termination. Upon a convenience termination by Owner in accordance with Section 14.2, Contractor shall be paid (i) the reasonable value of the Work performed (the basis of payment being based on the terms of this Agreement, less any down payments, if any, made under this Agreement) prior to termination, less that portion of the Contractor’s Compensation previously paid to Contractor, plus (ii) reasonable direct close-out costs submitted in accordance with this Section (but in no event shall Contractor be entitled to receive any amount for unabsorbed overhead, contingency, risk or anticipatory profit). Contractor shall submit all reasonable direct close-out costs to Owner for verification and audit within sixty (60) Days following the effective date of termination. If no Work has been performed by Contractor at the time of termination, Contractor shall be paid the sum of One Hundred U.S. Dollars (U.S.$100) for its undertaking to perform.

14.3 Suspension of Work. Owner may, for any reason, at any time and from time to time, by written unilateral or mutual Change Order, suspend the carrying out the Work or any part thereof, whereupon Contractor shall suspend the carrying out of such suspended Work for such time or times and in such manner as Owner may require and shall take reasonable steps to minimize any costs associated with such suspension. During any such suspension, Contractor shall properly protect and secure such suspended Work in such manner as Owner may reasonably require. Unless otherwise instructed by Owner, Contractor shall during any such suspension maintain its staff and labor on or near the Site and otherwise be ready to proceed expeditiously with the Work upon receipt of Owner’s further instructions. Except where such suspension ordered by Owner is the result of or due to the fault or negligence of Contractor or any Subcontractor or Sub-subcontractor, Contractor shall be entitled to the reasonable costs (including actual, but not unabsorbed, overhead, contingency, risk and reasonable profit) of such suspension, including demobilization and remobilization costs, if necessary, along with appropriate supporting documentation to evidence such costs, and a time extension to the Guaranteed Mechanical Completion Date if and to the extent permitted under Section 6.9. Upon receipt of notice to resume suspended Work, Contractor shall immediately resume performance of the Work to the extent required in the notice. In no event shall Contractor be entitled to any additional profits or damages due to such suspension.

14.4 Suspension by Contractor. Notwithstanding anything to the contrary in this Agreement, Contractor shall have the responsibility at all times to prosecute the Work diligently and shall not suspend, stop or cease performance hereunder or permit the prosecution of the Work to be delayed; provided, however, subject to Owner’s right to withhold or offset payment to Contractor under this Agreement, if Owner fails to pay undisputed amounts due and owing to Contractor and Owner has failed to cure such failure within fifteen (15) Days following Contractor’s written notice to Owner to cure such failure, Contractor may suspend performance of the Work until Contractor receives such undisputed amounts. Owner acknowledges that the time periods set forth in this Section 14.4 and in Section 14.5 are material terms of the Agreement.

14.5 Termination by Contractor.

A. Contractor may terminate this Agreement if, continuing at the time of such termination, Contractor has stopped the performance of all Work under this Agreement pursuant to Section 14.4 for forty-five (45) Days, and after the expiration of such thirty(30) Day period, Contractor gives Owner written notice specifying the nature of the default and its intent to terminate this Agreement, and Owner fails to cure such default within thirty (30) Days after receipt of Contractor’s notice.

B. Except where, or to the extent, a suspension ordered by Owner is the result of or due to the fault or negligence of Contractor or any Subcontractor or Sub-subcontractor, if Owner suspends the entirety of the Work for a period of one hundred eighty (180) Days in the aggregate, then Contractor may terminate this Agreement upon seven (7) Days’ written notice to Owner unless Owner permits the resumption of the Work within such seven (7) Day period.

C. In the event of any such termination under this Section 14.5, Contractor shall have the rights (and Owner shall make the payments) provided for in Section 14.2B in the event of an Owner termination for convenience. Contractor’s sole right to terminate this Agreement is set forth in this Section 14.5.

ARTICLE 15

INDEMNITIES

15.1 General Indemnification. IN ADDITION TO ITS INDEMNIFICATION, DEFENSE AND HOLD HARMLESS OBLIGATIONS CONTAINED ELSEWHERE IN THIS AGREEMENT, CONTRACTOR SHALL FULLY INDEMNIFY, HOLD HARMLESS AND DEFEND OWNER INDEMNIFIED PARTIES FROM ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTION, SUITS LIABILITIES, LOSSES, DAMAGES AND EXPENSES (INCLUDING ALL REASONABLE ATTORNEY’S FEES AND LITIGATION OR ARBITRATION COSTS OR EXPENSES) (COLLECTIVELY, “CLAIMS”) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RESULTING FROM OR RELATED TO ANY OF THE FOLLOWING:

A. (I) actual or alleged pollution or contamination of the land, water or air arising from spills, releases, discharges or otherwise of Hazardous Materials, including fuels, lubricants, motor oils, pipe dope, paints, solvents, and garbage, used, handled or disposed of by Contractor or any Subcontractor or Sub-subcontractor during the performance of the Work, and (II) any environmental damage of any other nature resulting from the performance of the Work by Contractor or any Subcontractor or Sub-subcontractor;

B. actual or asserted violation or infringement of any domestic or foreign patents, copyrights or trademarks or other intellectual property, or any improper use of confidential information or other proprietary rights that may be attributable to Contractor or any Subcontractor or Sub-subcontractor in connection with the Work;

C. Any actual or alleged failure of Contractor or its Subcontractors or Sub-Subcontractors to comply with Applicable Law, Applicable Codes and Standards or safety requirements under this Agreement;

D. claims by any Governmental Instrumentality as a result of a failure by Contractor or any Subcontractor or Sub-subcontractor to pay taxes;

E. Failure of Contractor to make payments to any Subcontractor in accordance with the respective Subcontract;

F. Subject to Section 8.2, personal injury to or death of any Person (other than employees, directors and officers of any member of Owner Group), or damage to or destruction of property of any person (other than employees, directors and officers of any member of Owner Group) in any way directly or indirectly arising out of or resulting from or related to the negligence, willful misconduct or gross negligence of any member of the Contractor Group or any Subcontractor or Sub-Subcontractor or anyone directly or indirectly employed by them or anyone for whose acts they may be liable.

15.2 Injuries to Contractor’s Employees and Damage to Contractor’s Property.

A. Notwithstanding the provisions of section 15.1F, Contractor shall defend, indemnify and hold harmless the Owner Group from and against all Claims directly or indirectly arising out of or resulting from or related to (i) injury to or death of any of the employees, directors and officers of any member of Contractor Group or any Subcontractor or Sub-subcontractor, or (ii) damage to or destruction of property of any member of the Contractor Group or the property of any Subcontractor or Sub-subcontractor, whether or not such Claims are due to an act, omission, negligence (whether contributory, joint, or sole), fault or strict liability of any member of Owner Group, but excluding only those Claims due to the willful misconduct of any member of Owner Group.

B. Notwithstanding the provisions of section 15.1F, Contractor shall waive and release (and shall cause the Contractor Group and Subcontractors and Sub-Subcontractors to waive and release) the Owner Group from and against all Claims directly or indirectly arising out of or resulting from or related to (i) injury to or death of any of the employees, directors and officers of any member of Contractor Group or any Subcontractor or Sub-subcontractor, or (ii) damage to or destruction of property of any member of the Contractor Group or the property of any Subcontractor or Sub-subcontractor, whether or not such Claims are due to an act, omission, negligence (whether contributory, joint, or sole), fault or strict liability of the Owner Group, but excluding only those Claims due to the willful misconduct of any member of Owner Group.

15.3 Injuries to Owner’s Employees and Damage to Owner’s Property.

A. Except as otherwise provided in Sections 3.11 and 15.1A, Owner shall defend, indemnify and hold harmless the Contractor Group from and against all Claims directly or indirectly arising out of or resulting from or related to (i) injury to or death of employees, directors and officers of any member of the Owner Group or (ii) damage to or destruction of property of any member of Owner Group (excluding the Work, the FACILITY and the Project), whether or not such Claims are due to an act, omission, negligence (whether contributory, joint, or sole), fault or strict liability of the Contractor, but excluding only those Claims due to the willful misconduct of any member of the Contractor Group.

B. Except as otherwise provided in Sections 3.11 and 15.1A, Owner shall waive and release the Contractor Group from and against all claims directly or indirectly arising out of or resulting from or related to (i) injury to or death of employees, directors and officers of any member of the Owner Group or (ii) damage to or destruction of property of any member of Owner Group (excluding the Work, the Facility, and the Project), whether or not such Claims are due to an act, omission, negligence (whether contributory, joint, or sole), fault or strict liability of the Contractor, but excluding only those Claims due to the willful misconduct of any member of the Contractor Group.

15.4 Patent and Copyright Indemnification. IN THE EVENT THAT ANY SUIT, CLAIM, TEMPORARY RESTRAINING ORDER OR PRELIMINARY INJUNCTION IS GRANTED IN CONNECTION WITH SECTION 15.1B, CONTRACTOR SHALL, IN ADDITION TO ITS OBLIGATION UNDER SECTION 15.1B, MAKE EVERY REASONABLE EFFORT, BY GIVING A SATISFACTORY BOND OR OTHERWISE, TO SECURE THE SUSPENSION OF THE INJUNCTION OR RESTRAINING ORDER. IF, IN ANY SUCH SUIT OR CLAIM, THE WORK OR ANY PART, COMBINATION OR PROCESS THEREOF, IS HELD TO CONSTITUTE AN INFRINGEMENT AND ITS USE IS PRELIMINARILY OR PERMANENTLY ENJOINED, CONTRACTOR SHALL PROMPTLY MAKE EVERY REASONABLE EFFORT TO SECURE FOR OWNER A LICENSE, AT NO COST TO OWNER, AUTHORIZING CONTINUED USE OF THE INFRINGING WORK. IF CONTRACTOR IS UNABLE TO SECURE SUCH A LICENSE WITHIN A REASONABLE TIME, CONTRACTOR SHALL, AT ITS OWN EXPENSE AND WITHOUT IMPAIRING PERFORMANCE REQUIREMENTS, EITHER REPLACE THE AFFECTED WORK, IN WHOLE OR PART, WITH NON-INFRINGING COMPONENTS OR PARTS OR MODIFY THE SAME SO THAT THEY BECOME NON-INFRINGING.

15.5 Lien Indemnification. SHOULD ANY SUBCONTRACTOR OR SUB-SUBCONTRACTOR OR ANY OTHER PERSON ACTING THROUGH OR UNDER CONTRACTOR OR ANY SUBCONTRACTOR OR SUB-SUBCONTRACTOR FILE A LIEN OR OTHER ENCUMBRANCE AGAINST ALL OR ANY PORTION OF THE WORK, THE SITE OR THE PROJECT, CONTRACTOR SHALL, AT ITS SOLE COST AND EXPENSE, REMOVE AND DISCHARGE, BY PAYMENT, BOND OR OTHERWISE, SUCH LIEN OR ENCUMBRANCE WITHIN TEN (10) DAYS OF THE FILING OF SUCH LIEN OR ENCUMBRANCE. IF CONTRACTOR FAILS TO REMOVE AND DISCHARGE ANY SUCH LIEN OR ENCUMBRANCE WITHIN SUCH TEN (10) DAY PERIOD, THEN OWNER MAY, IN ITS SOLE DISCRETION AND IN ADDITION TO ANY OTHER RIGHTS THAT IT HAS UNDER THIS AGREEMENT, AT LAW OR EQUITY, (I) REMOVE AND DISCHARGE SUCH LIEN AND ENCUMBRANCE USING WHATEVER MEANS THAT OWNER DEEMS APPROPRIATE; (II) SEEK AND OBTAIN AN ORDER GRANTING SPECIFIC PERFORMANCE FROM A COURT OF COMPETENT JURISDICTION, REQUIRING THAT CONTRACTOR

IMMEDIATELY DISCHARGE AND REMOVE, BY BOND, PAYMENT OR OTHERWISE, SUCH LIEN OR ENCUMBRANCE, AS THE CONTRACTOR AGREES THAT THE FAILURE TO DISCHARGE AND REMOVE ANY SUCH LIEN OR ENCUMBRANCE WILL CAUSE IRREPARABLE INJURY TO OWNER AND OWNER’S AFFILIATES THAT CANNOT BE ADEQUATELY COMPENSATED BY DAMAGES; OR (III) CONDUCT THE DEFENSE OF ANY ACTION IN RESPECT OF (AND ANY COUNTERCLAIMS RELATED TO) SUCH LIENS OR ENCUMBRANCES AS SET FORTH IN SECTION 15.6, WITHOUT REGARD TO CONTRACTOR’S RIGHTS UNDER SUCH SECTION. IN SUCH CIRCUMSTANCE, CONTRACTOR SHALL BE LIABLE TO OWNER FOR ALL DAMAGES, COSTS, LOSSES AND EXPENSES (INCLUDING ALL ATTORNEYS’ FEES, CONSULTANT FEES AND LITIGATION EXPENSES, AND SETTLEMENT PAYMENTS) INCURRED BY OWNER ARISING OUT OF OR RELATING TO SUCH REMOVAL AND DISCHARGE. ALL SUCH DAMAGES, COSTS, LOSSES AND EXPENSES SHALL BE PAID BY CONTRACTOR NO LATER THAN THIRTY (30) DAYS AFTER RECEIPT OF EACH INVOICE FROM OWNER.

15.6 LEGAL DEFENSE. NOT LATER THAN FIFTEEN (15) DAYS AFTER RECEIPT OF WRITTEN NOTICE FROM THE INDEMNIFIED PARTY TO THE INDEMNIFYING PARTY OF ANY CLAIMS, DEMANDS, ACTIONS OR CAUSES OF ACTION ASSERTED AGAINST SUCH INDEMNIFIED PARTY FOR WHICH THE INDEMNIFYING PARTY HAS INDEMNIFICATION, DEFENSE AND HOLD HARMLESS OBLIGATIONS UNDER THIS AGREEMENT, WHETHER SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION IS ASSERTED IN A LEGAL, JUDICIAL, ARBITRAL OR ADMINISTRATIVE PROCEEDING OR ACTION OR BY NOTICE WITHOUT INSTITUTION OF SUCH LEGAL, JUDICIAL, ARBITRAL OR ADMINISTRATIVE PROCEEDING OR ACTION, THE INDEMNIFYING PARTY SHALL AFFIRM IN WRITING BY NOTICE TO SUCH INDEMNIFIED PARTY THAT THE INDEMNIFYING PARTY WILL INDEMNIFY, DEFEND AND HOLD HARMLESS SUCH INDEMNIFIED PARTY AND SHALL, AT THE INDEMNIFYING PARTY’S OWN COST AND EXPENSE, ASSUME ON BEHALF OF THE INDEMNIFIED PARTY AND CONDUCT WITH DUE DILIGENCE AND IN GOOD FAITH THE DEFENSE THEREOF WITH COUNSEL SELECTED BY THE INDEMNIFYING PARTY AND REASONABLY SATISFACTORY TO SUCH INDEMNIFIED PARTY; PROVIDED, HOWEVER, THAT SUCH INDEMNIFIED PARTY SHALL HAVE THE RIGHT TO BE REPRESENTED THEREIN BY ADVISORY COUNSEL OF ITS OWN SELECTION, AND AT ITS OWN EXPENSE; AND PROVIDED FURTHER THAT IF THE DEFENDANTS IN ANY SUCH ACTION OR PROCEEDING INCLUDE THE INDEMNIFYING PARTY AND AN INDEMNIFIED PARTY AND THE INDEMNIFIED PARTY SHALL HAVE REASONABLY CONCLUDED THAT THERE MAY BE LEGAL DEFENSES AVAILABLE TO IT WHICH ARE DIFFERENT FROM OR ADDITIONAL TO, OR INCONSISTENT WITH, THOSE AVAILABLE TO THE INDEMNIFYING PARTY, SUCH INDEMNIFIED PARTY SHALL HAVE THE RIGHT TO SELECT UP TO ONE SEPARATE COUNSEL TO PARTICIPATE IN THE DEFENSE OF SUCH ACTION OR PROCEEDING ON ITS OWN BEHALF AT THE EXPENSE OF THE INDEMNIFYING PARTY. IN THE EVENT OF THE FAILURE OF THE INDEMNIFYING PARTY TO PERFORM FULLY IN ACCORDANCE WITH THE DEFENSE OBLIGATIONS UNDER THIS SECTION 15.6, SUCH INDEMNIFIED PARTY MAY, AT ITS OPTION, AND WITHOUT RELIEVING THE INDEMNIFYING PARTY OF ITS OBLIGATIONS HEREUNDER, SO PERFORM, BUT ALL DAMAGES, COSTS AND EXPENSES (INCLUDING ALL ATTORNEYS’ FEES, CONSULTANT FEES AND LITIGATION EXPENSES, SETTLEMENT PAYMENTS AND JUDGMENTS) SO INCURRED BY SUCH INDEMNIFIED PARTY IN THAT EVENT SHALL BE REIMBURSED BY THE INDEMNIFYING PARTY TO SUCH INDEMNIFIED PARTY, TOGETHER WITH INTEREST ON SAME FROM THE DATE ANY SUCH COST AND EXPENSE WAS PAID BY SUCH INDEMNIFIED PARTY UNTIL REIMBURSED BY THE INDEMNIFYING PARTY AT THE INTEREST RATE SET FORTH IN THIS AGREEMENT.

15.7 Enforceability.

A. EXCEPT AS OTHERWISE SET FORTH IN SECTIONS 15.2 AND 15.3, THE INDEMNITY, DEFENSE AND HOLD HARMLESS OBLIGATIONS FOR PERSONAL INJURY OR DEATH OR PROPERTY DAMAGE UNDER THIS AGREEMENT SHALL APPLY REGARDLESS OF WHETHER THE INDEMNIFIED PARTY WAS CONCURRENTLY NEGLIGENT (WHETHER ACTIVELY OR PASSIVELY), IT BEING AGREED BY THE PARTIES THAT IN THIS EVENT, THE PARTIES’ RESPECTIVE LIABILITY OR RESPONSIBILITY FOR SUCH DAMAGES, LOSSES, COSTS AND EXPENSES UNDER THIS ARTICLE 15 SHALL BE DETERMINED IN ACCORDANCE WITH PRINCIPLES OF COMPARATIVE NEGLIGENCE.

B. IN THE EVENT THAT ANY INDEMNITY PROVISIONS IN THIS AGREEMENT ARE CONTRARY TO THE LAW GOVERNING THIS AGREEMENT, THEN THE INDEMNITY OBLIGATIONS APPLICABLE HEREUNDER SHALL BE APPLIED TO THE MAXIMUM EXTENT ALLOWED BY APPLICABLE LAW.

ARTICLE 16

DISPUTE RESOLUTION

16.1 Negotiation. In the event that any claim, dispute or controversy arising out of or relating to this Agreement (including the breach, termination or invalidity thereof, and whether arising out of tort or contract) (“Dispute”) cannot be resolved informally within thirty (30) Days after the Dispute arises, either Party may give written notice of the Dispute (“Dispute Notice”) to the other Party requesting that a representative of Owner’s senior management and Contractor’s senior management meet in an attempt to resolve the Dispute. Each such management representative shall have full authority to resolve the Dispute and shall meet at a mutually agreeable time and place within thirty (30) Days after receipt by the non-notifying Party of such Dispute Notice, and thereafter as often as they deem reasonably necessary to exchange relevant information and to attempt to resolve the Dispute. In no event shall this Section 16.1 be construed to limit either Party’s right to take any action under this Agreement, including Owner’s termination rights. The Parties agree that if any Dispute is not resolved within ninety (90) Days after receipt of the Dispute Notice given in this Section 16.1, then either Party may by notice to the other Party refer the Dispute to be decided by final and binding arbitration in accordance with Section 16.2.

16.2 Arbitration. Any arbitration held under this Agreement shall be held in Houston, Texas, unless otherwise agreed by the Parties, shall be administered by the Dallas, Texas office of the American Arbitration Association (“AAA”) and shall, except as otherwise modified by this Section 16.2, be governed by the AAA’s Construction Industry Arbitration Rules and Mediation Procedures (including Procedures for Large, Complex Construction Disputes) (the “AAA Rules”). The number of arbitrators required for the arbitration hearing shall be determined in accordance with the AAA Rules. The arbitrator(s) shall determine the rights and obligations of the Parties according to the substantive law of the state of Texas, excluding its conflict of law principles, as would a court for the state of Texas; provided, however, the law applicable to the validity of the arbitration clause, the conduct of the arbitration, including resort to a court for provisional remedies, the enforcement of any award and any other question of arbitration law or procedure shall be the Federal Arbitration Act, 9 U.S.C.A. § 2. Issues concerning the arbitrability of a matter in dispute shall be decided by a court with proper jurisdiction. The Parties shall be entitled to engage in reasonable discovery, including the right to production of relevant and material documents by the opposing Party and the right to take depositions reasonably limited in number, time and place, provided that in no event shall any Party be entitled to refuse to produce relevant and non-privileged documents or copies thereof requested by the other Party within the time limit set and to the extent required by order of the arbitrator(s). All disputes regarding discovery shall be promptly resolved by the arbitrator(s). This agreement to arbitrate is binding upon the Parties, Contractor’s surety (if any) and the successors and permitted assigns of any of them. At Owner’s sole option, any other person may be joined as an additional party to any arbitration conducted under this Section 16.2, provided that the party to be joined is or may be liable to either Party in connection with all or any part of any Dispute between the Parties. The arbitration award shall be final and binding, in writing, signed by all arbitrators, and shall state the reasons upon which the award thereof is based. The Parties agree that judgment on the arbitration award may be entered by any court having jurisdiction thereof.

16.3 Continued Performance. Notwithstanding any Dispute, it shall be the responsibility of Contractor to continue to prosecute all of the Work diligently and in a good and workmanlike manner in conformity with this Agreement. Except to the extent provided in Section 14.5, Contractor shall have no right to cease performance hereunder or to permit the prosecution of the Work to be delayed. Owner shall, subject to its right to withhold or offset amounts pursuant to this Agreement, continue to pay Contractor undisputed amounts in accordance with this Agreement; provided, however, in no event shall the occurrence of any negotiation or arbitration prevent or restrict Owner from exercising its rights under this Agreement, at law or in equity, including Owner’s right to terminate pursuant to Sections 14.1 and 14.2.

ARTICLE 17

CONFIDENTIALITY

17.1 Contractor’s Obligations. Contractor hereby covenants and warrants that Contractor and its employees and agents shall not (without in each instance obtaining Owner’s prior written consent) disclose, make commercial or other use of, or give or sell to any Person any of the following information: (i) the Drawings and Specifications other than to Subcontractors or Sub-subcontractors as necessary to perform the Work, or (ii) any other information relating to the business, products, services, research or development, clients or customers of Owner or any Owner Affiliate, or relating to similar information of a third party who has entrusted such information to Owner or any Owner Affiliate (hereinafter individually or collectively, “Owner’s Confidential Information”). Prior to disclosing any information in (i) of this Section 17.1 to any Subcontractor or Sub-subcontractor as necessary to perform the Work, Contractor shall bind such Subcontractor or Sub-subcontractor to the confidentiality obligations contained in this Section 17.1 and to the term in Section 17.4.

17.2 Exceptions. Notwithstanding Section 17.1, Owner’s Confidential Information shall not include: (i) information which at the time of disclosure or acquisition is in the public domain, or which after disclosure or acquisition becomes part of the public domain without violation of Article 17; (ii) information which at the time of disclosure or acquisition was already in the possession of the Contractor or its employees or agents and was not previously acquired from the Owner or any of its employees or agents; (iii) information which the Contractor can show was acquired by Contractor after the time of disclosure or acquisition hereunder from a third party without any confidentiality commitment, if, to the best of Contractor’s or its employees’ or agent’s knowledge, such third party did not acquire it from Owner or any of its employees or agents; (iv) information independently developed by Contractor without benefit of Owner’s Confidential Information; and (v) information which is required by Applicable Law or other agencies in connection with the Project, to be disclosed; provided, however, that prior to such disclosure, Contractor gives reasonable notice to Owner of the information required to be disclosed so that Owner may attempt to seek an appropriate protective order or other remedy.

17.3 Equitable Relief. Contractor acknowledges that in the event of a breach of any of the terms contained in this Article 17, Owner would suffer irreparable harm for which remedies at law, including damages, would be inadequate, and that Owner shall be entitled to seek equitable relief therefor by injunction, in addition to any and all rights and remedies available to it at law and in equity, without the requirement of posting a bond.

17.4 Term. The confidentiality obligations of this Article 17 shall survive the expiration or termination of this Agreement for a period of five (5) years following the expiration or earlier termination of this Agreement.

ARTICLE 18

LIMITATION OF LIABILITY

18.1 Contractor Aggregate Liability. Contractor shall not be liable to Owner under this Agreement for cumulative aggregate amounts in excess of one hundred percent (100%) of the Estimated Total Contractor’s Compensation (as may be adjusted by Change Order); provided that, notwithstanding the foregoing, the limitation of liability set forth in this Section 18.1 shall not (i) apply to Contractor’s indemnification obligations under this Agreement with respect to the claims of third parties; (ii) apply to Contractor’s obligation to deliver to Owner full legal title to and ownership of all or any portion of the Work and Facility as required under this Agreement; (iii) include the payment of proceeds under any insurance policy of Contractor or any of its Subcontractors; or (iv) apply in the event of Contractor’s fraud, willful misconduct, abandonment of the Work or gross negligence. In no event shall the limitation of liability set forth in this Section 18.1 be in any way deemed to limit Contractor’s obligation to perform all Work required to achieve Mechanical Completion or Final Completion of the Work and the costs incurred by Contractor in performing the Work shall not be counted against the limitation of liability set forth in this Section 18.1. As used in this Article 18, “third party” or “third parties” means any Person other than Contractor, Owner, or Affiliates of Owner, and expressly includes the employees of Owner, Contractor and all Subcontractors and Sub-subcontractors.

18.2 Consequential Damages. Notwithstanding any other provisions of this Agreement to the contrary, neither Owner (or any member of the Owner Group) nor Contractor (or any member of the Contractor Group) shall be liable under this Agreement or under any cause of action related to the subject matter of this Agreement, whether in contract, tort (including negligence), strict liability, products liability, indemnity, contribution, or any other cause of action for special, indirect, incidental or consequential losses or damages, loss of profits, use, opportunity, revenues, financing, bonding capacity, or business interruptions, or damages or losses for principal office expenses including compensation of personnel stationed there; provided that the limitation of liability set forth in this Section 18.2 shall not apply: (i) to amounts encompassed within Liquidated Damages; or (ii) to Contractor’s indemnification obligations under this Agreement with respect to the claims of third parties.

18.3 Applicability. Except as expressly stated in this Agreement, the waivers and disclaimers of liability, releases from liability, limitations and apportionments of liability in this Agreement shall apply regardless of fault.

ARTICLE 19

MISCELLANEOUS PROVISIONS

19.1 Entire Agreement. This Agreement, including the Attachments and Schedules attached to and incorporated into this Agreement, contains the entire understanding of the Parties with respect to the subject matter hereof and incorporates any and all prior agreements and commitments with respect thereto. There are no other oral understandings, terms or conditions, and neither Party has relied upon any representation, express or implied, not contained in this Agreement. General or special conditions included in any of Contractor’s price lists, invoices, tickets, receipts or other such documents presented to Owner shall have no applicability to Owner with respect to this Agreement. All Attachments and Schedules shall be incorporated into this Agreement by such reference.

19.2 Amendments. Other than unilateral Change Orders issued by Owner to Contractor pursuant to Section 6.1C or Section 6.2D, no change, amendment or modification of this Agreement shall be valid or binding upon the Parties hereto unless such change, amendment or modification is in writing and duly executed by both Parties.

19.3 Interpretation. Preparation of this Agreement has been a joint effort of the Parties and the resulting document shall not be construed more severely against one of the Parties than against the other. The headings and captions contained in this Agreement are for convenience and reference only and in no way define, describe, extend or limit the scope of intent of this Agreement or the intent of any provision contained herein.

19.4 Notice. Any notice, Invoice, demand, offer, or other written instrument required or permitted to be given pursuant to this Agreement shall be in writing signed by the Party giving such notice and shall be hand delivered or sent by overnight courier, messenger, facsimile or certified mail, return receipt requested, to the other Party at the address set forth below.

A.	If delivered to Owner:

Cheniere Corpus Christi Pipeline, LP
700 Milam, Suite 1900
Houston, TX 77002

Facsimile: 713-375-6000
Attn: Suzanne Hickham

B.	If delivered to Contractor:

Associated Pipe Line Contractors, Inc.
3535 Briarpark, Suite 135
Houston, TX 77042

Facsimile: 713-789-5232
Attn: Jim Summers

Each Party shall have the right to change the place to which notice shall be sent or delivered by sending a similar notice to the other Party in like manner. Notices, demands, offers or other written instruments shall be deemed to have been duly given on the date actually received by the intended recipient.

19.5 Severability. If any provision or part thereof in this Agreement is determined to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability will not impair the operation of or affect those remaining portions of such provision and this Agreement that are legal, valid and enforceable. Such provision or part thereof will be modified so as to be legal, valid and enforceable consistent as closely as possible with the intent of the original language of such provision or part thereof and shall be enforced to the extent possible consistent with Applicable Law. If the illegality, invalidity or unenforceability of such provision or part thereof cannot be modified consistent with the intent of the original language, such provision will be deleted and treated as if it were never a part of this Agreement and shall not affect the validity of the remaining portions of the provision or this Agreement.

19.6 Assignment. This Agreement may be assigned to other Persons only upon the prior written consent of the non-assigning Party hereto, except Owner may assign this Agreement, in whole or part, to any of its Affiliates or co-venturers or to any Person jointly controlled by Owner and any co-venturers. Furthermore, Owner may assign, pledge and/or grant a security interest in this Agreement to any Lender without Contractor’s consent. When duly assigned in accordance with the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the assignee; provided that any assignment by Contractor pursuant to this Section 19.6 shall not relieve Contractor of any of its obligations or liabilities under this Agreement. Any assignment not in accordance with this Section 19.6 shall be void and without force or effect, and any attempt to assign this Agreement in violation of this provision shall grant the non-assigning Party the right, but not the obligation, to terminate this Agreement at its option for Default. This Agreement shall be binding upon the Parties hereto, their successors and permitted assigns.

19.7 No Waiver. Any failure of either Party to enforce any of the provisions of this Agreement or to require compliance with any of its terms at any time during the term of this Agreement shall in no way affect the validity of this Agreement, or any part hereof, and shall not be deemed a waiver of the right of such Party thereafter to enforce any and each such provisions.

19.8 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas (without giving effect to the principles thereof relating to conflicts of law). The United Nations Convention on Contracts for the International Sale of Goods shall not apply to this Agreement.

19.9 No Publicity. Contractor shall not reveal any information concerning details of this Agreement to the press or a news-disseminating agency or use the details of this Agreement within any advertising, promotional material, publicity or other printed material without Owner’s prior written approval in each instance. In addition, Contractor may not take photographs of the Site without Owner’s prior written approval.

19.10 Counterparts. This Agreement may be signed in any number of counterparts and each counterpart shall represent a fully executed original as if signed by each of the Parties. Facsimile signatures shall be deemed as effective as original signatures.

19.11 Survival. Article 9, Article 10, Article 12, Article 13, Article 14, Article 15, and Article 17, Sections 3.4, 3.9, 3.11, 8.1, 11.4, 19.8, and this Section 19.11 shall survive termination or expiration of this Agreement, in addition to any other provisions which by their nature should, or by their express terms do, survive or extend beyond the termination or expiration of this Agreement.

19.12 Further Assurances. Contractor and Owner agree to provide such information, execute and deliver any such instruments and documents and to take such other actions as may be necessary or reasonably requested by the other Party that are not inconsistent with the provisions of this Agreement and that do not involve the assumptions of obligations greater than those provided for in this Agreement, in order to give full effect to this Agreement and to carry out the intent of this Agreement.

19.13 Priority. The documents that form this Agreement are listed below in order of priority, with the document having the highest priority listed first and the one with the lowest priority listed last. Subject to Section 1.1 under the definition of Applicable Codes and Standards regarding conflicts or inconsistencies between any Applicable Codes and Standards, in the event of any conflict or inconsistency between a provision in one document and a provision in another document, the document with the higher priority shall control. In the event of a conflict or inconsistency between provisions contained within the same document, then the provision that requires the highest standard of performance on the part of Contractor shall control. This Agreement is composed of the following documents, which are listed in priority: (i) Change Orders or written amendments to this Agreement; (ii) this Agreement; and (iii) Attachments and Schedules to this Agreement.

19.14 Restrictions on Public Announcements. Neither Contractor nor its Subcontractors or Sub-subcontractors shall (i) use or take any photographs of any part of the Facility or the Corpus Christi Pipeline Project (except as may be included in a Monthly Progress Report) or (ii) publicly refer to the Work or the Corpus Christi Pipeline Project in any manner, including the issuance of a press release, advertisement, publicity material, prospectus, financial document or similar material, the creation of any business development materials, proposals, reference materials or similar materials, or the participation in a media interview that mention or refer to the Work or the Corpus Christi Pipeline Project, without in each instance under (i) or (ii) obtaining the prior written consent of Owner.

19.15 [Not Used].

19.16 Federal Energy Regulatory Commission Approval. Issuance of the NTP pursuant to Section 5.2B is contingent upon FERC issuing the FERC Authorization. In the event FERC denies Owner’s application for the FERC Authorization or the content of such FERC Authorization is not acceptable to Owner, then Owner shall not be obligated to appeal therefrom. In the event FERC denies Owner’s application, then Owner may terminate this Agreement for convenience in accordance with Section 14.2.

19.17 Owner’s Lender. In addition to other assurances provided in this Agreement, Contractor acknowledges that Owner intends to obtain project financing associated with the Corpus Christi Pipeline Project and Contractor agrees to cooperate with Owner and Lender in connection with such project financing, including entering into direct agreements with Lender, as required by Lender, covering matters that are customary in project financings of this type such as Lender assignment or security rights with respect to this Agreement, direct notices to Lender, step-in/step-out rights, access by Lender’s representative and other matters applicable to such project financing. Contractor acknowledges and agrees that Owner’s execution of this Agreement is contingent upon obtaining such project financing and agrees further that in the event Owner does not obtain such project financing, Owner shall not be liable to Contractor by reason of any terms and conditions contained in or connected with this Agreement. Contractor acknowledges and agrees that Owner’s issuance of the NTP is contingent upon obtaining project financing in connection with this Project or other forms of financing.

19.18 Independent Engineer. Contractor shall cooperate with Independent Engineer in the conduct of his or her duties in relation to the Project and the Work. No review, approval or disapproval by Independent Engineer shall serve to reduce or limit the liability of Contractor to Owner under this Agreement.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives as of the Agreement Date.

Owner:

CHENIERE CORPUS CHRISTI PIPELINE, L.P.

By:	/s/ Chad Zamarin
Name:	Chad Zamarin
Title:	President

Contractor:

ASSOCIATED PIPE LINE CONTRACTORS, INC.

By:	/s/ Paul Somerville
Name:	Paul Somerville
Title:	C.E.O.

ATTACHMENT A

SCOPE OF WORK

This Scope of Work provides an overall description of the Work and the Project that Contractor is to construct, pre-commission, commission, start-up and test. All construction, pre-commissioning, and testing necessary for the delivery of a complete and functional Facility (whether or not specified) meeting all of the requirements of the Agreement shall be provided by Contractor. Contractor shall perform the Work in accordance with GCP, Applicable Law, Applicable Codes and Standards, and all other terms and provisions of the Agreement, with the explicit understanding that the Project will operate as a: twenty-two (22) mile forty-eight inch (48”) natural gas pipeline, plus 1.5 miles of dual 36” header pipelines into Sinton Compressor station, 2 mainline valves, and 3000 feet of horizontal directional drill from terminal custody transfer meter to the Corpus Christi Liquefaction Project tie-in meeting all requirements and Specifications of the Agreement, including Applicable Codes and Standards, Applicable Law, and Warranties. The Work shall include any incidental work that can reasonably be inferred as required and necessary to complete the Work in accordance with the Agreement, excluding only those items which Owner has specifically agreed to provide under the terms of this Agreement.

All Work shall be performed in accordance with the requirements set forth in the Owner’s Safety and Environmental Policies and Procedures set forth in Attachment H.

Any statement that an item or thing “will” or “shall” be provided or “will” or “shall” have certain characteristics, or words of similar import, means that the item or thing forms a part of the Work and must be provided with those characteristics as part of the Project. Similarly, any statement that an action “will” be taken means that the action forms a part of the Work and must be taken to complete the Facility. Capitalized terms not defined in this Attachment A shall have the meaning prescribed to them in the Agreement. References in this Attachment A to any “Section” or “Article” shall mean the sections or articles in the Attachment or Schedule containing the reference, unless express reference is made to another section or article of the Agreement.

References to laws, codes, and standards in this Attachment A shall be construed as the latest version or revision of the law, code, or standard referenced. In the event of a conflict between laws, codes, standards and this Attachment A, Contractor shall always abide by the most stringent standard.

Without limiting the generality of the foregoing, the Work is more specifically described in this Attachment A, which is comprised of the following Schedules:

A-1

SCHEDULE A-1

SCOPE OF WORK

A-2

ATTACHMENT B

KEY PERSONNEL AND CONTRACTOR’S ORGANIZATION

SCHEDULE B-1

KEY PERSONNEL

The following individuals are Key Personnel. In accordance with Section 2.2A of the Agreement, Key Personnel shall, unless otherwise expressly stated in this Schedule B-1, be devoted essentially full-time to the Work for the entire duration of the Work, and Key Personnel shall not be removed or reassigned without Owner’s prior written approval.

Name	Position	Duration
Jim Summers	Contactor Representative	Entire Duration
Jim Summers	Vice President/Project Manager	Entire Duration
Bob Johnston	Construction Manager	Entire Duration
Byron Johnson	Superintendent	Entire Duration

Note: Pursuant to Section 2.2B of the Agreement, the Contractor Representative is a Key Person

SCHEDULE B-2

CONTRACTOR’S ORGANIZATION

The diagram below illustrates the organizational structure to be implemented for the Work by Contractor, which includes significant roles to be filled by any Subcontractor personnel.

ATTACHMENT C

NOTICE TO PROCEED FORMS

SCHEDULE C-1

LIMITED NOTICE TO PROCEED FORM

Date:

Via Facsimile (    ) - and Certified Mail

[                                     ]

[                                     ]

[                                     ]

Attention: [                  ]

Re:	Limited Notice to Proceed

Pursuant to Section 5.2A of the Construction Agreement for the Corpus Christi Pipeline Project, dated as of [                    ] (the “Agreement”), by and between Corpus Christi Pipeline L.P. (“Owner”), and Associated Pipe Line Contractors, Inc. (“Contractor”), this letter shall serve as a Limited Notice to Proceed from Owner to Contractor authorizing Contractor to proceed with that certain portion of the Work as described below pursuant to the terms and conditions of the Agreement:

                                                                                                                                                                        (“LNTP Work”).

Contractor is authorized under this Limited Notice to Proceed to incur no more than                      U.S. Dollars (U.S.$            ) for performance of the foregoing LNTP Work. No other amounts are authorized under this Limited Notice to Proceed for any other services, labor or Work. Contractor shall be paid for such specified LNTP Work pursuant to the terms and conditions of the Agreement, with all such payments credited against the Estimated Total Contractor’s Compensation and the first payment(s) to become due under the Agreement.

For and on behalf of
Corpus Christi Pipeline, L.P.

By:
Name:
Title:

cc:	[ ]
[ ]
[ ]
Facsimile: [ ]
Attn: [ ]

SCHEDULE C-2

NOTICE TO PROCEED FORM

Date:

Via Facsimile [                        ] and Overnight Courier

[                                 ]

[                        ]

[                        ]

Attention: [                        ]

Re:	Notice to Proceed

Pursuant to Section 5.2B of the Construction Agreement for the Corpus Christi Pipeline Project, dated as of [                    ] (the “Agreement”), by and between Corpus Christi Pipeline, L.P. (“Owner”), and Associated Pipe Line Contractors, Inc. (“Contractor”), this letter shall serve as the Notice to Proceed from Owner to Contractor authorizing Contractor to proceed with the Work pursuant to the terms and conditions of the Agreement.

Contractor has caused its duly authorized representative to execute this Notice to Proceed by and on behalf of Contractor.

For and on behalf of
Corpus Christi Pipeline, L.P.

By:
Name:
Title:

cc:	[ ]
[ ]
[ ]
Facsimile: [ ]
Attn: [ ]

ATTACHMENT D

FORM OF CHANGE ORDER

SCHEDULE D-1

CHANGE ORDER FORM

(for use when the Parties mutually agree upon and execute the Change Order pursuant to Section 6.1B or 6.2C)

PROJECT NAME: Construction Agreement for the Corpus Christi Pipeline Project OWNER: Corpus Christi Pipeline, L.P. CONTRACTOR: Associated Pipe Line Contractors, Inc. DATE OF AGREEMENT:	CHANGE ORDER NUMBER: DATE OF CHANGE ORDER:

The Agreement between the Parties listed above is changed as follows: (attach additional documentation if necessary)

Adjustment to Estimated Total Contractor’s Compensation
The original Estimated Total Contractor’s Compensation was	$
Net change by previously authorized Change Orders (# )	$
The Estimated Total Contractor’s Compensation prior to this Change Order was	$
The Estimated Total Contractor’s Compensation will be (increased) (decreased) (unchanged) by this Change Order in the amount of	$
The new Estimated Total Contractor’s Compensation including this Change Order will be	$

Adjustment to dates in Project Schedule

The following dates are modified (list all dates modified; insert N/A if no dates modified):

The Guaranteed Mechanical Completion Date will be (increased)(decreased)(unchanged) by              (    ) Days.

The Guaranteed Mechanical Completion Date as of the date of this Change Order therefore is             , 20    .

(attach additional documentation if necessary)

The Guaranteed Final Completion Date will be (increased)(decreased)(unchanged) by              (    ) Days.

The Guaranteed Final Completion Date as of the date of this Change Order therefore is             , 20    .

(attach additional documentation if necessary)

Adjustment to other Changed Criteria (insert N/A if no changes or impact; attach additional documentation if necessary)

Other adjustments to liability or obligation of Contractor or Owner under the Agreement:

This Change Order shall constitute a full and final settlement and accord and satisfaction of all effects of the change reflected in this Change Order upon the Changed Criteria and shall be deemed to compensate Contractor fully for such change.

Upon execution of this Change Order by Owner and Contractor, the above-referenced change shall become a valid and binding part of the original Agreement without exception or qualification, unless noted in this Change Order. Except as modified by this and any previously issued Change Orders, all other terms and conditions of the Agreement shall remain in full force and effect. This Change Order is executed by each of the Parties’ duly authorized representatives.

Owner	Contractor

Name	Name

Title	Title

Date of Signing	Date of Signing

SCHEDULE D-2

UNILATERAL CHANGE ORDER FORM

(for use when only Owner executes the Change Order pursuant to Section 6.1C or 6.2D)

PROJECT NAME: Construction Agreement for the Corpus Christi Pipeline Project OWNER: Corpus Christi Pipeline, L.P. CONTRACTOR: Associated Pipe Line Contractors, Inc. DATE OF AGREEMENT:	CHANGE ORDER NUMBER: DATE OF CHANGE ORDER:

You are hereby directed to make the following additions or modifications to, or deductions from, the Work (attach additional documentation if necessary)

Compensation for the changes specified in this Change Order is on a [                    ] basis as provided in Section 6.1C and 6.2D of the Agreement.

When signed by Owner and received by Contractor, this document becomes effective IMMEDIATELY as a unilateral Change Order, and Contractor shall commence with the performance of the change(s) described above within five (5) Business Days of its receipt unless another time is expressly stated above

This Change Order is signed by Owner’s duly authorized representative.

Owner

Name

Title

Date of Signing

SCHEDULE D-3

CONTRACTOR’S CHANGE ORDER REQUEST FORM/

CONTRACTOR’S RESPONSE TO A CHANGE ORDER PROPOSED BY OWNER

(For use by Contractor (i) pursuant to Section 6.2B of the Agreement, when Contractor requests a proposed Change Order, and (ii) pursuant to Section 6.1A of the Agreement, in responding to a Change Order proposed by Owner)

PROJECT NAME: Construction Agreement for the Corpus Christi Pipeline Project OWNER: Corpus Christi Pipeline, L.P. CONTRACTOR: Associated Pipe Line Contractors, Inc. DATE OF AGREEMENT:	CHANGE ORDER REQUEST NUMBER: DATE OF CHANGE ORDER REQUEST:

Contractor proposes the following change(s) in the Agreement: (attach additional documentation, if necessary)

OR (as applicable)

Owner proposes the following change(s) in the Agreement: attach additional documentation, if necessary)

Detailed Reasons for Proposed Change(s) (provide detailed reasons for the proposed change, and attach all supporting documentation required under the Agreement)

Proposed Adjustments to Agreement (attach additional documentation, if necessary)

Estimated Total Contractor’s Compensation Adjustment:

Project Schedule Adjustment:

Other adjustments to liability or obligations of Contractor under the Agreement:

This request for Change Order is signed by Contractor’s duly authorized representative.

Contractor

Name

Title

Date of Signing

SCHEDULE D-4

PRICING FOR CHANGE ORDERS

ATTACHMENT E

PROJECT SCHEDULE

E-1

SCHEDULE E-1

PROJECT SCHEDULE

A.	Guaranteed Mechanical Completion and Final Completion Dates

Description of Guaranteed Dates	Guaranteed Date
Guaranteed Mechanical Completion Date	See Section 5.3A of the Agreement
Guaranteed Final Completion Date	See Section 5.3B of the Agreement

B.	Schedule Milestones

Description of Schedule Milestones	Schedule Milestone Date
Guaranteed Mechanical Completion Date	November 30, 2017
Guaranteed Final Completion Date	December 31, 2017

E-2

ATTACHMENT F

INSURANCE REQUIREMENTS

1.	Contractor’s Insurance.

A.    Types and Amounts of Insurance. Contractor shall procure and maintain in full force and effect at all times from the commencement of the Work through Final Completion (except for such longer periods of time as specified in this Attachment F) the following insurances on an occurrence basis for coverages at not less than the following prescribed minimum limits of liability:

(1)    Worker’s Compensation and Employers’ Liability Insurance. Contractor shall comply with Applicable Law with respect to worker’s compensation requirements and other similar requirements for wherever the Work is performed and shall procure and maintain worker’s compensation and employer’s liability policies in accordance with Applicable Law and the requirements of the Agreement. These policies shall include coverage for all states and other applicable jurisdictions, voluntary compensation coverage and occupational disease. If the Work is to be performed on or near navigable waters, the policies shall include coverage for United States Longshoremen’s and Harbor Workers’ Act, Death on the High Seas Act, the Jones Act, the Outer Continental Shelf Lands Act, and other Applicable Law regarding maritime law. A maritime employers’ liability policy may be used to satisfy applicable parts of this requirement with respect to Work performed on or near navigable waters,

Minimum limits:

Worker’s compensation: Statutory

Employers’ liability (including Maritime Employer’s liability): U.S.$1,000,000 each accident, U.S.$1,000,000 disease each employee and U.S.$1,000,000 disease policy limit.

(2)    Commercial General Liability Insurance. This policy shall be written on an ISO occurrence form CG 00 01 04 13 (or a substitute form providing equivalent coverage) and shall cover liability arising from premises, operations, products-completed operations, personal and advertising injury and liability assumed under an insured contract (including the tort liability of another assumed in a business contract) for damages arising out of the Work or the Project and shall, at a minimum, include coverage for (i) all operations and premises of Contractor; (ii) all products and completed operations of Contractor for a minimum of five (5) years after Final Completion; (iii) all liability and responsibility assumed by Contractor under the Agreement; (iv) explosion, collapse and underground (XCU) hazards; and (v) duty to defend and defense expenses paid in addition to policy limits. The policy shall provide coverage for any Work performed by Contractor during the Defect Correction Period, including removing, repairing, replacing or correcting Defective Work, subject to the standard commercial insurance terms, conditions and exclusions. The deductible shall not exceed U.S.$250,000 unless agreed by Owner in writing.

Minimum limits:	U.S.$ 2,000,000 each occurrence

U.S.$ 1,000,000 personal and advertising injury

U.S.$ 4,000,000 general aggregate

U.S.$ 2,000,000 products and completed operations aggregate.

(3)    Commercial Automobile Insurance. This policy shall include coverage for all owned, hired, rented, and non-owned automobiles and equipment, and shall include uninsured/underinsured motorist and no-fault insurance provisions wherever applicable and otherwise comply with Applicable Law. The deductible shall not exceed U.S.$100,000 unless agreed by Owner in writing.

Minimum limit:	U.S.$ 1,000,000 combined single limit each accident.

(4)    Umbrella or Excess Liability Insurance. This policy shall be written on a commercially standard excess “following form” basis and shall provide coverage in excess of the coverages required to be provided by Contractor for employer’s liability insurance, commercial general liability insurance, commercial automobile liability insurance, and aircraft liability insurance. Products and completed operations coverage shall be insured for a minimum of five (5) years after Final Completion. The aggregate limit shall apply separately to each annual policy period,

Minimum limits:	U.S.$ 25,000,000 each occurrence

U.S.$ 25,000,000 aggregate limit.

(5)    Aircraft Liability Insurance. If applicable to the Work, for all aircraft owned, operated, chartered, or brokered by or for Contractor or its Subcontractors or Sub-subcontractors in connection with the Work under the Agreement, Contractor shall carry or require the owner or operator of such aircraft to carry:

a.    Aircraft hull insurance for replacement cost value; and

b.    Aircraft liability insurance, including coverage for bodily injury liability, property damage liability and passenger liability, and including coverage for contractual liability for those liabilities assumed by the Party herein,

Limit:    U.S. $10,000,000 per occurrence.

c.    The policy listed in clause (b) above shall provide a breach of warranty in favor of the Owner Group.

(6)    Watercraft Liability Insurance. If applicable to the Work, for all vessels owned, operated, chartered, or brokered by or for Contractor or its Subcontractors or Sub-subcontractors in connection with its Work under the Agreement, Contractor shall carry or require the owner or operator of such vessels to carry:

a.    Hull insurance for replacement cost value plus removal of wreck;

b.    Protection and indemnity insurance to cover liabilities arising out of the ownership, operation and use of any vessel, including coverage for contractual liability for those liabilities assumed by Contractor herein, including pollution liability and coverage for crew and personnel on such vessels, and including collision and tower’s liability, cargo legal liability (to the extent applicable), and coverage for liabilities for the removal of wreck or debris as compulsory under statute or where such wreck or debris interferes with the operations of Owner or third parties. Insurers shall waive any right to limit liability to the value of the vessel, but only with respect to the Owner Group, whichever is applicable, and the phrase “as owner of vessel named herein” and all similar phrases purporting to limit the insurer’s liability to that of an owner shall be deleted,

Limit:    US $15,000,000 per occurrence; and

c.    Charterer’s Legal Liability Insurance to cover liabilities arising out of operation and use of any time or voyage chartered vessel including coverage for contractual liability for those liabilities assumed by Contractor herein,

Limit:    US $15,000,000 per occurrence.

d.    The insurance listed in clauses (a) and (b) above shall provide that seaworthiness of vessels used to perform Work under the Agreement is accepted by insurers (or that insurers shall waive in favor of the Owner Group, the vessel owner’s and/or Contractor’s warranty of seaworthiness).

e.    To the extent that operations or contractual liability (for those liabilities assumed by Contractor herein) or other provisions outlined are not addressed by insurance listed in clauses (a) and (b) above, Contractor shall delete the “watercraft exclusion” under the commercial general liability insurance in Section 1.A(2) above.

(7)    Contractor’s Pollution Liability Insurance. This policy shall provide coverage against claims for bodily injury (including bodily injury and death), property damage (including loss of use) and clean-up costs caused by or arising out of pollution incidents arising from the activities of Contractor or any of its Subcontractors or Sub-subcontractors, and shall include contractual liability per the terms and conditions of such policy. Coverage shall apply to sudden and accidental pollution events, shall include all transportation-related events, and respond to cleanup both on and off the Site. The aggregate limits shall apply separately to each annual policy period,

Contractors Pollution Liability Limits:	US$ 5,000,000 each incident
US$ 5,000,000 aggregate.

Sudden and Accidental (GL/Umbrella) Limits:	US$ 20,000,000 each incident
US$ 20,000,000 aggregate

(8)    Contractor’s Equipment Floater. Contractor shall maintain or self-insure, and shall cause all Subcontractors and Sub-subcontractors to maintain, equipment insurance covering all Construction Equipment (whether owned, rented, or borrowed) of Contractor, its Subcontractors or Sub-subcontractors. It is understood that this coverage shall not be included under an Owner’s builders risk policy.

(9)    Marine Cargo Insurance. Prior to the date of the first shipment of Equipment to the Site, Contractor will procure marine cargo insurance insuring the Equipment that will be incorporated into the Work while in ocean transit or any transit on any U.S. navigable waterways. Coverage shall be written on an “all risk” form, subject to form exclusions, conditions and sublimits, and shall include coverage for “warehouse to warehouse,” war and SRCC, and the cargo shall be insured to an amount not less than its replacement cost value including all direct costs associated therewith.

B.    Insurance Companies. All insurance required to be obtained by Contractor pursuant to the Agreement shall be from an insurer or insurers permitted to conduct business as required by Applicable Law and shall be rated with either an “A- (A minus)” or better by Best’s Insurance Guide Ratings with a financial category of “VII” or better, or “A” or better by Standard and Poor’s.

C.    Subcontractor’s and Sub-subcontractor’s Insurance Requirements. Contractor shall ensure that each Subcontractor and Sub-subcontractor shall either be covered by the insurance provided by Contractor pursuant to the Agreement, or by insurance procured by a Subcontractor or Sub-subcontractor. Should a Subcontractor or Sub-subcontractor be responsible for procuring its own insurance coverage, Contractor shall ensure that each such Subcontractor or Sub-subcontractor shall procure and maintain insurance to the full extent required of Contractor under the Agreement and shall be required to comply with all of the requirements imposed on Contractor with respect to such Contractor-provided insurance on the same terms as Contractor, except that Contractor shall have the sole responsibility for determining the limits of coverage required to be obtained by such Subcontractors or Sub-subcontractors in accordance with reasonably prudent business practices. All such insurance shall be provided for at the sole cost of Contractor or its Subcontractors or Sub-subcontractors.

D.    Additional Insured. Except for workers’ compensation insurance under Section 1.A(1), all insurance policies provided by Contractor or any of its Subcontractors or Sub-subcontractors pursuant to the Agreement shall include the Owner Group as additional insureds. For the commercial general liability policy, the additional insured coverage shall be via ISO Form CG 2010 (April 2013 edition or its equivalent) for on-going operations and via ISO Forms CG 2037 (April 2013 edition or its equivalent) for products and completed operations. All additional insured endorsements shall be submitted for review and approval by Owner.

E.    Waiver of Subrogation. All policies of insurance provided by Contractor or any of its Subcontractors or Sub-subcontractors pursuant to the Agreement shall include clauses providing that each underwriter shall waive its rights of recovery, under subrogation or otherwise, against the Owner Group. Contractor waives, and shall require all of its Subcontractors and Sub-subcontractors to waive in their respective Subcontracts and Sub-subcontracts, any and all claims, damages, losses, costs, and expenses against the Owner Group to the extent such claims, damages, losses, costs and expenses are covered by insurance procured by Contractor or any of its Subcontractors or Sub-subcontractors pursuant to the Agreement.

F.    Contractor’s Insurance is Primary. The insurance policies of Contractor and its Subcontractors and Sub-subcontractors shall be primary to any other insurance available to or provided by Owner and with no contribution from any other insurance available to or provided by Owner.

G.    Severability. The insurance policies of Contractor and of its Subcontractors and Sub-subcontractors shall, where applicable, contain a severability of interest clause or a standard cross liability endorsement.

H.    Non-Vitiation. The insurance policies of Contractor and of its Subcontractors and Sub-subcontractors shall provide a “Multiple Insured Clause” which includes language substantially similar to the following:

(1)    It is noted and agreed that coverage under the aforementioned policies shall apply in the same manner and to the same extent as if individual policies had been issued to each insured party, provided that the total liability of the insurers to all the insured parties collectively shall not exceed the sums insured and limits of indemnity stated in such policy;

(2)    It is further understood and agreed that, under such policy’s terms and conditions, the insurers may be entitled to avoid liability to the insured parties in circumstances of fraud, misrepresentation, non-disclosure or breach of any warranty or condition of said policy or committed by an insured party, which shall herein be referred to in this section as a “Vitiating Act”; and

(3)    It is however agreed that a Vitiating Act committed by one insured party shall not prejudice the right to indemnity of any other insured party who has a vested insurable interest and who has not committed a Vitiating Act.

I.    Copy of Policy. At Owner’s request, Contractor shall promptly provide Owner certified copies of each of the insurance policies of Contractor and its Subcontractors and Sub-subcontractors, or if the policies have not yet been received by Contractor, then with binders of insurance, duly executed by the insurance agent, broker or underwriter fully describing the insurance coverages effected.

J.    Limitation of Liability. Types and limits of insurance shall not in any way limit any of Contractor’s obligations, responsibilities or liabilities under the Agreement.

K.    Jurisdiction. All insurance policies shall include coverage for jurisdiction within the United States of America or other applicable jurisdiction.

L.    Miscellaneous. Contractor and its Subcontractors and Sub-subcontractors shall do nothing to void or make voidable any of the insurance policies purchased and maintained by Contractor or its Subcontractors or Sub-subcontractors hereunder. Contractor shall promptly give Owner notice in writing of the occurrence of any casualty, claim, event, circumstance, or occurrence that may give rise to a claim under an insurance policy hereunder and arising out of or relating to the performance of the Work; provided, however, in no event shall such notice be more than ten (10) Days after the occurrence of such casualty, claim, event, circumstance or occurrence. In addition, Contractor shall ensure that Owner is kept fully informed of any subsequent action and developments concerning the same, and assist in the investigation of any such casualty, claim, event, circumstance or occurrence.

M.    Instructions for Certificate of Insurance. Contractor’s certificate of insurance form, completed by Contractor’s insurance agent, broker or underwriter, shall reflect the recognition of additional insured status, waivers of subrogation, and primary insurance requirements contained in this Attachment F and elsewhere in the Agreement.

N.    Certificate of Insurance Requirements. Prior to the commencement of any Work under the Agreement, Contractor shall deliver to Owner certificates of insurance reflecting all of the insurance required of Contractor under the Agreement; provided that Contractor shall not be required to deliver certificates of insurance for any insurance provided by any Subcontractors or Sub-subcontractors until the earlier of the execution of the relevant Subcontract or Sub-subcontract or the commencement of any Work by such Subcontractor or Sub-subcontractor. All certificates of insurance and associated notices and correspondence concerning such insurance shall be addressed to the contact information listed in the Agreement for notices, plus the following: Corpus Christi Pipeline, L.P, 700 Milam Street, Suite 1900, Houston, Texas 77002, Facsimile: (713) 375-6000, Attn: Lisa Cohen. In addition, each such certificate of insurance shall include the following language confirming that the requirements as stated in this Attachment F, Section 1.N have been endorsed onto the appropriate policies.

“Additional Insured: Corpus Christi Pipeline L.P., Lender and each of their respective subsidiaries, affiliates, partners, co-venturers, agents, officers, directors and employees named as Additional Insureds on employer’s liability, commercial liability and umbrella insurance. The coverage afforded the Additional Insured under these policies shall be primary insurance. If the Additional Insured has other insurance which is applicable to a loss or claim, such other insurance shall be on an excess or contingent basis, or the certificate shall include the relevant policy endorsements showing compliance with these requirements.”

“Waiver of Subrogation in favor of Additional Insureds as respects all policies required hereunder.”

O.    Policy Form. Except as specifically set forth in this Section 1 of this Attachment O, all policies of insurance required to be maintained by Contractor and its Subcontractors and Sub-subcontractors shall be written on reasonable and customary terms, conditions and exclusions for facilities of similar size and scope as the Project.

P.    Deductibles. Contractor shall bear the costs of all deductibles and self-insured retentions provided by Contractor under the Agreement, and Contractor or its Subcontractors or Sub-subcontractors shall bear the cost of all deductibles and self-insured retentions provided by Contractor’s Subcontractors or Sub-subcontractors under the Agreement.

Q.    Owner’s Right to Remedy. In addition to the rights under Section 9.1D of the Agreement, if Contractor fails to provide or maintain insurance as required herein, including any insurance required to cover its Subcontractors and Sub-subcontractors, Owner shall have the right but not the obligation to purchase such insurance. In such event, the Estimated Total Contractor’s Compensation shall be reduced by the amount paid for such insurance.

R.    Lender’s Requirements. Contractor agrees to cooperate with Owner as to any commercially reasonable changes or additions to the insurance required to be provided by Contractor under the Agreement, which are made necessary by requirements imposed by Lenders of Owner.

S.    Disclosure to Insurers. Contractor shall ensure that full disclosure is made to the insurers providing insurance to Owner under the Agreement, including: (i) all information which such insurers specifically request to be disclosed; (ii) all information which is of a type which insurance brokers in relation to the relevant policy notify Contractor should be disclosed to such insurers; (iii) reports required by such insurers; and (iv) details of any significant problems encountered in the Work. Contractor shall put in place appropriate internal reporting procedures to ensure that full disclosure required by this Section 1.S is made by Contractor’s staff.

T.    Reduction of Limits. Information concerning reduction or erosion of limits due to claims paid under the general aggregate or the products and completed operations aggregate, or both, for each applicable insurance policies required to be provided by Contractor under the Agreement shall be furnished by Contractor to Owner as soon as reasonably possible following such reduction or erosion.

ATTACHMENT G

FORM OF CONTRACTOR’S INVOICE

SCHEDULE G-1

FORM OF CONTRACTOR’S INTERIM INVOICE

PROJECT NAME: Corpus Christi Pipeline Project OWNER: Corpus Christi Pipeline L.P. CONTRACTOR: [ ] DATE OF AGREEMENT: [ ]	INVOICE NUMBER: DATE OF INVOICE: , 20

This Invoice covers the Allowable Costs incurred in the performance of the Work for the Payment Period from [                    ], 20[    ] to [                    ], 20[    ] (the latter date hereinafter referred to as the “Current Date”).

Contractor hereby makes application for payment to Owner as shown below in connection with the above referenced Agreement between the Parties.

1.	Hourly Rates amount due for Work performed this Payment Period (Schedule G-1 Column 6 of Part A)	US$
2.	Contractor Fee due based on Hourly Rates (Schedule G-1 Column 7 of Part A)	US$
3.	Corporate Overhead due based on Hourly Rates (Schedule G-1 Column 8 of Part A)	US$
4.	Construction Equipment Rates amount due for Work performed during this Payment Period (Schedule G-1 Column 4 of Part B)	US$
5.	Other Reimbursable Costs invoiced this Payment Period (Schedule G-1 Column 2 of Part C)	US$
6.	Total Earned for this Payment Period including Retainage (Line 1 + Line 2 + Line 3 + Line 4 + Line 5)	US$
7.	Retainage withheld (10% of Line 6)	US$
8.	Current Payment Due (Line 6 less Line 7)	US$
9.	Total Invoiced to date for Work performed under Hourly Rates (Schedule G-1 Column 9)	US$
10.	Total Invoiced to date for Work performed (Schedule G-1 Column 9 of Part A + Schedule G-2 Column 5 of Part B + Schedule G-3 Column 3 of Part C)	US$

Contractor certifies that: (i) the Work is progressing in accordance with the Project Schedule and CPM Schedule, except to the extent (if any) expressly set forth in the current Monthly Progress Report attached hereto; (ii) the Work described in or relating to this Invoice has been performed and supplied in full accordance with the Agreement; (iii) all quantities and prices in this Invoice or attached Exhibits are correct and in accordance with the Agreement and the referenced Schedule Milestone(s); (iv) Contractor is entitled to payment of the amount set forth as “Current Payment Due” in this Invoice, and such Current Payment Due constitutes in full all amounts due and owing as of the Current Date; (v) the Work and any portion thereof described in or relating to this Invoice and all previous invoices are free and clear of all liens, security interests and encumbrances through the date of this Invoice; (vi) all Subcontractors have been paid the monies due and payable for Work performed in connection with the Project (except for any amounts owed such Subcontractors for Work billed under this Invoice); (vii) fully completed and executed Interim Lien and Claim Waivers from Contractor and from all Major Subcontractors who performed Work relating to this Invoice, are attached to this Invoice; (viii) if requested by Owner, fully completed and executed Interim Lien and Claim Waivers from all Sub-subcontractors who performed Work relating to this Invoice, are attached to this Invoice; (ix) attached to this Invoice is a current Monthly Progress Report and updated CPM Schedule prepared in accordance with the Agreement; (x) attached to this Invoice is all documentation supporting Contractor’s request for payment as required under the Agreement; and (xi) this Invoice is signed by an authorized representative of Contractor.

CONTRACTOR
Signed:
Name:
Title:
Date:	, 20

                                                                                                                                                                                        Project

INVOICE NUMBER	INVOICE DATE , 20

OWNER APPROVAL

AMOUNT APPROVED by Owner for Payment: U.S.$

OWNER
Signed:
Name:
Title:
Date:	, 20

The AMOUNT APPROVED by Owner is without prejudice to any rights of Owner under the Agreement.

Explanation is listed below or attached if the AMOUNT APPROVED is less than the amount requested by Contractor under this Invoice:

                                                                                                                                                                                                                       .

SCHEDULE G-1 PART A

HOURLY RATES, CONSTRUCTION EQUIPMENT RATES AND OTHER REIMBURSABLE COSTS

HOURLY RATES: The following Hourly Rate amounts are invoiced for Work performed by Contractor in accordance with the Agreement.

1	2	3	4	5	6	7	8	9
Classification*	Hourly Rate	Man- Hours for this Payment Period	Overtime Hourly Rate (if any)	Overtime Man- Hours for this Payment Period	Hourly Rate Amounts Invoiced for this Payment Period (Column 2 x 3) (US$) + (Column 4 x 5)	Contractor Fee Based on Hourly Rates ( % x Column 2 x 3)	Corporate Overhead Based on Hourly Rates ( % x Column 2 x 3)	Total Hourly Rate Amounts Invoiced to Date

Total Amounts for Hourly Rates:

*	Contractor shall attach hereto backup for Work performed, showing the dates and hours and, if applicable, the company.

SCHEDULE G-1 PART B

CONSTRUCTION EQUIPMENT RATES: The following Construction Equipment Rate amounts are invoiced for Work performed by Contractor in accordance with the Agreement.

1	2	3	4	5
Classification*	Construction Equipment Rate**	In-Service Time for this Payment Period***	Construction Equipment Rate Amounts Invoiced for this Payment Period (Column 2 x 3) (US$)	Construction Equipment Rate Amounts Invoiced to Date (US$)

Total Amounts for Construction Equipment Rates:

*	Contractor shall attach hereto backup for Work performed (including bi-weekly summary sheets required by Schedule J-2) showing the dates and hours and, if applicable, the company.
**	Contractor shall apply the lowest rate applicable to the Construction Equipment. For example, if such piece of Construction Equipment has an hourly rate, day rate and weekly rate, the rate listed herein shall be the rate which when multiplied by the applicable unit of time results in the lowest aggregate amount being charged by Contractor.
***	Contractor shall indicate the unit of time as well as the quantity of such time.

SCHEDULE G-1 PART C

OTHER REIMBURSABLE EXPENSES: The following amounts are invoiced for other Reimbursable Costs incurred by Contractor in accordance with the Agreement

1	2	3
Description of Reimbursable Expense*	Reimbursable Expenses Invoiced for this Payment Period (US$)	Reimbursable Expenses Invoiced to Date (US$)

Total Reimbursable Expenses:

*	With respect to Subcontractors, Contractor shall provide: (1) the company name; (2) a description of the Services provided; and (3) the original amount invoiced by such Subcontractor.

Contractor shall attach hereto backup for other Reimbursable Expenses invoiced.

SCHEDULE G-2

FORM OF CONTRACTOR’S FINAL INVOICE

PROJECT NAME: Corpus Christi Pipeline Project OWNER: Corpus Christi Pipeline L.P. CONTRACTOR: [_____________________] DATE OF AGREEMENT: [___________________]	INVOICE NUMBER: ___________ DATE OF INVOICE: _________________, 20__

This final Invoice covers (i) under Section 1, the Payment Period from [                    ], 20[    ] to [                    ], 20[    ] and (ii) under Section II, any adjustments required to reconcile all previous Invoices, payments and Change Orders.

I. APPLICATION FOR PAYMENT. This Invoice covers the costs incurred in the performance of the Work for the Payment Period from [                    ], 20[    ] to [                    ], 20[    ] (the latter date hereinafter referred to as the “Current Date”).

Contractor hereby makes application for payment to Owner as shown below in connection with the above referenced Agreement between the Parties.

1. Hourly Rates amount due for Work performed this Payment Period (Schedule G-2 Column 3 of Part A)	US$	______________
2. Contractor Fee based on Hourly Rates (Schedule G-2 Column 7 of Part A)	US$	______________
3. Corporate Overhead based on Hourly Rates (Schedule G-2 Column 8 of Part A)	US$	______________
4. Construction Equipment Rates amount due for Work performed during this Payment Period (Schedule G-2 Column 4 of Part B)	US$	______________
5. Other Reimbursable Costs invoiced this Payment Period (Schedule G-2 Column 2 of Part C)	US$	______________
6. Cost Incentive Earned (Schedule G-2 Part 1D)	US$	______________
7. Retainage previously withheld to date	US$	______________
8. Current Payment Due (Line 1 + Line 2 + Line 3 + Line 4 + Line 5 + Line 6 + Line 7)	US$	______________
9. Total Invoiced for the Project under Hourly Rates (Schedule G-2 Column 9)	US$	______________
10. Total Invoiced for the Project (Schedule G-2 Column 9 of Part 1A + Column 5 of Part B + Column 3 of Part C)	US$	______________

II. ADJUSTMENTS. Explanation is listed below of any adjustments required to reconcile all previous Invoices, payments and Change Orders.

(Attach supporting documentation.)

Total adjustments	US$	______________
Total Final Payment Due (Section I, Line 8 +/- total adjustment in Section II)	US$	______________

Contractor certifies that (i) all Work (except for that Work and obligations that survive the termination or expiration of the Agreement) has been fully and completely performed in accordance with the terms of the Agreement, including the completion of all Punchlist items; (ii) all quantities and prices in this final Invoice or attached Exhibits are correct and in accordance with the Agreement; (iii) fully completed and executed Final Lien and Claim Waivers from Contractor and from all Major Subcontractors who performed Work for the Project, as provided in Section 7.3 of the Agreement, are attached to this final Invoice; (iv) if requested by Owner, fully completed and executed Final Lien and Claim Waivers from all Sub-subcontractors who performed Work for the Project, as provided in Section 7.3 of the Agreement, are attached to this final Invoice; (v) all documentation required to be delivered by Contractor to Owner under the Agreement, including Record As-Built Drawings and Specifications, Owner’s Confidential Information and test reports, have been delivered to Owner; (vi) all of Contractor’s, Subcontractors’ and Sub-subcontractors’ personnel, supplies, waste, materials, rubbish, and temporary facilities have been removed from the Site; (vii) all Subcontractors have been fully paid in accordance with the terms of their Subcontracts, except for amounts that are the subject of this final Invoice, and attached is evidence acceptable to Owner that all Subcontractors and Sub-subcontractors have been fully paid, less amounts that are the subject of this final Invoice; (viii) all payrolls, Taxes, liens, charges, claims, demands, judgments, security interests, bills for Equipment, and any other indebtedness connected with the Work have been paid; (ix) Contractor has completed all other obligations required under the Agreement for Final Completion; (x) attached to this final Invoice is all documentation supporting Contractor’s request for payment as required under the Agreement; and (xi) this final Invoice is signed by an authorized representative of Contractor.

CONTRACTOR

Signed: _________________________

Name: __________________________

Title: ___________________________

Date: _____________________ , 20__

Project

INVOICE NUMBER	INVOICE DATE , 20

OWNER APPROVAL

AMOUNT APPROVED by Owner for Payment: U.S.$________________________________

OWNER

Signed: _________________________

Name: __________________________

Title: ___________________________

Date: _____________________ , 20__

The AMOUNT APPROVED by Owner is without prejudice to any rights of Owner under the Agreement.

Explanation is listed below or attached if the AMOUNT APPROVED is less than the amount requested by Contractor under this Invoice: ____________________________________________________________________________________________________

___________________________________________________________________________________________________________

___________________________________________________________________________________________________________.

SCHEDULE G-2 PART A

HOURLY RATES, CONSTRUCTION EQUIPMENT RATES, OTHER REIMBURSABLE COSTS, AND INCENTIVE

PAYMENT (IF ANY)

HOURLY RATES: The following Hourly Rate amounts are invoiced for Work performed by Contractor in accordance with the Agreement.

1	2	3	4	5	6	7	8	9
Classification*	Hourly Rate	Man- Hours for this Payment Period	Overtime Hourly Rate (if any)	Overtime Man-Hours for this Payment Period	Hourly Rate Amounts Invoiced for this Payment Period (Column 2 x 3) (US$) + (Column 4 x 5)	Contractor Fee Based on Hourly Rates (__% x Column 2 x Column 3)	Corporate Overhead Based on Hourly Rates (__% x Column 2 x Column 3)	Total Hourly Rate Amounts Invoiced to Date (US$)

Total Amounts for Hourly Rates:

*	Contractor shall attach hereto backup for Work performed, showing the dates and hours and, if applicable, the company.

SCHEDULE G-2 PART B

CONSTRUCTION EQUIPMENT RATES: The following Construction Equipment Rate amounts are invoiced for Work performed by Contractor in accordance with the Agreement.

1	2	3	4	5
Classification*	Construction Equipment Rate**	In-Service Time for this Payment Period***	Construction Equipment Rate Amounts Invoiced for this Payment Period (Column 2 x 3) (US$)	Construction Equipment Rate Amounts Invoiced to Date (US$)

Total Amounts for Construction Equipment Rates:

*	Contractor shall attach hereto backup for Work performed (including bi-weekly summary sheets required by Schedule J-2), showing the dates and hours and, if applicable, the company.
**	Contractor shall apply the lowest rate applicable to the Construction Equipment. For example, if such piece of Construction Equipment has an hourly rate, day rate and weekly rate, the rate listed herein shall be the rate which when multiplied by the applicable unit of time results in the lowest aggregate amount being charged by Contractor.
***	Contractor shall indicate the unit of time as well as the quantity of such time.

SCHEDULE G-2 PART C

OTHER REIMBURSABLE EXPENSES: The following amounts are invoiced for other Reimbursable Costs incurred by Contractor in accordance with the Agreement

1	2	3
Description of Reimbursable Expense*	Reimbursable Expenses Invoiced for this Payment Period (US$)	Reimbursable Expenses Invoiced to Date (US$)

Total Reimbursable Expenses:

*	With respect to Subcontractors, Contractor shall provide: (1) the company name; (2) a description of the Services provided; and (3) the original amount invoiced by such Subcontractor.

Contractor shall attach hereto backup for other Reimbursable Expenses invoiced.

ATTACHMENT H

OWNER’S SAFETY AND ENVIRONMENTAL POLICIES AND PROCEDURES

Cheniere Corpus Christi Pipeline, LP	Construction Bid Package
Corpus Christi Pipeline Project	HSSE Requirements

LEVEL 1

HEALTH, SAFETY, SECURITY AND ENVIRONMENT (HSSE) REQUIREMENTS

Cheniere Corpus Christi Pipeline, LP	Construction Bid Package
Corpus Christi Pipeline Project	HSSE Requirements

TABLE OF CONTENTS

1.	GENERAL PROVISIONS		4

2.	PROVISIONS SPECIFIC TO CONTRACTOR’S HSSE PLAN		4

	2.1	Accountability	4

	2.2	Compliance	5

3.	COMPANY HSSE REQUIREMENTS		5

	3.1	General	5

	3.2	Emergency Response – Within Operating Facilities	5

	3.3	Emergency Response – Projects Outside of Operating Facilities	5

	3.4	Training	6

	3.5	HSSE Competence	6

	3.6	HSSE Communications	6

	3.7	Performance Monitoring	7

	3.8	Environment	7

	3.9	PPE Requirements	9

	3.10	Transportation Rules	9

	3.11	Preventative Maintenance Program	10

	3.12	Security	10

Cheniere Corpus Christi Pipeline, LP	Construction Bid Package
Corpus Christi Pipeline Project	HSSE Requirements

The following constitute Company’s Health, Safety, Security, and Environmental (“HSSE”) requirements (the “Company HSSE Requirements”) for Contractor and any of Contractor’s subcontractors of any tier performing work (the “Work”) on Company sites (on or in real estate owned or leased by Company) or on Company project sites (all referred to hereinafter as the “Sites”). Contractor shall include the Company’s HSSE Requirements in all of its agreements with its subcontractors entered in relation to performance of Work for Company on the Sites. Company’s HSSE Requirements require compliance with all applicable federal, state, maritime, and local HSSE statutes, regulations, enforceable agreements, and agency orders (hereinafter collectively, “HSSE Laws”), Company or Contractor obtained permits, and contract documents. Company requires Contractor, at a minimum, to comply with Company’s HSE Policy, Procedures, Plans and Guidelines. Contractor shall ensure that its employees, subcontractors and any other personnel to be provided by or on behalf of Contractor (hereinafter collectively, “Contractor Personnel”) for the purposes of performing the Work, meet and adhere to Company HSSE Requirements. Contractor shall take any and all precautions necessary to prevent harm to personnel or damage to the environment, property, or Company’s reputation. Company shall have the right, at its discretion, to audit Contractor compliance with all requirements set forth in this Company HSSE Requirements document.

1.	GENERAL PROVISIONS

1.1	Any violation of Company HSSE Requirements is a material breach of the Agreement and Company shall be entitled to take action allowed by the Agreement to remedy the breach, including instructing the Contractor to (a) remedy the breach or (b) suspend the Work.

1.2	Failure by Contractor to adhere to, demonstrate compliance with or ensure Contractor Personnel comply with Company HSSE Requirements may result in a for cause termination of the Agreement.

1.3	Within thirty (30) Days from the Agreement Date of the Agreement or fifteen (15) Days before mobilization under the Agreement, whichever is sooner, Contractor shall submit to Company for Company review and approval an HSSE plan (“Contractor’s HSSE Plan”) addressing the HSSE risks specific to the Work set out in the Agreement and the management of controls to eliminate, reduce or mitigate these risks.

1.4	Company reserves the right, at any time and from time to time, by written notice to Contractor, to suspend the Work or any part thereof if Contractor does not comply with Contractor’s HSSE Plan. Before any Work is suspended, Company may, in its discretion, elect to liaise with Contractor to allow Contractor the opportunity to promptly rectify any non-conformances related to Contractor’s HSSE Plan. Upon receiving any such notice of suspension, Contractor shall promptly suspend performance of the Work to the extent specified, and during the period of suspension shall properly care for and protect all Work in progress. Contractor shall use its best efforts to redirect its labor, material and equipment in such a manner to mitigate costs and delays associated with suspension. Company may, at any time and from time to time, withdraw suspension of the Work by written notice to Contractor.

1.5	Contractor may, at any time, suspend the Work for HSSE reasons; in such event where the Contractor elects to suspend the Work, Contractor shall immediately inform Company verbally, and in writing within four (4) hours documenting those reasons, and provide details of actions taken to mitigate, reduce, or eliminate the cause for suspension.

2.	PROVISIONS SPECIFIC TO CONTRACTOR’S HSSE PLAN

Contractor shall ensure that all Contractor Personnel are fully trained on, understand and adhere to the provisions of Company HSSE Requirements and Company’s HSE Policy, Procedures, Plans and Guidelines. Contractor shall ensure that Contractor’s HSSE Plan is available, at all times, to Company Personnel and all Contractor Personnel in the language (or languages) all such personnel can understand. The Contractor’s HSSE Plan shall contain, without limitation, all of the provisions set out in this section.

2.1	Accountability

Cheniere Corpus Christi Pipeline, LP	Construction Bid Package
Corpus Christi Pipeline Project	HSSE Requirements

Contractor shall ensure that HSSE responsibilities, authorities, accountabilities and competencies in relation to the Work are clearly defined, documented, communicated and exercised at all levels.

2.2	Compliance

2.2.1	Contractor shall comply with, and shall be able to demonstrate compliance with:

(a)	All applicable HSSE Laws, including but not limited to the rules and regulations of the U.S. Occupational Safety and Health Administration (“OSHA”), the U.S. Environmental Protection Agency (“EPA”), state environmental and health and safety agencies and the U.S. Department of Transportation (“DOT”); and

(b)	Company’s HSE Policy, Procedures, Plans and Guidelines, which shall be communicated to Contractor as appropriate.

2.2.2	Company forbids the illegal possession, use, manufacture or distribution of any drugs, alcohol or controlled substance at any Site.

3.	COMPANY HSSE REQUIREMENTS

Contractor shall ensure that all Contractor Personnel comply with all HSE Policy, Procedures, Plans and Guidelines of the Company at the Sites, including, without limitation, fulfilling the following requirements:

3.1	General

3.1.1	Contractor shall have a DOT-compliant and Company-compliant Drug and Alcohol Policy and Procedure for covered functions.

3.1.2	When performing Work in or on a regulated maritime facility or vessel (i.e., within Company’s LNG Terminals), all Contractor Personnel must have an active Transportation Worker Identification Credential (“TWIC”) card on their person.

3.1.3	Contractor Personnel may only use mobile telephones in Company designated areas. Contractor Personnel may use only intrinsically safe telecommunications equipment in hazardous areas in Company designated areas and only with prior written approval of Company and in a manner that does not adversely impact Company HSSE Requirements.

3.1.4	Contractor shall provide Company with contact details (office phone numbers, mobile telephone numbers and emergency contact numbers) for all of Contractor Personnel’s supervisory and management personnel.

3.2	Emergency Response – Within Operating Facilities

Contractor Personnel shall conform to Company’s crisis management plan.

3.3	Emergency Response – Projects Outside of Operating Facilities

3.3.1	Contractor shall establish emergency procedures related to the Work. Contractor shall consult with Company to ensure appropriate interfaces with Company Plans and Procedures. Contractor’s emergency procedures shall be submitted to Company for review and approval.

3.3.2	Not less than thirty (30) Days before mobilization for the Work, Contractor shall submit to Company details of its provisions and procedures for proposed actions in the event of:

Cheniere Corpus Christi Pipeline, LP	Construction Bid Package
Corpus Christi Pipeline Project	HSSE Requirements

(a)	An incident involving serious injury, hospitalization or death to any member of the team; or

(b)	A major incident involving any equipment; or

(c)	Any release of chemicals or hydrocarbons into the environment; or

(d)	Serious illness, including those requiring medical evacuation.

3.3.3	Contractor shall produce emergency response bridging documents to cover its Work. At a minimum, such documents shall include bridging between:

(a)	Contractor and Company; and

(b)	Contractor and its subcontractors; and

(c)	Contractor and Company’s other contractors working at the Site.

3.3.4	If requested, Contractor shall participate in Company-organized emergency response exercises. Contractor shall perform emergency response exercises in accordance with Contractor’s emergency response procedures as requested by Company.

3.4	Training

3.4.1	Contractor Personnel shall complete all orientation as well as appropriate training required to obtain access to the Sites and perform the Work in accordance with Company HSSE Requirements.

3.4.2	Contractor shall be responsible for all required HSSE training of Contractor Personnel. Contractor shall provide appropriate training to ensure all Contractor Personnel have adequate knowledge and skills to perform their jobs safely.

3.4.3	Prior to performing work within the Sites, Contractor shall ensure all Contractor Personnel attend regulatory required training as well as Company-designated HSSE training. Regulatory and HSSE training for specific work activities shall be covered in the training program, including refresher training. Proof of training shall be made available to Company upon request.

3.4.4	Contractor shall ensure that all Contractor Personnel display by the Company’s preferred visible method (hard hat decal, etc.) evidence that such Contractor Personnel have completed all HSSE training set forth in Section 3.4.3.

3.5	HSSE Competence

Contractor shall ensure that Contractor Personnel are medically, physically and mentally fit to carry out the duties to which they are assigned in respect of the Work in accordance with all applicable HSSE Laws.

3.6	HSSE Communications

Contractor shall establish a plan for regular communication and feedback to Company of HSSE issues and performance among Contractor Personnel on the Site as part of Contractor’s HSSE Plan. Contractor shall include a monthly written HSSE Summary Report (or at the end of the assignment, whichever covers the shorter time period) to Company.

Cheniere Corpus Christi Pipeline, LP	Construction Bid Package
Corpus Christi Pipeline Project	HSSE Requirements

3.7	Performance Monitoring

3.7.1	Contractor shall report monthly for all Contractor Personnel engaged in the Work all incidents in accordance with Company requirements as follows:

•	The total number of work-hours,
•	Lost time injuries (“LTI”),
•	Restricted workday cases (“RWDC”),
•	Medical treatment cases (“MTC”),
•	Medical evacuations,
•	High potential incidents (“HPI”),
•	First aid cases (“FAC”),
•	Near misses,
•	Fires,
•	Vehicle Accidents,
•	Utility Damage Incidents, and
•	Details of any occupational illnesses resulting from the Work.

3.7.2	Contractor shall adhere to Company incident reporting procedures for any incident, including near misses, occurring during the Work (whether involving Company employees, Contractor Personnel, or the general public).

3.7.3	Company may require Contractor to conduct an investigation for any HSSE incident. Company shall have the right to participate or conduct its own incident investigation and have access to Contractor’s investigative process and results. For all incident investigations, Contractor will provide a preliminary written investigation report to the Company within two (2) Business Days of the occurrence of the incident and a final written investigation report to the Company within five (5) Business Days of the occurrence of the incident. The investigation report shall identify possible root causes associated with the incident as well as proposals for corrective or recommended action. When requested, Contractor shall furnish Company with a copy of all reports made by or on behalf of Contractor concerning an incident, including any statements or other investigative material.

3.8	Environment

Contractor shall comply with all applicable HSSE Laws and/or Company or Contractor permits pertaining to the Work.

3.8.1	Handling of Chemicals

(a)	Contractor shall give Company written notice at least seven (7) Days prior to the delivery or removal from the Site of any substance which is toxic or hazardous to human health or potentially harmful to the environment. Contractor shall provide copies of “Safety Data Sheets” (“SDS”) to Company with its written notice.

(b)	Contractor shall ensure that at all times such substances are contained and suitably packaged and labeled and have been assessed in accordance with the requirements of the Hazard Communication Regulations published by OSHA.

3.8.2	Housekeeping and Waste

(a)

Where Contractor is responsible for disposal of any waste produced or occurring as a consequence of its Work (“Contractor-Generated Waste”), such disposal shall be in accordance with all applicable HSSE Laws and in accordance with

Cheniere Corpus Christi Pipeline, LP	Construction Bid Package
Corpus Christi Pipeline Project	HSSE Requirements

Company’s HSE Policy, Procedures, Plans and Guidelines. Contractor shall ensure that all necessary approvals, permits or licenses are obtained for the storage, treatment, transportation and/or disposal of all Contractor-Generated Waste and that all Contractor Personnel fully comply with the requirements of such approvals, permits, and licenses.

(b)	Contractor shall notify Company in writing five (5) Days prior to collection and packaging of any Contractor-Generated Waste, indicating the method for collection, packaging and disposal of all Contractor-Generated Waste and obtain Company’s written approval prior to disposal of such waste. Contractor shall not deviate from agreed waste handling methods without prior written approval from Company.

(c)	Contractor shall at all times keep its work area in a neat, clean and safe condition and remove from the Company’s premises and the vicinity thereof and properly dispose of all debris and rubbish caused by Contractor’s operations.

(d)	Contractor shall not pour, deposit, pump, discard, discharge, dump, bury, burn, abandon, nor in any other way dispose of a Contractor-Generated Waste or any other chemical or hazardous substance on the Site.

(e)	NO OPEN BURNING OF ANY DEBRIS OR RUBBISH IS PERMITTED ON ANY SITE.

3.8.3	Spill Prevention and Control

(a)	Contractor Personnel are responsible for immediately notifying Company of any reportable spill, hazardous substance release, unauthorized water discharge, wildlife incident, or other non-conformance with Company or Contractor permits or spill regulations.

(b)	Contractor shall conform to the Company’s site-specific Spill Prevention Control and Countermeasures (“SPCC”) Plan where an SPCC Plan is established. For new projects, Contractor shall develop an SPCC Plan that addresses management and response activities for materials used.

(c)	In areas where equipment might drip oil or cause other damage, a protective cover of heavy gauge, flame resistant, oil proof sheeting shall be provided and maintained by Contractor between the equipment and the surface so that no oil or grease contacts the surface.

(d)	Equipment fueling and other fuel transfers shall be performed only in Company-approved designated locations and by Company-approved methods.

3.8.4	Erosion and Sedimentation Precautions

(a)	Contractor shall use caution to prevent sedimentation of vegetation and waterways in areas adjacent to the Work by controlling the use of site equipment, equipment traffic, and personnel, and by using protective equipment when necessary.

(b)	Contractor shall protect soil erosion pathways with sandbags or comparable materials to mitigate silt transport.

3.8.5	Water Resource Management

Cheniere Corpus Christi Pipeline, LP	Construction Bid Package
Corpus Christi Pipeline Project	HSSE Requirements

(a)	Wastewater shall be managed in accordance with applicable HSSE Laws and Company and Contractor permits. Any unpermitted discharge of wastewater at or from any Site is prohibited.

(b)	Vehicle and equipment washing stations shall be utilized in Company-approved areas only, in accordance with HSSE Laws and Company and Contractor permits and properly managed.

(c)	Fuel, lubricants and hazardous materials storage shall be in accordance with HSSE Laws and Company and Contractor Permits. Storage locations at the Site must be pre-approved by the Company, and all storage shall be in accordance with SDS guidelines and instructions.

3.8.6	Sanitary Waste Management

Where a sanitary sewage system is not available, sanitary conveniences shall be provided by Contractor. Sanitary conveniences shall be maintained by Contractor and properly located away from Site outfall conveyances.

3.9	PPE Requirements

Contractor shall ensure that Contractor Personnel are provided, without charge, with all necessary personal protective equipment (PPE) at any Site and trained on its use. The PPE provided shall, at a minimum, meet OSHA standards.

3.10	Transportation Rules

3.10.1	Drivers of motor vehicles shall be instructed to exercise good judgment as well as observe posted speed limits and traffic signs.

3.10.2	Seat belts shall be worn at all times by all Contractor Personnel operating any motor vehicle.

3.10.3	The ignition key is to be left in the vehicle at all times when within Company designated areas.

3.10.4	No two-wheeled or three-wheeled motorized vehicles are allowed on the Sites.

3.10.5	All contractor vehicles must display Company issued identifying decals or hang tags as required by each Site.

3.10.6	All contractor vehicles must be marked with company name/logo on both sides of the vehicle or display a minimum 8.5” x 11” contractor logo/name in the front dashboard at all times.

3.10.7	All rubber-tired self-propelled scrapers, rubber-tired front-end loaders, rubber-tired dozers, wheel-type agricultural and industrial tractors, crawler tractors, crawler-type loaders and motor graders shall be equipped with rollover protective structures and seat harnesses.

3.10.8	Mobile telephones and two-way radios shall not be used by drivers while the vehicle is in motion.

Cheniere Corpus Christi Pipeline, LP	Construction Bid Package
Corpus Christi Pipeline Project	HSSE Requirements

3.11	Preventative Maintenance Program

Contractor shall ensure that all tools, appliances, machines, vehicles or other equipment, are in safe working condition at all times and comply with current regulations and, where appropriate, are used only by authorized and competent persons trained in the use of such equipment. Contractor shall verify with Company any site specific tool and equipment inspection program requirements.

3.12	Security

Contractor personnel shall comply with all Company cyber and physical security policies and procedures at all times while on the Site.

3.12.1	This includes, but is not limited to, policies and procedures pertaining to access to electronic resources, credentialing and badging requirements, personal effects and vehicle screening requirements, and vehicle entry and use requirements.

3.12.2	Contractor shall ensure that all Contractor personnel have undergone a successful background screening prior to assignment to the Site.

3.12.3	When on any Site deemed a restricted or secure area by applicable federal and/or state statute, regulatory authority or Company policy, all contractor personnel shall carry and display valid credentials.

3.12.4	ion, carrying, use, and/or storage of weapons of any type, including firearms, is prohibited on Sites. This includes the possession of concealed weapons as well as weapons carried openly. This prohibition against the possession, carrying, use and/or storage of firearms applies even if Contractor personnel are licensed to carry a concealed handgun or to openly carry a handgun by Applicable Law. Notwithstanding this policy, certain security personnel hired by the Company may possess weapons on the Site if specifically authorized by the Company to do so as an essential part of their security services to the Company.

3.12.5	While on the Site, Contractor personnel are required to report security violations, breaches of security, and suspicious activity to Site security.

3.12.6	Entry onto the Site implies consent to search. Company has the right to search any person, vehicle or package encountered on any Sites.

Cheniere Corpus Christi Pipeline, LP	Construction Bid Package
Corpus Christi Pipeline Project	HSSE Requirements

Contractor shall identify and manage HSSE risks associated with Work performed by Contractor. Company operates under multiple regulatory requirements and Contractor shall comply in all respects with any applicable regulatory requirements. Contractor must ensure it complies with and conforms to all applicable Company HSSE policies and procedures including those policies and procedures that: a) avoids inadvertent assumption of risk or liability; b) assures accurate and complete definition of parties, rights, duties and liabilities to an agreement; c) assures consideration of, and compliance with, all Applicable Law, regulations and other requirements pertaining to the contracted activity; and, d) provides the necessary insurance, loss control, confidentiality and other provisions necessary to protect Company.

Contractor shall be a paid subscriber to ISNetworld ® (“ISNet”) and fulfill all Company requirements in order to remain in good standing in accordance with Company criteria established in ISNet.

Contractor shall be a paid subscriber to Veriforce for the purpose of tracking Contractor’s compliance with DOT Drug & Alcohol testing requirements.

Contractor shall comply with all requirements set for in the Exhibit titled:

“HEALTH, SAFETY, SECURITY AND ENVIRONMENT (HSSE) REQUIREMENTS”

ATTACHMENT I

FORM OF LIEN AND CLAIM WAIVERS

SCHEDULE I-1

CONTRACTOR’S INTERIM CONDITIONAL LIEN WAIVER AND RELEASE ON PROGRESS

PAYMENT

(To be provided by Contractor with each invoice for progress payment)

STATE OF TEXAS

COUNTY OF

PROJECT

JOB NO.

On receipt by the signer of this document, [                    ] (“Contractor”), of a check, wire transfer or other valid form of payment from or on behalf of Corpus Christi Pipeline, L.P. (“Owner”) in the sum of $                     payable to Contractor and when the check has been properly endorsed and has been paid by the bank on which it is drawn, or the wire transfer payment is received by Contractor, or Contractor is in possession of such other valid form of payment, as applicable, this document becomes effective to release any mechanic’s lien right, any right arising from a payment bond that complies with a state or federal statute, any common law payment bond right, any claim for payment, and any rights under any similar ordinance, rule, or statute related to claim or payment rights for persons in Contractor’s position that Contractor has on the property of Owner located at or near San Patricio County or Nueces County to the following extent:

For purposes of provision of labor, services, equipment and material for the Corpus Christi Pipeline Project pursuant to that certain construction agreement by and between Contractor and Owner (the “Project”).

This release covers a progress payment for all labor, services, equipment, or materials furnished to the property or to Owner as indicated in the attached statement(s) or progress payment request(s), except for unpaid retention, pending modifications and changes, or other items furnished.

Before any recipient of this document relies on this document, the recipient should verify evidence of payment to Contractor.

Contractor warrants that Contractor has already paid or will use the funds received from this progress payment to promptly pay in full all of Contractor’s laborers, subcontractors, materialmen, and suppliers for all work, materials, equipment, or services provided for or to the above referenced Project in regard to the attached statement(s) or progress payment request(s).

Contractor agrees that this waiver and release form is in compliance with Tex. Prop. Code Ann. § 53.284.

FOR CONTRACTOR:

Dated:	[ Name of Contractor ]

Applicable to Invoice No.	By (signature)

Print Name:
Title:

SCHEDULE I-2

CONTRACTOR’S INTERIM CLAIM WAIVER AND RELEASE

UPON PROGRESS PAYMENT

(To be provided by Contractor with each invoice for progress payment)

STATE OF TEXAS

COUNTY OF

The undersigned, [                    ] (“Contractor”), has been engaged under a construction contract with Corpus Christi Pipeline, L.P. (“Owner”) to furnish certain materials, equipment, services, and/or labor for the project known as the Corpus Christi Pipeline Project (the “Project”), which is located near the cities of San Patricio and Ingleside, and more particularly described as follows:

(insert address and/or additional description).

Upon receipt of the sum of $                                    , Contractor waives and releases any and all claims, demands, actions, causes of action or other rights (except those concerning lien or bond rights which are separately waived pursuant to Tex. Prop. Code § 53.284 by the Contractor’s Interim Conditional Lien Waiver and Release Upon Progress Payment, which is executed concurrently with this form) against Owner through the date of                                     , 20         (date of the invoice submitted with this Waiver and Release) and reserving those rights that the Contractor might have in any retained amounts on account of materials, equipment, services and/or labor furnished by the undersigned to or on account of Owner or any other entity for said Project. Exceptions as follows:

(If no exception or “none” is entered above, undersigned shall be deemed not to have reserved any claim.)

Contractor affirms and represents that all subconsultants, laborers, materialmen, mechanics, manufacturers, suppliers, and subcontractors who have furnished services, labor, equipment, or materials, or any one of these items to Contractor have been paid in full for all work performed and all materials, equipment, labor or services supplied to Contractor for use in connection with the Project through and including                                 , 20         (date of Contractor’s last prior invoice). Exceptions as follows:

(If no exception or “none” is entered above, no amounts have been withheld by Contractor for disputed items.)

This Waiver and Release is freely and voluntarily given and the undersigned acknowledges and represents that it has fully reviewed the terms and conditions of this Waiver and Release, that it is fully informed with respect to the legal effect of this Waiver and Release, and that it has voluntary chosen to accept the terms and conditions of this Waiver and Release in return for the payment recited above.

FOR CONTRACTOR:

Dated:	[ Name of Contractor ]

Applicable to Invoice No.	By (signature)

Print Name:
Title:

SCHEDULE I-3

SUBCONTRACTOR’S INTERIM CONDITIONAL LIEN WAIVER AND RELEASE UPON PROGRESS PAYMENT

(To be provided by Subcontractor with each invoice for progress payment)

STATE OF TEXAS

COUNTY OF

PROJECT

JOB NO.

On receipt by the signer of this document, [                ] (“Subcontractor”), of a check, wire transfer or other valid form of payment from or on behalf of [            ] (“Contractor”) in the sum of $                 payable to Subcontractor and when the check has been properly endorsed and has been paid by the bank on which it is drawn, or the wire transfer payment is received by Subcontractor, or Subcontractor is in possession of such other valid form of payment, as applicable, this document becomes effective to release any mechanic’s lien right, any right arising from a payment bond that complies with a state or federal statute, any common law payment bond right, any claim for payment, and any rights under any similar ordinance, rule, or statute related to claim or payment rights for persons in Subcontractor’s position that Subcontractor has on the property of Corpus Christi Pipeline, L.P. (“Owner”) located at or near San Patricio County or Nueces County to the following extent:

For purposes of provision of labor, services, equipment and material for the Corpus Christi Pipeline Project pursuant to that certain construction agreement by and between Contractor and Owner (the “Project”).

This release covers a progress payment for all labor, services, equipment, or materials furnished to the property or to Contractor as indicated in the attached statement(s) or progress payment request(s), except for unpaid retention, pending modifications and changes, or other items furnished.

Before any recipient of this document relies on this document, the recipient should verify evidence of payment to Subcontractor.

Subcontractor warrants that it has already paid or will use the funds received from this progress payment to promptly pay in full all of Subcontractor’s laborers, subcontractors, materialmen, and suppliers for all work, materials, equipment, or services provided for or to the above referenced project in regard to the attached statement(s) or progress payment request(s).

Subcontractor agrees that this waiver and release form is in compliance with Tex. Prop. Code § 53.284.

FOR SUBCONTRACTOR:

Dated:	[ Name of Subcontractor ]

Applicable to Invoice No.	By (signature)

Print Name: Title:

SCHEDULE I-4

SUBCONTRACTOR’S INTERIM CLAIM WAIVER AND

RELEASE UPON PROGRESS PAYMENT

(To be provided by Subcontractor with each invoice for progress payment)

STATE OF TEXAS

COUNTY OF

The undersigned,                                          (“Subcontractor”), has been engaged under a contract with [                    ] (“Contractor”) to furnish certain materials, equipment, services, and/or labor for the project known as the Corpus Christi Pipeline Project (the “Project”), which is located near the cities of San Patricio and Ingleside, and more particularly described as follows:

(insert address and/or additional description).

Upon receipt of the sum of $                                                     , the Subcontractor waives and releases any and all claims, demands, actions, causes of action or other rights (except those concerning lien or bond rights which are separately waived pursuant to Tex. Prop. Code § 53.284 by the Subcontractor’s Interim Conditional Lien Waiver and Release Upon Progress Payment, which is executed concurrently with this form) against Corpus Christi Pipeline, L.P. (“Owner”) through the date of                                     , 20         and reserving those rights that the Subcontractor might have in any retained amounts on account of materials, equipment, services and/or labor furnished by the undersigned to or on account of Owner or any other entity for said Project. Exceptions as follows:

(If no exception or “none” is entered above, undersigned shall be deemed not to have reserved any claim.)

Subcontractor affirms and represents that all subconsultants, laborers, materialmen, mechanics, manufacturers, suppliers, and subcontractors who have furnished services, labor, equipment, or materials, or any one of these items to the Subcontractor have been paid in full for all work performed and all materials, equipment, labor or services supplied to the Subcontractor for use at the Facility through and including                                 , 20         (date of Subcontractor’s last prior invoice), excepting amounts for retainage.

This Waiver and Release is freely and voluntarily given and the undersigned acknowledges and represents that it has fully reviewed the terms and conditions of this Waiver and Release, that it is fully informed with respect to the legal effect of this Waiver and Release, and that it has voluntary chosen to accept the terms and conditions of this Waiver and Release in return for the payment recited above.

FOR SUBCONTRACTOR:

Dated:	[ Name of Subcontractor ]

Applicable to Invoices No.	By (signature)

Print Name: Title:

SCHEDULE I-5

CONTRACTOR’S FINAL CONDITIONAL LIEN WAIVER AND RELEASE UPON FINAL PAYMENT

(To be provided by Contractor with the invoice for final payment)

STATE OF TEXAS

COUNTY OF

PROJECT

JOB NO.

On receipt by the signer of this document, [                    ] (“Contractor”), of a check, wire transfer or other valid form of payment from or on behalf of Corpus Christi Pipeline, L.P. ( (“Owner”) in the sum of $                     payable to Contractor and when the check has been properly endorsed and has been paid by the bank on which it is drawn, or the wire transfer payment is received by Contractor, or Contractor is in possession of such other valid form of payment, as applicable, this document becomes effective to release any mechanic’s lien right, any right arising from a payment bond that complies with a state or federal statute, any common law payment bond right, any claim for payment, and any rights under any similar ordinance, rule, or statute related to claim or payment rights for persons in Contractor’s position that Contractor has on the property of Owner located at or near San Patricio County or Nueces County to the following extent:

For purposes of provision of labor, services, equipment and material for the Corpus Christi Pipeline Project pursuant to that certain construction agreement by and between Contractor and Owner (the “Project”).

This release covers the final payment to Contractor for all labor, services, equipment, or materials furnished to the property or to Owner.

Before any recipient of this document relies on this document, the recipient should verify evidence of payment to Contractor.

Contractor warrants that Contractor has already paid or will use the funds received from this final payment to promptly pay in full all of Contractor’s laborers, subcontractors, materialmen, and suppliers for all work, materials, equipment, or services provided for or to the above referenced Project up to the date of this waiver and release.

Contractor agrees that this waiver and release form is in compliance with Tex. Prop. Code Ann. § 53.284.

FOR CONTRACTOR:

Dated:	[ Name of Contractor ]

Applicable to Invoice No(s): ALL .	By (signature)

Print Name: Title:

AFFIDAVIT

On this          day of                 , 20    , before me appeared the above-signed, known or identified to me personally, who, being first duly sworn, did say that s/he is the authorized representative of Contractor and that this document was signed under oath personally and on behalf of Contractor.

Notary Public
My term expires (date):

SCHEDULE I-6

CONTRACTOR’S FINAL CLAIM WAIVER AND RELEASE UPON FINAL PAYMENT

(To be executed by Contractor with the invoice for final payment)

STATE OF TEXAS

COUNTY OF

The undersigned, [                            ] (“Contractor”), has been engaged under a construction contract (“Agreement”) with Corpus Christi Pipeline, L.P., LLC (“Owner”) to furnish certain materials, equipment, services, and/or labor for the project known as the Corpus Christi Pipeline Project (the “Project”), which is located near the cities of San Patricio and Ingleside, and more particularly described as follows:

(insert address and/or additional description).

Upon receipt of the sum of U.S. $                                         (amount in invoice for final payment), Contractor waives and releases all claims, demands, actions, causes of actions or other rights at law, in contract, tort, equity or otherwise (except those concerning lien or bond rights which are separately waived pursuant to Tex. Prop. Code § 53.284 by the Contractor’s Final Conditional Lien Waiver and Release Upon Final Payment, which is executed concurrently with this form) that Contractor has, may have had or may have in the future against Owner arising out of the Agreement or the Project, whether or not known to Contractor at the time of the execution of this Waiver and Release.

Contractor represents that all of its obligations, legal, equitable, or otherwise, relating to or arising out of the Agreement, Project or subcontracts have been fully satisfied (except for that work and obligations that survive the termination or expiration of the contract, including warranties and correction of defective goods, components or services), including, but not limited to, payment to subcontractors, suppliers and employees and payment of taxes.

This Waiver and Release is freely and voluntarily given, and Contractor acknowledges and represents that it has fully reviewed the terms and conditions of this Waiver and Release, that it is fully informed with respect to the legal effect of this Waiver and Release, and that it has voluntarily chosen to accept the terms and conditions of this Waiver and Release in return for the payment recited above. Contractor understands, agrees and acknowledges that, upon payment, this document waives rights unconditionally and is fully enforceable to extinguish all claims (except those concerning lien or bond rights which are separately waived pursuant to Tex. Prop. Code § 53.284 by the Contractor’s Final Conditional Lien Waiver and Release Upon Final Payment, which is executed concurrently with this form) of Contractor as of the date of execution of this document by Contractor.

FOR CONTRACTOR:

Dated:	[ Name of Contractor ]

Applicable to Invoice No(s): ALL .	By (signature)

Print Name:
Title:

AFFIDAVIT

On this          day of                 , 20    , before me appeared the above-signed, known or identified to me personally, who, being first duly sworn, did say that s/he is the authorized representative of Contractor and that this document was signed under oath personally and on behalf of Contractor.

Notary Public
My term expires (date):

SCHEDULE I-7

SUBCONTRACTOR’S FINAL CONDITIONAL LIEN WAIVER AND RELEASE UPON FINAL PAYMENT

(To be provided by Subcontractor with the invoice for final payment)

STATE OF TEXAS

COUNTY OF

PROJECT

JOB NO.

On receipt by the signer of this document, [                    ] (“Subcontractor”), of a check, wire transfer or other valid form of payment from or on behalf of [                        ] (“Contractor”) in the sum of $                     payable to Subcontractor and when the check has been properly endorsed and has been paid by the bank on which it is drawn, or the wire transfer payment is received by Subcontractor, or Subcontractor is in possession of such other valid form of payment, as applicable, this document becomes effective to release any mechanic’s lien right, any right arising from a payment bond that complies with a state or federal statute, any common law payment bond right, any claim for payment, and any rights under any similar ordinance, rule, or statute related to claim or payment rights for persons in Subcontractor’s position that Subcontractor has on the property of Corpus Christi Pipeline, L.P. (“Owner”) located at or near San Patricio County or Nueces County to the following extent:

For purposes of provision of labor, services, equipment and material for the Corpus Christi Pipeline Project pursuant to that certain construction agreement by and between Contractor and Owner (the “Project”).

This release covers the final payment to Subcontractor for all labor, services, equipment, or materials furnished to the property or to Contractor.

Before any recipient of this document relies on this document, the recipient should verify evidence of payment to Subcontractor.

Subcontractor warrants that it has already paid or will use the funds received from this final payment to promptly pay in full all of Subcontractor’s laborers, subcontractors, materialmen, and suppliers for all work, materials, equipment, or services provided for or to the above referenced project up to the date of this waiver and release.

Subcontractor agrees that this waiver and release form is in compliance with Tex. Prop. Code § 53.284.

FOR SUBCONTRACTOR:

Dated:	[ Name of Subcontractor ]

Applicable to Invoice No(s): ALL .	By (signature)

Print Name:
Title:

AFFIDAVIT

On this          day of                 , 20    , before me appeared the above-signed, known or identified to me personally, who, being first duly sworn, did say that s/he is the authorized representative of Subcontractor and that this document was signed under oath personally and on behalf of Subcontractor.

Notary Public
My term expires (date):

SCHEDULE I-8

SUBCONTRACTOR’S FINAL CLAIM WAIVER AND RELEASE UPON

FINAL PAYMENT

(To be executed by Subcontractor with the invoice for final payment)

STATE OF TEXAS

COUNTY OF

The undersigned,                                               (“Subcontractor”), has been engaged under a contract with [                ] (“Contractor”) to furnish certain materials, equipment, services, and/or labor for the project known as the Corpus Christi Pipeline Project (the “Project”), which is located near the cities of San Patricio and Ingleside, and more particularly described as follows:

(insert address and/or additional description).

Upon receipt of the sum of U.S.$                                     (amount in invoice for final payment), Subcontractor waives and releases all claims, demands, actions, causes of actions or other rights at law, in contract, tort, equity or otherwise (except those concerning lien or bond rights which are separately waived pursuant to Tex. Prop. Code § 53.284 by the Subcontractor’s Final Conditional Lien Waiver and Release Upon Final Payment, which is executed concurrently with this form) that Subcontractor has, may have had or may have in the future against Contractor or Corpus Christi Pipeline, L.P. (“Owner”) arising out of, or in any way related to, Subcontractor’s subcontract with Contractor or the Project, whether or not known to Subcontractor at the time of the execution of this Waiver and Release.

Subcontractor represents that all of its obligations, legal, equitable, or otherwise, relating to or arising out of Subcontractor’s subcontract with Contractor, the Project or sub-subcontracts have been fully satisfied (except for that work and obligations that survive the termination or expiration of Subcontractor’s subcontract, including warranties and correction of defective goods, components or services), including, but not limited to, payment to lower tiered subcontractors and employees of Subcontractor and payment of taxes.

This Waiver and Release is freely and voluntarily given, and Subcontractor acknowledges and represents that it has fully reviewed the terms and conditions of this Waiver and Release, that it is fully informed with respect to the legal effect of this Waiver and Release, and that it has voluntarily chosen to accept the terms and conditions of this Waiver and Release in return for the payment recited above. Subcontractor understands, agrees and acknowledges that, upon payment, this document waives rights unconditionally and is fully enforceable to extinguish all claims (except those concerning lien or bond rights which are separately waived pursuant to Tex. Prop. Code § 53.284 by the Subcontractor’s Final Conditional Lien Waiver and Release Upon Final Payment, which is executed concurrently with this form) of Subcontractor as of the date of execution of this document by Subcontractor.

FOR SUBCONTRACTOR:

Dated:	[ Name of Subcontractor ]

Applicable to Invoice No(s): ALL .	By (signature)

Print Name:
Title:

AFFIDAVIT

On this          day of                 , 20    , before me appeared the above-signed, known or identified to me personally, who, being first duly sworn, did say that s/he is the authorized representative of Subcontractor and that this document was signed under oath personally and on behalf of Subcontractor.

Notary Public
My term expires (date):

ATTACHMENT J

PAYMENT AND ALLOWABLE COSTS

SCHEDULE J-1

COMPENSATION

1.	DEFINITIONS

1.1	Additional Definitions

The following additional definitions used in this Schedule J-1 shall apply to this Agreement:

“Certified Payroll” means Contractor’s written report, certified by Contractor, setting forth the actual compensation paid to or on behalf of the Reimbursable Personnel of Contractor. The information contained in such Certified Payroll shall include wages, vehicle compensation, per diem, benefits, payroll taxes and insurance, and hours.

“Disallowed Cost” has the meaning set forth in paragraph 7.

“Home Base” means the Reimbursable Personnel’s home office, whether in the United States or at any other Work location.

“Home Office” means the Contractor’s Home Base in the greater [                        ] metropolitan area.

“Hourly Rates” means the rates paid to Reimbursable Personnel according to i) the National Pipeline Agreement between Contractor and the applicable union or ii) Contractor policy for Reimbursable Personnel not covered under any such National Pipeline Agreements, which policy shall be consistent with those customary to the pipeline construction industry.

“Reimbursable Personnel” means each member of Contractor’s directly employed personnel who are typically stationed at the Site and are performing part-time or full-time Work for the Project.

2.	COMPENSATION SUMMARY

As full and complete compensation for Contractor’s performance of the Work in accordance with the Agreement, Owner shall pay Contractor the Contractor’s Compensation in accordance with this Schedule J-1, such compensation being comprised of:

(a)	a Contractor Fee as per paragraph 3 below;

(b)	a Corporate Overhead amount as per paragraph 4;

(c)	the Allowable Costs, comprised of the following categories:

(i)	an amount determined on the basis of Hourly Rates, as shown on the Certified Payroll report, for man-hours expended by Contractor in properly carrying out the Work as detailed in paragraph 5 below; and,

(ii)	Contractor’s additional Reimbursable Costs payable in accordance with paragraphs 6 below; and,

(d)	an Incentive Payment as per Schedule J-5, which is comprised of performance based amounts.

Payment of all amounts determined under Exhibit J shall be in paid in accordance with Article 7 of the Agreement.

3.	CONTRACTOR FEE

3.1 Owner shall pay Contractor an amount calculated at a fixed, twelve percent (12%) markup on Allowable Costs for Work performed by Contractor in accordance with the Agreement (“Contractor Fee”), subject to Section 6.2 and Article 8 of this Schedule J-1. The Contractor Fee shall be inclusive of all profit and other costs and expenses of Contractor performing the Work, other than the Corporate Overhead, the Allowable Costs and, if applicable, the Incentive Payment. The Contractor Fee is not subject to escalation for any reason, and is subject to adjustment only under the express provisions of this Agreement.

3.2 Contractor Fee and Estimated Total Contractor’s Compensation. Contractor acknowledges and agrees that the Contractor Fee is payable on the basis of Contractor performing its Work within the Estimated Total Contractor’s Compensation. All Contractor’s Compensation, except for any Incentive Payment, shall be assessed against the Estimated Total Contractor’s Compensation. If Contractor’s Compensation exceeds the Estimated Total Contractor’s Compensation, Contractor’s entitlement to the Contractor Fee in respect of any incomplete Work shall thereafter be reduced to zero percent (0%) as set forth below, until the Work is complete.

Contractor’s Compensation expended on Project	Contractor Fee payable

Up to the Estimated Total Contractor’s Compensation	12% of Allowable Costs

Above the Estimated Total Contractor’s Compensation	No Contractor Fee.

4.	CORPORATE OVERHEAD

4.1 Owner shall pay Contractor an amount calculated at a fixed, six percent (6%) markup on Allowable Costs for Work performed by Contractor in accordance with the Agreement (“Corporate Overhead”), subject to Section 6.2 and Article 8 of this Schedule J-1. The Corporate Overhead is not subject to escalation for any reason, and is subject to adjustment only under the express provisions of this Agreement. Corporate Overhead is intended to reimburse Contractor for all indirect expenses required by the Project and shall be deemed to include:

(a) general corporate management and general services performed off-Site including security, janitorial, maintenance, human resources, business development, legal, general purchasing, general accounting (e.g. financial accounting, book keeping, payroll, disbursements and similar activities), employee relations and reception, together with supporting secretarial, clerical and word processing involved in operating the Contractor’s office premises including corporate and functional staff;

(b) supply of head office communications, including reproduction and printing, mail, messengers and couriers, facsimile services, telephone service and rental and usage costs;

(c) all computing resources and services required to support the performance of the Work, including the provision and usage of all necessary computer hardware and software;

(d) all convenience copies and associated supplies required to support the performance of the Work by Contractor, including the provision and usage of all necessary copier services and repairs;

(e) all costs of the preparation of Contractor’s procedures, methods etc., and training and similar activities;

(f) costs internal to the Contractor in connection with subcontracting any elements of the Work, including management of Subcontractor;

(g) off-site corporate and office space, standard office furnishings, common spaces, and associated utilities for Contractor personnel including rent, rates, heating, lighting, power, security, maintenance and common parts; and

(h) costs of corporate insurances other than those insurances expressly stated as reimbursable under Table J-1.

4.2 Corporate Overhead and Estimated Total Contractor’s Compensation. Contractor acknowledges and agrees that the Corporate Overhead is payable on the basis of Contractor performing its Work within the Estimated Total Contractor’s Compensation. All Contractor’s Compensation, except for any Incentive Payment, shall be assessed against the Estimated Total Contractor’s Compensation. If the Contractor’s Compensation exceeds the Estimated Total Contractor’s Compensation, Contractor’s entitlement to Corporate Overhead in respect of any incomplete Work shall thereafter be decreased on the basis below, until the Work is complete.

Contractor’s Compensation expended on Project	Corporate Overhead payable

Up to the Estimated Total Contractor’s Compensation	6% of Allowable Costs

Above the Estimated Total Contractor’s Compensation	3% of Allowable Costs

5.	HOURLY RATES

Hourly Rates Generally. Owner shall pay the Hourly Rates as calculated herein for Reimbursable Personnel and included in the Certified Payroll report. Owner shall pay the applicable overtime Hourly Rates provided that Overtime is actually paid to such Reimbursable Personnel in accordance with paragraph 5.2. Hourly Rates shall apply for each billable man-hour actually worked in the proper performance of the Work, plus transportation from Contractor’s yard to the applicable Site and back each Day. Owner’s payment shall be limited to the time the Reimbursable Personnel are directly engaged in the performance of the Work, plus transportation as noted above. However, Owner shall not reimburse Contractor for any time spent by Reimbursable Personnel commuting between their living quarters and their Home Base or their living quarters and the Work location at which they are based, except as provided for in the assignment policy attached as Schedule J-3.

5.2 Overtime Reimbursement. Contractor shall be paid for any overtime hours actually worked by Reimbursable Personnel, being time expended in the performance of the Work in excess of forty (40) hours per week or eight (8) hours per Day. All overtime, being time properly charged to the Work shall be paid in accordance with the following provisions. All positions are classified as either ‘Non-exempt’ or ‘Exempt’ in accordance with the provisions of the Fair Labor Standards Act, which stipulates the legal requirement for payment of overtime.

(a) Non-exempt Personnel: Contractor shall be paid at the applicable overtime Hourly Rate for the overtime hours of Non-Exempt Reimbursable Personnel, including salaried Reimbursable Personnel in clerical, drafting, technical or supervisory positions and not classified as “executive, administrative, professional or sales” under the Fair Labor Standards Act, when overtime is actually paid to such Reimbursable Personnel, according to the Certified Payroll report.

(b) Exempt Personnel: Contractor shall be paid at the applicable overtime Hourly Rate for the overtime hours of Exempt personnel, including salaried Reimbursable Personnel classified as “executive, administrative, professional or sales” personnel under the Fair Labor Standards Act, provided the overtime is actually paid to such Reimbursable Personnel, according to the Certified Payroll report.

5.3 No Adjustment to Hourly Rates. The Hourly Rates are fixed from the start of Work and are only subject to adjustment for changes to the National Pipeline Agreements between Contractor and the applicable union. Contractor shall not, without Approval, change the relationship between the Hourly Rates and the personnel descriptions of Reimbursable Personnel, nor grant increases in personnel classifications or in compensation to Reimbursable Personnel, except for bona fide promotions or merit increases in accordance with Contractor’s standard and general policies and procedures (and subject to submission of satisfactory documentation from Contractor evidencing any such increases).

6.	OTHER REIMBURSABLE COSTS

6.1 Generally. Contractor shall only be entitled to be paid for Reimbursable Costs incurred in the course of carrying out the Work under this Agreement if those disbursements:

(a) have been actually, reasonably and properly incurred for the sole purpose of carrying out the Work; and

(b) are enumerated as Reimbursable Costs in accordance with Table J-1.

Except where specifically provided elsewhere herein, Owner shall reimburse Contractor as a Reimbursable Cost for the actual invoiced cost to Contractor (net of any Project-specific trade or volume discounts or rebates to Contractor) and paid by Contractor for any Reimbursable Costs, plus Contractor Fee and Corporate Overhead (subject to Article 3 and Article 4 of this Schedule J-1).

6.2 Subcontractors. Owner shall reimburse Contractor as a Reimbursable Cost for the actual invoiced cost to Contractor (without Contractor Fee, Corporate Overhead or markup and net of any trade or volume discounts or rebates to Contractor) and paid by Contractor to Approved Subcontractors engaged in accordance with Sections 2.3 and 2.4 of the Agreement. If any part of the Work is performed by any Subcontractor that is an Affiliate of Contractor, then Owner shall pay Contractor as if the personnel of the Affiliate were Reimbursable Personnel of Contractor, on the basis of Hourly Rates, and not as a reimbursable cost for Subcontractors. All hourly rates chargeable by any Subcontractor shall be Approved.

6.3 Business Travel and Relocation Allowance. All Approved Project travel and living expenses for business trips taken away from the Reimbursable Personnel’s Home Base or assigned work location shall be reimbursed at cost in accordance with Contractor’s ‘Business Travel Policy’ set forth in Schedule J-4, including any subsequent Approved amendment to such policy. For Approved Project assignments away from each of Contractor’s Reimbursable Personnel’s Home Base (whether to another Contractor office, the Site or any another location), Owner shall reimburse Contractor for costs and expenses arising from such Approved Project assignments providing such costs and expenses are in accordance with Contractor’s established ‘Assignment Policy’ set forth in Schedule J-3, including any subsequent Approved amendment to such policy.

7.	DISALLOWED COSTS

7.1 Generally. Notwithstanding anything to the contrary, Contractor shall not be entitled to any payment or compensation in respect of any Disallowed Cost.

7.2 Definition of Disallowed Cost.

“Disallowed	Cost” means any cost:

(a)	is not reasonable, auditable and verifiable or necessarily incurred by Contractor in accomplishing the Work or not properly and reasonably incurred by Contractor solely and exclusively in accordance with the Work or include profit and/or Contractor Fee;

(b)	is not justified by Contractor’s accounts and records;

(c)	included profit and/or an element of Contractor Fee;

(d)	incorrectly included compensation elements provided for elsewhere in Exhibit J (to the extent of that inclusion);

(e)	should not have been paid to a Subcontractor in accordance with the express terms of the relevant Subcontract, except when such cost is incurred as the result of the resolution of a bona fide dispute that has been consented to by Owner;

(f)	was incurred by Contractor but does not relate to undertaking the Work, including cost in relation to any resources that were previously used by Contractor to undertake the Work where such use has ceased;

(g)	was a cost in respect of:

(i)	any loss or damage for which Contractor is liable pursuant to this Agreement;

(ii)	as a consequence resulting from negligent acts or omissions or breach by Contractor;

(iii)	any third party liability of Contractor for which Owner is not liable to indemnify Contractor pursuant to this Agreement; or

(iv)	any other cost incurred by Contractor in respect of which insurance has been effected pursuant to this Agreement;

(h)	is a cost that Contractor recovers from third parties or Project-specific insurance, or using reasonable efforts would have recovered;

(i)	is a cost of correcting Defects, subject to Section 12.2C of the Agreement;

(j)	is for resources that are in excess of that required for Work, taking into account reasonable and customary amounts of waste and spoilage;

(k)	is a cost incurred in related to the settlement of any Disputes between Contractor and Owner;

(l)	is a cost incurred by Contractor in relation to the payment of any Key Personnel Liquidated Damages or the discharge (whether by payment, set-off or otherwise) of any liability owed by Contractor to Owner or is otherwise a cost which the Agreement provides is to be payable by Contractor to Owner;

(m)	is a cost consisting of the reimbursement by way of counter indemnity or otherwise by Contractor of any sums paid by any issuer of any bond or any other security provider;

(n)	is a fine, penalty remediation cost or similar cost imposed on Contractor, Subcontractor or Sub-subcontractor pursuant to or in consequence of any non-observance of any Applicable Law or Permit;

(o)	are expenses relating to Contractor’s operating capital, including interest on Contractor’s capital employed in support of the Work; or

(p)	is incurred in respect of any other risk or circumstance which is expressly stated to be at the cost, expense or account of Contractor, including taxes and all other items to be borne by Contractor.

8.	ALLOWABLE COSTS TABLE J-1

8.1	Notes to Table J-1

Table J-1 sets forth an exclusive, limited and comprehensive list of Allowable Costs payable to the Contractor along with allocation and details of the Corporate Overhead and Reimbursable Expenses. All items in this Table J-1 are subject to the terms of this Agreement, including paragraph 6 of this Schedule J-1.

TABLE J-1 COSTS ALLOCATION TABLE

COLUMN REFERENCE
	X.	WORK FOR WHICH CONTRACTOR IS COMPENSATED BY HOURLY RATES
	A.	ITEMS REIMBURSABLE AS REIMBURSABLE COSTS, NOT IN HOURLY RATES, CORPORATE OVERHEAD OR CONTRACTOR FEE
	B.	ITEMS INCLUDED IN CORPORATE OVERHEAD AND CONTRACTOR FEE

DESCRIPTION			X	A	B

1.0	HOME OFFICE WORK

	1.1	Work of Contractor’s Reimbursable Personnel, paid in accordance with Schedule J-1 and Schedule J-2.	●

	1.2(a)	Reproductions and other graphic costs for Contractor’s normal day-to-day operations, color or black and white – equipment, services and supplies (i.e. Project convenience copying).			●

	1.2(b)	Special Reproduction runs, document publishing, manuals, and graphics, or any third party high volume or specialty reproduction services, special project specific plotting equipment and supplies.		●

	1.3 (a)	Computer and data processing equipment and services, computer network and video conferencing, for Project related matters for Contractor’s use.			●

	1.3 (b)	Contractor non-standard computer hardware or software including remote networking hosting services costs for Project design collaboration and review.		●

	1.3(c)	All Contractor standard computer hardware or software including remote networking hosting services costs for Project design collaboration and review (as listed in endnote 1)			●

	1.4	Domestic and International long distance telephone calls for Contractor’s use, (including monthly charge for fax machines provided by Contractor), and including applicable taxes.			●

	1.5	General Postage and Courier Work for Contractor’s Project correspondence.			●

	1.6	Special courier or international post handling, bulk document freight and related insurances for same.		●

	1.7	Fees and expenses for obtaining required third party drawing approvals for the Work.		●

	1.8	General drawing and office supplies, stationery, and equipment, not special to the Work for Contractors use.			●

TABLE J-1 COSTS ALLOCATION TABLE

COLUMN REFERENCE
	X.	WORK FOR WHICH CONTRACTOR IS COMPENSATED BY HOURLY RATES
	A.	ITEMS REIMBURSABLE AS REIMBURSABLE COSTS, NOT IN HOURLY RATES, CORPORATE OVERHEAD OR CONTRACTOR FEE
	B.	ITEMS INCLUDED IN CORPORATE OVERHEAD AND CONTRACTOR FEE

DESCRIPTION			X	A	B

	1.9	Royalties, license fees and related other costs for third party processes and/or equipment used in the Work, not currently used by Contractor (Only for additional services or software required for this Project only).		●

	1.10	Progress, model or other photographs required for the Work.		●

	1.11	In-House Legal services and expenses.			●

	1.12(a)	Work of Contractor’s executive officers, corporate business development, corporate accounting, tax, corporate human resources, company insurance, advertising, and personnel department staffs and related expenses (except for those assigned to the Project and Approved by Owner).			●

	1.12(b)	Work of Contractor’s business development, accounting, tax, human resources, insurance, advertising, and personnel department staffs and related expenses (except for those assigned to the Project and Approved by Owner).			●

	1.13	General corporate expenses including rent or lease costs, utilities, local telephone service, building services, maintenance, general office furniture, equipment, and supplies and other such expenses directly or indirectly attributable to Contractor’s facilities for the Project, as more fully described in paragraph 4.1 of Schedule J-1.			●

2.0	WORK OUTSIDE CONTRACTOR’S HOME OFFICES (Not on Site – e.g. located at Works Contractor and Supplier sites)

	2.1	Work of Contractor’s Reimbursable Personnel, paid in accordance with Schedule J-1. This may include personnel working at equipment storage sites that are performing mobilization and demobilization Work.	●

	2.2	Assignment expenses and policy costs payable to Reimbursable Personnel, in accordance with the Project assignment policies.		●

	2.3	Long distance telephone calls, including applicable taxes for Contractor’s use.			●

	2.4	Cellular phone charges including applicable taxes, for Contractor’s Personnel performing remote assignments.			●

	2.5(a)	General Postage and courier service for Contractor’s Project correspondence.			●

	2.5(b)	Special courier and international post handling, bulk document freight and related insurances.		●

	2.6	Laptop computer with remote computing access assuming wireless network available at work location.			●

	2.7	General drawing and office supplies, stationery, and equipment, not special to the Work for Contractor’s use.			●

	2.8	Third party hauling for mobilization and demobilization to and from Site.		●

TABLE J-1 COSTS ALLOCATION TABLE

COLUMN REFERENCE
	X.	WORK FOR WHICH CONTRACTOR IS COMPENSATED BY HOURLY RATES
	A.	ITEMS REIMBURSABLE AS REIMBURSABLE COSTS, NOT IN HOURLY RATES, CORPORATE OVERHEAD OR CONTRACTOR FEE
	B.	ITEMS INCLUDED IN CORPORATE OVERHEAD AND CONTRACTOR FEE

DESCRIPTION				X	A	B
3.0	CONTRACTOR’S WORK AT SITE

	3.1	Work of Contractor’s Reimbursable Personnel, paid in accordance with Schedule J-1 and Schedule J-2.		●

	3.2	Assignment expenses and policy costs payable to Reimbursable Personnel in accordance with project assignment policies.			●

	3.3	Personnel protective equipment (hard hats, safety glasses, hearing protection and, fire retardant clothing when required)				●

	3.3(a)	Miscellaneous consumable supplies.				●

	3.3(b)	Project specific materials; i.e. mats, flume pipe, crushed rock, skids, etc. according to Schedule J-6.			●

	3.4(a)	Cost for Contractor personnel safety training courses. Training course cost is included in the rate				●

	3.4(b)	Cost for Contractor personnel time attending Project-specific safety training courses the labor for which is a reimbursable charge paid in accordance with Schedule J-1 and Schedule J-2, and the cost of third party trainers.		●

	3.5	Cost for TWIC registration of Contractor Personnel				●

4.0	PROJECT EQUIPMENT

	4.1	Project rental of equipment, vehicles and tools.			●

	4.2	Safety equipment, excluding PPE provided in item 3.3 above.			●

	4.3	Cost of vehicles, including on-Site pool vehicles, (auto or pick-up truck) for Contractor’s Key Personnel at Site or any third party location.			●

	4.4	Contractor owned equipment according to Schedule J-2			●

5.0	SITE TEMPORARY FACILITIES, OFFICE EQUIPMENT, AND UTILITIES

	5.1	Site office expenses

		5.1.1	Purchase or rental of office equipment and furniture; calculators; reproduction equipment and supplies; communications equipment including installation, maintenance and removal; fax machines; cameras; overhead projectors; lettering machines; etc. (Owner owns all reimbursable purchased goods.)		●

		5.1.2	Portable power generators for all field required power usage (offices, field tools, lights, etc....),		●

		5.1.3	Local and long distance telephone calls, including applicable taxes.		●

TABLE J-1 COSTS ALLOCATION TABLE

COLUMN REFERENCE
	X.	WORK FOR WHICH CONTRACTOR IS COMPENSATED BY HOURLY RATES
	A.	ITEMS REIMBURSABLE AS REIMBURSABLE COSTS, NOT IN HOURLY RATES, CORPORATE OVERHEAD OR CONTRACTOR FEE
	B.	ITEMS INCLUDED IN CORPORATE OVERHEAD AND CONTRACTOR FEE

DESCRIPTION				X	A	B

		5.1.4(a)	Post office box rental; postage meter; postage scale; general postage for Contractors project correspondence		●

		5.1.4(b)	Courier service, special and international post handling; bulk document freight; related insurance; etc.		●

		5.1.5	Office supplies (including paper, pencils, pens, file folders, printed forms, stationary, paper cutters, staplers, computer discs, supplies, etc.).		●

		5.1.6	Timekeeping equipment (purchase or rental) including software, clocks, sirens, equipment for preparing I.D. badges, etc.		●

		5.1.7	Computer work stations (2D and 3D), standard printers, plotters, local area network server, standard Contractor software applications (including installation, maintenance, and removal) for Contractor’s use.			●

		5.1.8	Software licenses required for the conduct of Contractor’s normal project activities			●

		5.1.9	Network remote line connection and monthly use charges for connection of Site-based Contractor computer systems and home office network (e.g. T-1 telephone connection).		●

		5.1.10	IT Infrastructure equipment and installation costs for Site-based computer network hardware and interconnection systems.		●

	5.2(a)		Reproduction and other graphics costs for normal day-to-day operations - equipment, services, and supplies.			●

	5.2(b)		Special reproduction runs, document publishing and graphics including any third party charges.		●

	5.3		Temporary buildings and structures for Site offices (including Project human resources offices, rent, maintenance and services, fit out and utilities).		●

	5.4		Radio communications, pagers (and cellular phone in lieu of same).		●

6.0	SUBCONTRACTORS AND PURCHASE ORDERS

	6.1		Fees and expenses of Subcontractors used in the Work.		●

	6.2		Purchase Orders to be reimbursed by Owner to be placed by Contractor.		●

	6.3		Charges for manufacturer’s supervisors, service and commissioning engineers/technicians, vendor representatives.		●

7.0	BUSINESS TRAVEL

TABLE J-1 COSTS ALLOCATION TABLE

COLUMN REFERENCE
	X.	WORK FOR WHICH CONTRACTOR IS COMPENSATED BY HOURLY RATES
	A.	ITEMS REIMBURSABLE AS REIMBURSABLE COSTS, NOT IN HOURLY RATES, CORPORATE OVERHEAD OR CONTRACTOR FEE
	B.	ITEMS INCLUDED IN CORPORATE OVERHEAD AND CONTRACTOR FEE

DESCRIPTION			X	A	B

	7.1	Business travel, including lodging, meals, and other temporary living expenses for Reimbursable Personnel in accordance with the Business Travel Policy (Schedule J-4).		●

8.0	TAXES, ASSESSMENTS, DUTIES AND PERMIT FEES

	8.1	All sales, use, excise, turnover, value added or other taxes, levies or assessments (excluding Texas Sales and Use Taxes) associated with the Work.			●

	8.2	Contractor’s tax or business license tax based on gross receipts.			●

	8.3	Customs duties, taxes or fees on drawings, equipment and materials; construction equipment, tools and supplies; temporary facilities; vehicles; etc.		●

	8.4	Permits, licenses, etc., specific to the Project, and which may be required for temporary facilities which Contractor is required to obtain.		●

	8.5	Texas Sales and Use Taxes on Equipment.		●

9.0	INSURANCE

	9.1	If and to the extent Approved by Owner in advance, premiums for Project-specific insurance coverage required by Attachment F.		●

	9.2	Premiums for the non-Project-specific insurance coverage carried by Contractor under this Agreement.			●

10.0	WORK TO OWNER’S PERSONNEL IN CONTRACTOR’S OFFICES

	10.1	Office space for Owner’s personnel (including furniture and equipment of the type normally used by Contractor personnel.)		●

	10.2	Local telephone service if through Contractor’s switchboard.			●

	10.3	Domestic long distance telephone calls, use of project dedicated fax machines, including applicable taxes, and domestic postage.			●

	10.4	Installation, rental and line usage charges for private communications facilities for exclusive use of Owner’s personnel, and/or tie-in to Owner’s home or branch office computer systems, international telephone charges, and videoconferencing, as requested.		●

	10.5(a)	Reproduction and graphic services provided by Contractor to Owner’s personnel for normal day to day operations- equipment, services, and supplies.		●

	10.5(b)	Special reproduction runs, document publishing and graphics services provided to Owner, including any third party charges.		●

	10.6(a)	General postage for Owner’s project correspondence.			●

	10.6(b)	Courier services, special or international post handling, bulk document freight and related insurances for same.		●

TABLE J-1 COSTS ALLOCATION TABLE

COLUMN REFERENCE
	X.	WORK FOR WHICH CONTRACTOR IS COMPENSATED BY HOURLY RATES
	A.	ITEMS REIMBURSABLE AS REIMBURSABLE COSTS, NOT IN HOURLY RATES, CORPORATE OVERHEAD OR CONTRACTOR FEE
	B.	ITEMS INCLUDED IN CORPORATE OVERHEAD AND CONTRACTOR FEE

DESCRIPTION				X	A	B

	10.7	General office supplies.			●

	10.8	Special equipment, calculators, dictation equipment, forms, stationery, supplies, computer software, etc., requested by Owner.			●

	10.9	Personal computer and printers:			●

		10.9.1	PCs and printers provided for Owner’s use by Contractor with standard Contractor software per separate charge schedule, as requested (including for Owner’s use of Contractor’s software in the field.)		●

		10.9.2	Added charge for use of other special software (If not contemplated in Note 1 below)		●

		10.9.3	Access to Contractor furnished local wireless network for remote computing access		●

	10.10	Client parking – access provided subject to space available, but individual assigned parking not presently available			●

	10.11	Secretarial, typing, clerical, or similar services Contractor provides to Owner - at Hourly Rates specified in paragraph 1.1 above.		●

11.0	GENERAL

	11.1	All other items not enumerated above, that are requested by Owner and Approved.			●

	11.2	All other costs incurred and deemed necessary by Contractor to prevent or minimize labor disturbances, as Approved.			●

	11.3	Approved safety programs for Contractor.			●

12.0	OTHER DIRECT COSTS

	12.1	Other direct costs incurred in connection with the Work that are not otherwise payable under this Agreement and this Schedule J-1, as Approved.			●

13.0	SOCIAL BENEFITS, ENTITLEMENTS, INDIRECT COSTS

	13.1	Costs of maintaining employee payroll additive costs, entitlements and social benefits including statutory on-costs; personnel insurance and retirement benefit contributions and profit sharing plans; payroll taxes excluding personal income tax; premiums for applicable public liability, property damage liability insurance, employer’s liability insurance and workmen’s compensation insurance and all other insurance premiums directly applicable to the Project; Salaries of reimbursable personnel actually paid during vacations, public holidays, sick leave and emergency leave; severance awards and completion bonuses; and all other fringe benefits, including any non-Project specific bonuses not otherwise expressly contemplated in this Agreement.				●†

† Items in this row are either included in Corporate Overhead or are deemed to be included as a component of the Hourly Rates, whether from the applicable National Pipeline Agreement between Contractor and the applicable union or from Contractor’s policy for Reimbursable Personnel not covered under any such National Pipeline Agreements, and no additional amount shall be charged by Contractor for any item listed in row 13.1 of Table J-1.

Nothing in Table J-1 shall be construed to supplant or act as a waiver where Approval is required elsewhere in this Agreement.

With respect to row 12.1 in Table J-1, prior written Approval shall be required for reimbursement of other direct costs under this specific compensation provision for any such direct cost that would cause the aggregate of all such other direct costs to exceed $250,000.

SCHEDULE J-2

SCHEDULE OF HOURLY RATES

1	GENERAL

In accordance with the terms of the Agreement, this Schedule J-2 defines the Hourly Rates and Construction Equipment Rates.

2	HOURLY RATES

a.	In accordance with Section 7.1C, Allowable Costs include the payment on the basis of those Hourly Rates for Contractor’s personnel who are working on the Work and are included in the personnel descriptions or categories listed herein. Prior to such personnel working on any Work, Contractor shall secure Owner’s Approval of such personnel. Except for those personnel descriptions and categories listed in the table below, no other personnel shall be considered an Allowable Cost, unless authorized in writing by Owner.

b.	Contractor shall record all man-hours worked by Reimbursable Personnel on bi-weekly summary sheets, which shall be categorized in a work breakdown structure that is agreed to between Owner and Contractor. The Hourly Rates shall be applied to the actual man-hours, and fractions thereof, worked and record on such bi-weekly summary sheets. The bi-weekly summary sheets shall be used to monitor the progress of the Work and shall be submitted every two (2) weeks to Owner for its review and approval. The bi-weekly summary sheets shall subsequently support each monthly invoice.

3	SCHEDULE OF HOURLY RATES

Equipment rates are attached separately.

Type	Craft	Class	Pay Rate Type	Pay Rate	Benefit Rate	Per Diem (Daily)	Vehicle Rate Type	Vehicle
NPLA	Operators	Group 1	Hourly	$35.00	$18.90	$20.00	Daily	$60.00
NPLA	Operators	Group 2	Hourly	$27.25	$16.10	$20.00	Daily	$60.00
NPLA	Operators	Group 3	Hourly	$19.27	$13.75	$20.00	Daily	$60.00
NPLA	Operators	Steward	Hourly	$35.00	$18.90	$20.00	Daily	$75.00
NPLA	Operators	Mechanic	Hourly	$35.00	$18.90	$20.00	Hourly	$17.00
NPLA	Pipefitters	Welder	Hourly	$53.60	$26.59	$102.50	Hourly	$17.00
NPLA	Pipefitters	Welder Foreman	Hourly	$55.60	$26.59	$152.00	Hourly	$17.00
NPLA	Pipefitters	Pipe Foreman	Hourly	$55.60	$26.59	$152.00	Hourly	$17.00
NPLA	Pipefitters	Journeyman	Hourly	$53.60	$26.59	$42.50
NPLA	Pipefitters	Steward	Hourly	$55.60	$26.59	$102.50	Hourly	$17.00
NPLA	Pipefitters	Welder Bead & Hot Pass	Hourly	$55.60	$26.59	$102.50	Hourly	$17.00
NPLA	Pipefitters	Helper	Hourly	$23.75	$18.73	$42.50
NPLA	Pipefitters	Helper Graded	Hourly	$24.50	$18.73	$42.50
NPLA	Pipefitters	Helper Bead Grinder	Hourly	$25.75	$18.73	$42.50
NPLA	Laborers	Laborer	Hourly	$21.47	$8.55	$45.00
NPLA	Laborers	Laborer Emscope	Hourly	$23.47	$8.55	$45.00
NPLA	Laborers	Laborer Sandblast	Hourly	$23.47	$8.55	$45.00
NPLA	Laborers	Laborer Straw	Daily	$240.00	$85.50	$152.00
NPLA	Laborers	Steward	Hourly	$24.47	$8.55	$45.00	Daily	$60.00
NPLA	Teamsters	Group 1	Hourly	$29.18	$10.30	$—
NPLA	Teamsters	Group 2	Hourly	$26.09	$10.30	$—
NPLA	Teamsters	Group 3	Hourly	$24.78	$10.30	$—
NPLA	Teamsters	Steward	Hourly	$31.43	$10.30	$—	Daily	$60.00
NPLA	Teamsters	Lowboy	Hourly	$31.43	$10.30	$—
NPLA	Teamsters	Truck Mechanic	Hourly	$31.43	$10.30	$—
NPLA	Teamsters	Stringing	Hourly	$31.43	$10.30	$—
NPLA	Teamsters	Fuel Truck	Hourly	$28.34	$10.30	$—
Field Supervision	NA	Superintendent	Daily	$667.00	$179.50	$152.00
Field Supervision	NA	Assistant Superintendent	Daily	$610.00	$179.50	$152.00
Field Supervision	NA	Foreman	Daily	$556.00	$179.50	$152.00
Field Supervision	NA	Master Mechanic	Daily	$556.00	$179.50	$152.00	Hourly	$17.00
Field Supervision	NA	Safety Man	Daily	$556.00	$88.10	$152.00	Daily	$60.00
Field Supervision	NA	QA/QC	Daily	$556.00	$88.10	$152.00	Daily	$60.00
Field Supervision	NA	Scheduler	Daily	$556.00	$88.10	$152.00	Daily	$60.00
Field Supervision	NA	Material Man	Daily	$556.00	$105.60	$152.00	Daily	$60.00
Field Supervision	NA	Office Manager	Daily	$556.00	$179.50	$152.00	Daily	$60.00
Field Supervision	NA	Timekeeper	Daily	$367.00	$—	$152.00	Daily	$60.00
Field Supervision	NA	Accounts Payable	Daily	$200.00	$—	$152.00	Daily	$60.00
Field Supervision	NA	Night Watchman	Hourly	$21.47	$8.55	$45.00
Field Management	NA	Project Manager	Daily	$1,000.00	$—	$—
Field Management	NA	Construction Manager	Daily	$800.00	$—	$—
Field Management	NA	Project Engineer	Daily	$800.00	$—	$—
Field Management	NA	Assistant Project Manager	Daily	$600.00	$—	$—
Field Management	NA	Safety Director	Daily	$700.00	$—	$—

Notes

Field Management will only be charged for days spent dedicated to the project. Pay Rate includes all charges except for amounts payable in accordance with J-4 Contractor Travel Policy

NPLA rates above are the current published rates by the PLCA and subject to adjustments as negotiated between PLCA and union

Other NPLA rates may apply due to premiums for specific tasks

Field Supervision benefit rate may vary depending on actual employee union affiliation

Field Supervision rates may be adjusted by mutual agreement for the benefit of the project

SCHEDULE J-3

ASSIGNMENT POLICY

1.	NPLA Personnel

1.1	Pipefitters

(a)	Travel Pay

(i)	All employees will receive the applicable IRS allowable rate per mile travel pay via the nearest route from the city or town in which he is located at the time he receives his dispatch to the location of the job site. The employee will be entitled to travel pay to the job site (initial travel pay) with his third pay-check or earlier if there is an amendment of the pre-job report. The employee will be entitled to an equal amount of travel pay upon completion of the job (return travel pay). If he fails to complete the job for any reason, he shall not be entitled to any return travel pay.

(ii)	For clarity, travel pay is non-taxable and does not include union benefits.

1.2	Teamsters, Operators and Laborers

(i)	No Travel Pay required

2.	Field Supervision

2.1	Travel Pay

(a)	All Field Supervision will be paid the equivalent of one week’s salary (60 straight time hours) with their first paycheck (week coming). They will be entitled to an equivalent of one week’s salary (60 straight time hours) upon completion of the job (week going). If an individual fails to complete the job for any reason, he shall not be entitled to any week going pay.

(b)	For clarity, week coming/going is taxable and does not include any other benefits.

3.	Field Management

3.1	Field Management may be assigned to the project on a full-time or part-time basis. Any travel expenses for Field Management will be reimbursed per the Contractor policy referenced in Schedule J-4.

SCHEDULE J-4

BUSINESS TRAVEL POLICY

The following Contractor’s travel expense reimbursement policy shall apply for travel related to the Project.

Travel & Business Expense Reimbursement Policy

This policy contains additional guidance and revised limits for all travel & entertainment. As such, please take some time to review the policy as it is effective immediately.

This policy will reflect our collective responsibility to conduct business travel in a fiscally responsible manner.

General Guidelines

These policies and procedures are designed to act as a guideline for business travel and entertainment expense and miscellaneous expense reimbursements. While this policy does contain suggested expense limits, we challenge all employees to use professional judgment when incurring expenses on behalf of the Company. This policy recognizes that, in some isolated cases, business related expenses might need to be reviewed on a case-by-case basis; however, this primarily applies if the expense in question was not discussed in this policy.

This policy is designed to accomplish the following key points:

•	Ensure all employees have a clear and consistent understanding of policies and procedures for business travel and expenses.

•	Ensure employees are reimbursed for legitimate business travel and entertainment expenses.

•	Provide employees who must travel with a reasonable level of service and comfort at the lowest possible cost.

•	Provide the appropriate level of accounting & business controls for the company to ensure that expenses are reviewed & approved by the appropriate person.

Responsibility

The traveler is responsible for complying with the Travel Policies. The manager who approves and signs expense reports is responsible for accurately reviewing expense reports for compliance. The company will reimburse employees for all reasonable and necessary expenses while traveling on authorized company business or entertaining business clients. The company assumes no obligation to reimburse employees for expenses that are not in compliance with this policy. The CEO must approve any deviation from this policy.

Enforcement

Employees who do not comply with this policy may be subject to delay or withholding of reimbursement and/or, disciplinary action.

REPORTING GUIDELINES

Employees must file an Expense Report (see attached forms) no later than thirty (30) Days following the completion of the trip or of incurring the expense. Expenses must be submitted for reimbursement within three (3) months of being incurred, or they will not be reimbursed.

Documentation Requirements

Employees must provide the following information in order to be reimbursed for any business related meals or entertainment expenditures:

•	Names of individuals present, their titles and company name

•	Name and location of where the meal and/or event took place

•	Exact amount and date of the expense

•	Receipts for all expenditures in excess of $25.00

Employees must submit the following documentation with their Expense Report:

•	Air – original passenger receipt

•	Hotel – itemized hotel folio, or other proof of payment

•	Car Rental – rental agency invoice

•	Entertainment – credit card receipt or register receipt for all expenses, gratuities separate

•	Meals – credit card receipt or register receipts for meal expenses over $25.00, gratuities separate

When a receipt is not available, a full explanation of the expense and the reason for the missing receipt is required. Actual bills/receipts must be submitted whenever possible; photocopies will be acceptable only with a detailed explanation as to why the original is unavailable. Receipts must include the name of the vendor, location, date and dollar amount. All expenses must be reported, regardless of how they were paid. The following receipts are acceptable:

•	Original receipt completed by the vendor

•	Customer’s copy of credit card slip

•	Credit card billing statement, only in the unusual case where it is not possible to obtain the actual receipt

•	Original phone bill

Air Travel

Air travel reservations should be made in such a manner as to secure the best available fare. Available resources include, but are not limited to: travel agents, online resources or directly with the airline. ALL AIR TRAVEL MUST BE IN NON-REFUNDABLE COACH CLASS. Exceptions would be based on approval in advance or no-charge upgrades.

When traveling by air:

•	Employees are expected to use the lowest logical airfare available

•	Employees are expected to reserve 7-day advance notice purchases when possible

•	Employees are expected to use non-direct flights when the savings are substantial

Upgrades for Air Travel

Upgrades for air travel are not reimbursable. If an employee wishes to upgrade, it is done at the employee’s expense or with the use of personal miles or coupons.

Cancellations

When a trip is cancelled after the ticket has been issued, the traveler should inquire about using the same ticket for future travel. Employees should reuse airline tickets if: a) they are traveling on the same route, or b) airfare eligibility requirements (verified with travel agent) are met.

Unused/Voided Airline Tickets

Unused airline tickets or flight coupons must never be discarded or destroyed as these documents may have a cash value.

To expedite refunds, unused or partially used airline tickets must be returned immediately to the issuing authority. Employees must NOT include unused tickets with their expense reports. Employees with an electronic ticket simply need to call the travel agent or airline issuing authority to initiate a refund.

Airport Parking

When parking at an airport is part of business travel, it is expected that employees will utilize Long Term parking lots.

Auto Travel: Car Rental

Employees may rent a car at their destination when it is less expensive than other transportation modes such as taxis, airport limousines and airport shuttles or when entertaining customers. Whenever multiple employees are traveling together, every effort to rideshare or carpool must be made.

Employees must reserve a car in the midsize or intermediate rental car category. At the time of rental, inspect the car and be sure that any damage found is noted on the contract before the vehicle is accepted.

When renting a car within the U.S. all insurance should be declined (insurance coverage is provided by corporate insurance policies).

Employees may book a car rental class of service one level higher when:

•	The traveler can be upgraded at no extra cost

•	Two or more company employees are traveling together

•	Entertaining customers

•	Cars in the authorized category are not available

•	Job reconnaissance requires off-road travel, in this case a four-wheel drive SUV may be needed

Rental cars must be returned with a full tank of gas. Fill with the lowest grade fuel required by vehicle.

Should a rental car accident occur, employees should immediately contact the rental Car Company, local authorities (as required), and the company.

Rental Car Gas

Gasoline for use in rental cars is reimbursable with proper documentation.

Auto Travel: Personal or Company Vehicle

Fuel will be reimbursed for miscellaneous travel in a personal or company vehicle. The travel must be for business purposes by an employee. Fuel should be the lowest grade required by vehicle specifications.

Lodging / Hotel

Hotel reservations should be made in such a manner as to secure the best available rate. Employees are required, whenever possible, to use properties in the Moderate category.

In case of cancellation:

•	Employees are responsible to cancel the reservation.

•	Employees should request and record the cancellation number in case of billing disputes.

•	Employees should note that cancellation deadlines are based on the local time of the property.

Meals

Personal meals are defined as meal expenses incurred by the traveler when dining alone on an out-of-town business trip.

Tipping should be commensurate with the level of service provided which should not exceed 20%.

Business Meals Taken with Other Employees

Employees will be reimbursed for business-related meals taken with other employees only in the following circumstances:

•	When a client is present

•	When at least one company employee is from out of town

•	When, for confidentiality reasons, business must be conducted off company premises

•	Occasional, impromptu celebrations as may be appropriate

The following documentation is required by the IRS, and must be recorded on the expense report:

•	Names of individuals present, their titles and company name,

•	Name and location of where the meal or event took place,

•	Exact amount and date of the expense.

•	The second sheet of our expense report form must be used for entertainment expense.

Telephone Expenses:

Business Phone Calls

Employees will be reimbursed when using their personal cellular telephone, calling cards or home phone for business related phone calls:

•	Which are reasonable and necessary for conducting business

•	With an original copy of the bill attached to the expense report form.

Miscellaneous Expenses

The Miscellaneous column is designated for expenses that do not fit into the previous categories, yet are directly business related and therefore reimbursable. The following items can be considered as reimbursable business expenses:

•	Office services (i.e. faxes, copies, overnight delivery / postage)

•	Currency conversion fees

•	Business gifts of reasonable value with prior management approval

•	Laundry / Dry Cleaning / Suit Pressing for trips exceeding 3 Days

•	Seminar fees / training classes with prior approval

•	Subscriptions with prior approval

Be sure to note that the following items are NOT reimbursable under this policy:

•	Parking tickets or other fines

•	Delinquency fees / Finance charges for personal credit cards

•	Expenses for travel incurred by companions / family members unless prior approval has been authorized

•	Expenses related to vacation or personal days while on a business trip

•	Avoidable “No-Show” charges for hotel or car service

•	Non-Compulsory insurance coverage

•	Rental car upgrades

APPROVAL/AUTHORIZATION PROCESS

The employee’s manager must approve all expense reports. No employee is authorized to approve his/her own, a peer’s, or a manager’s travel expense report. The manager is responsible for verifying:

•	Business purpose

•	Correct totals

•	Supporting documentation and receipts

•	Policy compliance.

SCHEDULE J-5

INCENTIVE PLAN

1.	GENERALLY

1.1	The following definitions apply in this Schedule J-5 and elsewhere in the Agreement:

“Fundamental Work Change” has the meaning in paragraph 2.2(a)(i) below.

“Target Mechanical Completion Date” means the date by which Contractor is targeting to achieve Mechanical Completion, being [                ], as may be adjusted only in accordance with the limited adjustment factors set forth in paragraph 1.2(a) below.

1.2	Contractor can earn an Incentive Payment based upon achievement of each of following:

(a) achieving Final Completion with Contractor’s Compensation (less any Incentive Payment due under this Schedule J-5) equaling less than the Estimated Total Contractor’s Compensation;

(b) achieving the Target Mechanical Completion no later than the Target Mechanical Completion Date; and

(b) achieving Final Completion without a work-related fatality at the Site in accordance with OSHA 29 CFR 1904.5.

1.3   If all elements set forth in Section 1.2 above are met, Contractor shall earn fifty percent (50%) of the difference between the Estimated Total Contractor’s Compensation and Contractor’s Compensation (less any Incentive Payment due under this Schedule J-5). If Contractor or anyone on its behalf files a Claim seeking to increase the amount of the Incentive Payment in contravention of the preceding sentence, the Parties hereby agree that the amount payable for the Incentive Payment shall revert to zero dollars (U.S.$0.00).

1.4	Estimated Total Contractor’s Compensation and Target Mechanical Completion Date Adjustment

(a)	Notwithstanding any entitlement Contractor may have to adjustments or extensions of time elsewhere in this Agreement, the Target Mechanical Completion Date shall be adjusted only for the limited and exclusive list of changes specified below, and as expressly so stated in corresponding Change Orders authorized by the Owner under this Agreement:

(i)	where Owner directs a Change to the Scope of Work that requires an aggregate increase or decrease to the overall Estimated Total Contractor’s Compensation for the Project by more than 5% (a “Fundamental Work Change”) and such Fundamental Work Change delays the critical path (as shown on the then-current Monthly Updated CPM Schedule) for the Target Mechanical Completion Date;

(ii)	after issuance of the Notice to Proceed, a suspension of substantially all of Work at the Site by Owner under Section 14.3 of the Agreement that delays the critical path (as shown on the then-current Monthly Updated CPM Schedule) for the Target Final Completion Date in excess of thirty (30) Days, except where the cause of such suspension is attributable to the fault or negligence of Contractor, any Subcontractor or any Sub-subcontractor or the result of a Force Majeure;

(iii)	after issuance of the Notice to Proceed, a Force Majeure event under Section 6.8 of the Agreement that delays the critical path (as shown on the then-current Monthly Updated CPM Schedule) for the Target Mechanical Completion Date in excess of thirty (30) Days; and

(iv)	a Change Order mutually executed by the Parties in connection with a change to the Scope of Work wherein Owner agrees, at Owner’s sole and absolute discretion, to adjust the Target Mechanical Completion Date.

(b)	The Estimated Total Contractor’s Compensation shall be adjusted up or down for amounts corresponding to those Change Orders referred to in paragraph 1.4(a)(i) or paragraph 1.4(a)(iv).

(c)	Upon satisfaction of the preconditions to any of the above events, Contractor shall notify Owner promptly of the occurrence (with supporting details) and the effects on the Target Final Mechanical Date and/or the Estimated Total Contractor’s Compensation. Owner shall adjust the Estimated Total Contractor’s Compensation and/or the Target Mechanical Completion Date (to the extent such event delays the actual achievement of Mechanical Completion beyond the Target Mechanical Completion Date, as shown on the critical path of the then current Monthly Updated CPM Schedule). The Target Final Mechanical Completion Date shall be adjusted by a Change Order.

(d)	Except as expressly contemplated Section 6.4 of the Agreement and this paragraph 1.4, notwithstanding anything to the contrary in this Agreement, in no event shall the Estimated Total Contractor’s Compensation, the Target Mechanical Completion Date or any of the amounts specified as being payable for the Incentive Payment be adjusted for any cause whatsoever, including: (i) changes to the design required to meet the Project design criteria in this Agreement; (ii) variations not arising from a Fundamental Work Change, including quantity growth, price escalation, changes in economic conditions, cumulative design changes, price changes, changes to costs or schedules resulting from productivity variations; (iii) changes to costs or schedules resulting from pricing variations; (iv) cost increases introduced by the Owner as a result of the Owner directed selection of a Subcontractor or Sub-subcontractor that is not the lowest evaluated technically acceptable and recommended bidder (on the basis of an assessment of the capability criteria contemplated in the Agreement); (v) cost or schedule effects of a Force Majeure event (other than under paragraph 1.4(a)(iii) above); (vi) delay, or any act or omission by Owner or anyone acting on its behalf; and (vii) errors, omissions or actions or failure to act by Contractor or any Subcontractor or Sub-subcontractor.

(e)	Paragraphs 1.4(a), 1.4(b) and 1.4(c) are of the essence of the agreement on the Incentive Payment, and Contractor acknowledges that Owner would not agree to provide any Incentive Payment without such requirements. If Contractor or anyone on its behalf files a Claim seeking to obtain any adjustment to the Estimated Total Contractor’s Compensation, any adjustment to the Target Mechanical Completion Date or an increase in any amounts specified as being payable for the Incentive Payment, or any adjustment to the Incentive Payment requirements, the Parties hereby agree that the amount payable under the Incentive Payment shall revert to zero dollars (US$0.00).

SCHEDULE J-6

List of Project Specific Materials

The following is a representative list of materials which vary significantly in cost from project to project:

•	Asphalt or gravel for roads

•	Blasting Materials

•	Casing pipe, vent pipe / fittings, insulators, end seals, grout, and dummy pipe for road boring

•	Coating Materials

•	Concrete

•	Diesel Fuel and Gasoline

•	Drain Tile Repair and/or Replacement Materials

•	Erosion Control Fabric

•	Fencing Materials And Posts

•	Fill Dirt, Padding Material, Road base, etc.

•	Flowable Fill for Backfill (sand cement or Fly Ash concrete)

•	Foam Material

•	Geotech Material, erosion control material (curlex, jute, etc.), bentonite matting, access stone, excelsior logs, exclusion fencing / rope with posts, environmental signs with posts, turbidity curtain, filter bags, silt fence etc.

•	Gravel, crushed rock, access stone, asphalt, culverts, road base, guard rail, etc. used on the right of way, access roads, pipe yards or CONTRACTOR yards.

•	Hay or Straw bales

•	Hydrostatic testing materials, including not limited to weld caps, valves, flanges, pipe, saddles, bolts, gaskets, fittings, pigs, etc.

•	Mats and Skids

•	Mulch binder

•	Permanent Culverts And/Or Flume Pipe

•	Pipe Supports, Clamps, Saddles, Braces, etc.

•	Pipe, Valves and Fittings (including bolts/nuts, gaskets, etc)

•	Reinforcing Steel

•	Rock for stabilization

•	Rock Shield

•	Sakcrete Bags

•	Sand Bags

•	Seed

•	Soil Conditioners – lime, fertilizers, etc.

•	Stone or Crushed Rock

•	Stone Rip Rap

•	Straw or Hay mulch

•	Structural Steel and Anchor Bolts

•	Testing Materials – Materials necessary to build testing manifolds

•	Welding wire, welding rod, gasses, etc.

•	Welding/Welder Qualification Pipe

•	Zinc Ribbon, Grounding Material, Anodes, Ground Beds, etc.

ATTACHMENT K

NOT USED

K-1

ATTACHMENT L

SITE DRAWINGS AND CONSTRUCTION LINE LIST

L-1

ATTACHMENT M

NOT USED

M-1

ATTACHMENT N

OWNER-SUPPLIED EQUIPMENT

48” AND 36” PIPE

Company supplied 48” and 36” pipe as listed below shall be available for pick-up at the designated location and Contractor shall be responsible for pre-loading inspection, loading, transporting, unloading, stringing, and storing/securing of all Company supplied materials to/at the Site. Contractor shall be responsible for any cost associated with the load out of materials from the Taft Yard located at 5437 CR 3465, Taft, TX 78390.

Contractor shall provide written notification to Company representative 48 hours prior to scheduling pickup of material from designated location. Contractor will furnish all materials not listed below that are required for the installation of the pipeline and fabricated assemblies.

All quantities are approximate

48” Mainline	Pipe Tally (ft.)	Length
48” OD X 0.688” W.T., API 5L X70, PSL-2, SAWH, coated Externally with 16 mils nominal FBE and Internally with 2-4 mils Liquid Epoxy	91,000	TRL

48” OD X 1.000” W.T., API 5L X70, PSL-2, SAWL, coated Externally with 16 mils nominal FBE, 30 mils nominal ARO, and Internally with 2-4 mils Liquid Epoxy	30,000	TRL

48” OD X 1.000” W.T., API 5L X70, PSL-2, SAWL, SAWH, coated Externally with 16 mils nominal FBE (Internally BARE)	700	DRL

36” LP Header	Pipe Tally (ft.)	Length
36” OD X 0.562” W.T., API 5L X70, PSL-2, SAWH, coated Externally with 16 mils nominal FBE and Internally with 2-4 mils Liquid Epoxy	8,000	TRL

36” OD X 0.750” W.T. API 5L X70, PSL-2, SAWL, coated Externally with 16 mils nominal FBE (Internally BARE)	700	DRL

36” HP Header	Pipe Tally (ft.)	Length
36” OD X 0.562” W.T., API 5L X70, PSL-2, SAWH, coated Externally with 16 mils nominal FBE and Internally with 2-4 mils Liquid Epoxy	7,000	TRL

36” OD X 0.750” W.T. API 5L X70, PSL-2, SAWL, coated Externally with 16 mils nominal FBE (Internally BARE)	700	DRL

All pipes have a minimum of 4” coating cutback on each end of joint.

Any project pipe less than 25 feet and greater than 10 feet shall be required to be carried forward and installed into the line as nonconsecutive pups. Any pipe less than 25 feet and greater than 10 feet that is not installed into the line shall be purchased by the Contractor at $71.00 per foot for project pipe.

LARGE BORE VALVES

Company shall supply all valves for locations marked on the Drawings as listed below. Valves shall be available for pick-up at the Taft Yard located at 5437 CR 3465, Taft, TX 78390 and Contractor shall be responsible for pre-loading inspection, loading, transporting, unloading, stringing, and storing/securing of all Company supplied materials to/at the Site.

ITEM	QTY	UNIT	DESCRIPTION
13	1	EA	VALVE, BALL, 48”, ANSI 600, WE X WE, BORE TO MATCH 48” OD X 1.000” WT, API 5L X70 PIPE, API 6D W/ MONOGRAM, W/3 FT PUPS WELDED EACH SIDE, C/W 96” STEM EXTENSION, FITTED WITH GAS-OVER-OIL ACTUATOR, ESD CONTROLS, COATED FOR BELOW GROUND SERVICE PER SPECIFICATION ES-PPL-7728

14	3	EA	VALVE, BALL, 48”, ANSI 600, WE X WE, BORE TO MATCH 48” OD X 1.000” WT, API 5L X70 PIPE, API 6D W/ MONOGRAM, W/3 FT PUPS WELDED EACH SIDE, C/W 96” STEM EXTENSION, FITTED WITH GAS-OVER-OIL ACTUATOR, REMOTE OPERATION CONTROLS, COATED FOR BELOW GROUND SERVICE PER SPECIFICATION ES-PPL-7728

15	3	EA	VALVE, BALL, 48”, ANSI 600, WE X WE, BORE TO MATCH 48” OD X 1.000” WT, API 5L X70 PIPE, API 6D W/ MONOGRAM, W/3 FT PUPS WELDED EACH SIDE, C/W 96” STEM EXTENSION, FITTED WITH GAS-OVER-OIL ACTUATOR, LOCAL OPERATION CONTROLS, COATED FOR BELOW GROUND SERVICE PER SPECIFICATION ES-PPL-7728

16	2	EA	VALVE, BALL, 36”, ANSI 600, WE X WE, BORE TO MATCH 36” OD X 0.750” WT, API 5L X70 PIPE, API 6D W/ MONOGRAM, W/ 3 FT PUPS WELDED EACH SIDE, C/W 96” STEM EXTENSION, FITTED WITH GAS-OVER-OIL ACTUATOR, ESD CONTROLS, COATED FOR BELOW GROUND SERVICE PER SPECIFICATION ES-PPL-7728.

17	8	EA	VALVE, BALL, 36”, ANSI 600, WE X WE, BORE TO MATCH 36” OD X 0.750” WT, API 5L X70 PIPE, API 6D W/ MONOGRAM, W/ 3 FT PUPS WELDED EACH SIDE, C/W 96” STEM EXTENSION, FITTED WITH GAS-OVER-OIL ACTUATOR, LOCAL OPERATION CONTROLS, COATED FOR BELOW GROUND SERVICE PER SPECIFICATION ES-PPL-7728.

18	4	EA	VALVE, BALL, 24”, ANSI 600, WE X WE, BORE TO MATCH 24” OD X 0.500” WT, API 5L X70 PIPE, API 6D W/ MONOGRAM, W/ 3 FT PUPS WELDED EACH SIDE, C/W 84” STEM EXTENSION, LOW TORQUE GEAR OPERATOR (MAXTORQUE OR EQUAL), COATED FOR BELOW GROUND SERVICE PER SPECIFICATION ES-PPL-7728.

19	1	EA	VALVE, BALL, 16”, ANSI 600, WE X WE, BORE TO MATCH 16” OD X 0.500” WT, API 5L X60 PIPE, API 6D W/ MONOGRAM, W/ 3 FT PUPS WELDED EACH SIDE, FITTED WITH GAS-OVER-OIL ACTUATOR, ESD CONTROLS, COATED PER SPECIFICATION ES-PPL-7728.

20	4	EA	VALVE, BALL, 16”, ANSI 600, WE X WE, BORE TO MATCH 16” OD X 0.500” WT, API 5L X60 PIPE, API 6D W/ MONOGRAM, W/ 3 FT PUPS WELDED EACH SIDE, LOW TORQUE GEAR OPERATOR (MAXTORQUE OR EQUAL), COATED PER SPECIFICATION ES-PPL-7728.

21	2	EA	VALVE, BALL, 10”, ANSI 600, WE X WE, BORE TO MATCH 10.75” OD X 0.365”, API 5L X60 PIPE, API 6D W/ MONOGRAM, W/ 3 FT PUPS WELDED EACH SIDE, FITTED WITH GAS-OVER-OIL ACTUATOR, ESD CONTROLS, COATED PER SPECIFICATION ES-PPL-7728.

27	4	EA	VALVE, PLUG, 16”, ANSI 600, RF X RF, LUBRICATED, API 6D W/ MONOGRAM, LOW TORQUE GEAR OPERATOR (MAXTORQUE OR EQUAL), COATED PER SPECIFICATION ES-PPL-7728. (-20F TO 100F OPERATING TEMPERATURE)

28	4	EA	VALVE, PLUG, 12”, ANSI 600, RF X RF, LUBRICATED, API 6D W/ MONOGRAM, LOW TORQUE GEAR OPERATOR (MAXTORQUE OR EQUAL), COATED PER SPECIFICATION ES-PPL-7728. (-20F TO 100F OPERATING TEMPERATURE)

29	2	EA	VALVE, PLUG, 10”, ANSI 600, RF X RF, LUBRICATED, API 6D W/ MONOGRAM, LOW TORQUE GEAR OPERATOR (MAXTORQUE OR EQUAL), COATED PER SPECIFICATION ES-PPL-7728. (-20F TO 100F OPERATING TEMPERATURE)

LARGE BORE VALVES (continued)

ITEM	QTY	UNIT	DESCRIPTION
108	2	EA	VALVE, PLUG, 16”, ANSI 600, WE X RF, LUBRICATED, API 6D W/ MONOGRAM, LOW TORQUE GEAR OPERATOR, COATED PER SPECIFICATION ES-PPL-7728. (-20F TO 100F OPERATING TEMPERATURE)

112	1	EA	VALVE, BALL, 16”, ANSI 600, WE X WE, BORE TO MATCH 16” OD X 0.500” WT, API 5L X60 PIPE, API 6D W/ MONOGRAM, W/ 3 FT PUPS WELDED EACH SIDE, FITTED WITH GAS-OVER-OIL ACTUATOR, REMOTE OPERATION CONTROLS, COATED PER SPECIFICATION ES-PPL-7728.

SEGMENTABLE ELBOWS AND INDUCTION BENDS

Company shall supply all elbows or induction bends for locations marked on the Drawings, where field bending has been determined by Company to be impractical. Company furnished 3R segmentable elbows shall be taper bored for welding if required. Company furnished 5D induction bends will be in accordance with the following table.

Segmentable elbows and induction bends shall be available for pick-up at the Taft Yard located at 5437 CR 3465, Taft, TX 78390 and Contractor shall be responsible for pre-loading inspection, loading, transporting, unloading, stringing, and storing/securing of all Company supplied materials to/at the Site.

SEGMENTABLE ELBOWS

ITEM	QTY DWGS	QTY SPARES	QTY TOTAL	UNIT	DESCRIPTION
117	2	0	2	EA	ELBOW, WELD, 36” O.D. X 0.750” W.T., LR (1.5D), 45 DEGREE, SEGMENTABLE, MSS SP-75, WPHY-70, TRIM TO ANGLE

127	0	1	1	EA	ELBOW, WELD, 48” O.D. X 0.688” W.T., 3D RADIUS, 90 DEGREE, SEGMENTABLE, MSS SP-75, WPHY-70

128	16	0	16	EA	ELBOW, WELD, 48” O.D. X 0.688” W.T., 3D RADIUS, 45 DEGREE, SEGMENTABLE, MSS SP-75, WPHY-70

129	0	2	2	EA	ELBOW, WELD, 36” O.D. X 0.562” W.T., 3D RADIUS, 90 DEGREE, SEGMENTABLE, MSS SP-75, WPHY-70

130	0	2	2	EA	ELBOW, WELD, 36” O.D. X 0.562” W.T., 3D RADIUS, 45 DEGREE, SEGMENTABLE, MSS SP-75, WPHY-70

INDUCTION BENDS

MATERIAL DESCRIPTION:	48” OD X 1.188” WT, API 5L X70 SAWL PIPE, 5D RADIUS, W/ 2 FT TANGENTS, PER ASME B16.49, COATED WITH 14-16 MILS FBE

DRAWING NUMBER	STATION NUMBER OR LOCATION	BEND ANGLE (DEGREES)	TANGENT LENGTH (FEET)	INDUCTION BEND QTY.
CCPL-E-MC-DWG-00005	PIG LAUNCHER	30	2	2

CCPL-E-MC-DWG-00014	PIG RECEIVER	30	2	2

CCPL-E-MC-LAY-00004	TRANSFER METER STATION PIPING	59	2	1

CCPL-E-MC-LAY-00004	TRANSFER METER STATION PIPING	14	2	1

CCPL-E-PL-DWG-00041	HDD H1 - US HWY 181/HWY 35	6	2	1

CCPL-E-PL-DWG-00041	HDD H1 - US HWY 181/HWY 35	10	2	1

CCPL-E-PP-DWG-00003	TERMINAL HDD TIE-IN AT LNG TERMINAL	30	2	1

CCPL-E-PP-DWG-00003	TERMINAL HDD TIE-IN AT LNG TERMINAL	20	2	1

CCPL-E-PP-DWG-00005	TERMINAL HDD TIE-IN AT METER STATION	6	2	1

CCPL-E-PL-ALN-00011	2+66	90	2	1

CCPL-E-PL-ALN-00011	11+99	52	2	1

CCPL-E-PL-ALN-00013	95+62	15	2	1

CCPL-E-PL-ALN-00013	102+82	15	2	1

CCPL-E-PL-ALN-00013	126+15	42	2	1

CCPL-E-PL-ALN-00013	128+97	43	2	1

CCPL-E-PL-ALN-00030	1107+05	33.5	2	1

Total				18

INDUCTION BENDS

MATERIAL DESCRIPTION:	48” OD X 1.000” WT, API 5L X70 SAWL PIPE, 5D RADIUS, W/ 2 FT TANGENTS, PER ASME B16.49, COATED WITH 14-16 MILS FBE

DRAWING NUMBER	STATION NUMBER OR LOCATION	BEND ANGLE (DEGREES)	TANGENT LENGTH (FEET)	INDUCTION BEND QTY.
CCPL-E-PL-DWG-00043	HDD H3 - OLIVER CREEK / SH 188	6	2	1

CCPL-E-PL-DWG-00043	HDD H3 - OLIVER CREEK / SH 188	10	2	1

CCPL-E-PL-DWG-00044	HDD H4 - CHILTIPIN CREEK	6	2	1

CCPL-E-PL-DWG-00044	HDD H4 - CHILTIPIN CREEK	10	2	1

CCPL-E-PL-ALN-00016	276+26	19.5	2	1

CCPL-E-PL-ALN-00016	278+49	18	2	1

CCPL-E-PL-ALN-00016	304+13	44.5	2	1

CCPL-E-PL-ALN-00016	305+23	45	2	1

CCPL-E-PL-ALN-00017	318+29	45	2	1

CCPL-E-PL-ALN-00017	318+92	45	2	1

CCPL-E-PL-ALN-00017	333+92	45	2	1

CCPL-E-PL-ALN-00017	334+63	45	2	1

CCPL-E-PL-ALN-00018	396+52	55	2	1

CCPL-E-PL-ALN-00018	404+68	55	2	1

CCPL-E-PL-ALN-00019	451+59	29	2	1

CCPL-E-PL-ALN-00019	464+42	28	2	1

CCPL-E-PL-ALN-00020	524+39	61.5	2	1

CCPL-E-PL-ALN-00020	526+70	41	2	1

CCPL-E-PL-ALN-00021	562+34	19	2	1

CCPL-E-PL-ALN-00023	708+45	21	2	1

CCPL-E-PL-ALN-00024	728+92	69	2	1

CCPL-E-PL-ALN-00026	825+47	16	2	1

CCPL-E-PL-ALN-00026	827+30	55	2	1

CCPL-E-PL-ALN-00026	850+97	14	2	1

CCPL-E-PL-ALN-00026	852+91	18	2	1

CCPL-E-PL-ALN-00027	917+57	14	2	1

CCPL-E-PL-ALN-00029	1039+16	16.5	2	1

CCPL-E-PL-ALN-00029	1045+19	19	2	1

Total				28

INDUCTION BENDS

MATERIAL DESCRIPTION:	36” OD X 0.875” WT, API 5L X70 SAWL PIPE, 5D RADIUS, W/ 2 FT TANGENTS, PER ASME B16.49, COATED WITH 14-16 MILS FBE

DRAWING NUMBER	STATION NUMBER OR LOCATION	BEND ANGLE (DEGREES)	TANGENT LENGTH (FEET)	INDUCTION BEND QTY.
CCPL-E-MC-DWG-00019	HP LAUNCHER	30	2	3

CCPL-E-MC-DWG-00024	HP RECEIVER	30	2	2

CCPL-E-MC-DWG-00029	LP LAUNCHER	30	2	2

CCPL-E-MC-DWG-00034	LP RECEIVER	30	2	2

CCPL-E-PL-ALN-00032	1175+29	33	2	1

Total				10

FITTINGS, SMALL VALVES, AND ADDITIONAL MATERIALS

Company shall furnish the valves, fittings and additional materials as listed below which shall be available for pick-up at the Taft Yard located at 5437 CR 3465, Taft, TX 78390 and Contractor shall be responsible for pre-loading inspection, loading, transporting, unloading, stringing, and storing/securing of all Company supplied materials to/at the Site.

ITEM	QTY DWGS	QTY SPARES	QTY TOTAL	UNIT	DESCRIPTION
5	288	72	360	LF	PIPE, 24” O.D. X 0.500” W.T., API 5L X70, PSL-2, HFW

6	502	98	600	LF	PIPE, 16” O.D. X 0.500” W.T., API 5L X60, PSL-2, HFW

7	8	32	40	LF	PIPE, 12.750” O.D. X 0.500” W.T., API 5L X42, PSL-2, HFW

8	40	40	80	LF	PIPE, 10.750” O.D. X 0.500” W.T., API 5L X42, PSL-2, HFW

9	257	74	331	LF	PIPE, 4.500” O.D. X 0.337” W.T., API 5L GRADE B, PSL-2, SEAMLESS

10	389	51	440	LF	PIPE, 2.375” O.D. X 0.218” W.T., API 5L GRADE B, PSL-2, SEAMLESS

11	32	7	39	EA	PIPE, NIPPLE, 1” NPS, S/160, 3” LONG, ASTM A106 GRADE B,TBE

12	45	6	51	EA	PIPE, NIPPLE, 1/2” NPS, S160, 3” LONG, ASTM A106 GRADE B, TBE

23	16	2	18	EA	VALVE, BALL, 4”, ANSI 600, RF X RF, FULL PORT, API 6D, CS WITH SS BALL, NACE TRIM, LEVER OPERATOR

24	10	4	14	EA	VALVE, BALL, 2”, ANSI 600, RF X RF, FULL PORT, API 6D, CS WITH SS BALL, NACE TRIM, LEVER OPERATOR

25	32	7	39	EA	VALVE, BALL, 1”, ANSI 600, FNPT X FNPT, FULL PORT, CS, ASME B16.34, NACE TRIM, LEVER OPERATOR

26	47	3	50	EA	VALVE, BALL, 1/2”, 1480 PSIG WOG, FNPT X FNPT, FULL PORT, CS, ASME B16.34, NACE TRIM, LEVER OPERATOR

30	23	0	23	EA	VALVE, PLUG, 4”, ANSI 600, RF X RF, LUBRICATED, API 6D W/ MONOGRAM, GEAR OPERATOR, COATED PER SPECIFICATION ES-PPL-7728. (-20F TO 100F OPERATING TEMPERATURE)

31	6	2	8	EA	VALVE, PLUG, 2”, ANSI 600, RF X RF, LUBRICATED, API 6D W/ MONOGRAM, GEAR OPERATOR, COATED PER SPECIFICATION ES-PPL-7728. (-20F TO 100F OPERATING TEMPERATURE)

33	4	2	6	EA	CAP, WELD, 24” O.D. X 0.500” W.T., MSS SP-75, WPHY-70

FITTINGS, SMALL VALVES, AND ADDITIONAL MATERIALS (continued)

ITEM	QTY DWGS	QTY SPARES	QTY TOTAL	UNIT	DESCRIPTION
34	4	1	5	EA	CAP, SCREW, 2” NPT, 3000 LB, ASTM A105, ASME B16.11

35	1	0	1	EA	ELBOW, WELD, 48” O.D. X 1.000” W.T., 3D RADIUS, 90 DEGREE, MSS SP-75, WPHY-70

37	1	0	1	EA	ELBOW, WELD, 24” O.D. X 0.500” W.T., 3D RADIUS, 90 DEGREE, MSS SP-75, WPHY-70

38	10	0	10	EA	ELBOW, WELD, 16” O.D. X 0.500” W.T., 3D RADIUS, 90 DEGREE, MSS SP-75, WPHY-60

39	11	3	14	EA	ELBOW, WELD, 4.500” O.D. X 0.337” W.T., LR 90 DEGREE, ASTM A234 GRADE WPB, ASME B16.9

40	41	5	46	EA	ELBOW, WELD, 2.375” O.D. X 0.218” W.T., LR 90 DEGREE, ASTM A234 GRADE WPB, ASME B16.9

41	22	4	26	EA	ELBOW, WELD, 4.500” O.D. X 0.337” W.T., LR 45 DEGREE, ASTM A234 GRADE WPB, ASME B16.9

44	4	0	4	EA	ELBOW, WELD, 16” O.D. X 0.500” W.T., LR, 45 DEGREE, MSS SP-75, WPHY-60

47	8	0	8	EA	REDUCER, CONCENTRIC, WELD, 24” O.D. X 0.500” W.T. X 16” O.D. X 0.500” W.T., MSS SP-75, WPHY-70

48	4	0	4	EA	REDUCER, CONCENTRIC, WELD, 16” O.D. X 0.500” W.T. X 12.750” O.D. X 0.500” W.T., MSS SP-75, WPHY-60

49	4	0	4	EA	REDUCER, CONCENTRIC, WELD, 16” O.D. X 0.500” W.T. X 10.750” O.D. X 0.500” W.T., MSS SP-75, WPHY-60

50	3	0	3	EA	TEE, STRAIGHT, WELD, 48” O.D. X 1.000” W.T., MSS SP-75, WPHY-70, WITH PIGGING BARS

51	6	0	6	EA	TEE, STRAIGHT, WELD, 36” O.D. X 0.750” W.T., MSS SP-75, WPHY-70, WITH PIGGING BARS

52	13	0	13	EA	TEE, STRAIGHT, WELD, 16” O.D. X 0.500” W.T., MSS SP-75, WPHY-60

53	14	0	14	EA	TEE, STRAIGHT, WELD, 4.500” O.D. X 0.337” W.T., ASTM A234 GRADE WPB, ASME B16.9

54	8	0	8	EA	TEE, REDUCING, WELD, 48” O.D. X 1.000” W.T. RUN X 24” O.D. X 0.500” W.T. BRANCH, MSS SP-75, WPHY-70, WITH PIGGING BARS

55	4	2	6	EA	TEE, REDUCING, WELD, 36” O.D.X 0.750” W.T. RUN X 16” O.D. X 0.500” W.T. BRANCH, MSS SP-75, WPHY-70, WITH PIGGING BARS

56	4	0	4	EA	TEE, REDUCING, WELD, 10.750” O.D. X 0.500” W.T. RUN X 4.500” O.D. X 0.337” W.T. BRANCH, MSS SP-75, WPHY-42

57	18	2	20	EA	FLANGE, 16”, ANSI 600, RFWN, BORE TO MATCH 0.500” W.T. PIPE, MSS SP-44 F60

58	4	2	6	EA	FLANGE, 12”, ANSI 600, RFWN, BORE TO MATCH 0.500” W.T. PIPE, MSS SP-44 F42

59	4	2	6	EA	FLANGE, 10”, ANSI 600, RFWN, BORE TO MATCH 0.500” W.T. PIPE, MSS SP-44 F42

60	89	12	101	EA	FLANGE, 4”, ANSI 600, RFWN, BORE TO MATCH 0.337” W.T. PIPE, ASTM A105, ANSI B16.5

FITTINGS, SMALL VALVES, AND ADDITIONAL MATERIALS (continued)

ITEM	QTY DWGS	QTY SPARES	QTY TOTAL	UNIT	DESCRIPTION
61	35	5	40	EA	FLANGE, 2”, ANSI 600, RFWN, BORE TO MATCH 0.218” W.T. PIPE, ASTM A105, ANSI B16.5

62	2	0	2	EA	FLANGE, BLIND, 2”, ANSI 600, RF, ASTM A105, ANSI B16.5

63	30	2	32	EA	FLANGE, BLIND, 2”, ANSI 600, RF, ASTM A105, ANSI B16.5, CD&T WITH 1/2” NPT

64	280	40	320	EA	BOLTS, STUD, 1-1/2” X 10” LG, ASTM A-193, GR. B7 W/2 HEAVY HEX NUTS EACH, ASTM A-194 GR. 2H, FLUOROCARBON COATED (16” ANSI 600 LB RF FLANGES, 20 PER CONNECTION)

65	80	40	120	EA	BOLTS, STUD, 1-1/4” X 8-3/4” LG, ASTM A-193, GR. B7 W/2 HEAVY HEX NUTS EACH, ASTM A-194 GR. 2H, FLUOROCARBON COATED (12” ANSI 600 LB RF FLANGES, 20 PER CONNECTION)

66	64	32	96	EA	BOLTS, STUD, 1-1/4” X 8-1/2” LG, ASTM A-193, GR. B7 W/2 HEAVY HEX NUTS EACH, ASTM A-194 GR. 2H, FLUOROCARBON COATED (10” ANSI 600 LB RF FLANGES, 16 PER CONNECTION)

67	720	96	816	EA	BOLTS, STUD, 7/8” X 5-3/4” LG, ASTM A-193, GR. B7 W/2 HEAVY HEX NUTS EACH, ASTM A-194 GR. 2H, FLUOROCARBON COATED (4” ANSI 600 LB RF FLANGES, 8 PER CONNECTION)

68	480	40	520	EA	BOLTS, STUD, 5/8” X 4-1/4” LG, ASTM A-193, GR. B7 W/2 HEAVY HEX NUTS EACH, ASTM A-194 GR. 2H, FLUOROCARBON COATED (2” ANSI 600 LB RF FLANGES, 8 PER CONNECTION)

69	14	7	21	EA	GASKET, FLANGE, 16”, ANSI 600, SPIRAL WOUND, RF, 1/8” THICK, C.S. OUTER RING, 304 S.S. INNER RING, GRAPHITE FILLER, 304 S.S. WINDINGS, ASME B16.20

70	4	4	8	EA	GASKET, FLANGE, 12”, ANSI 600, SPIRAL WOUND, RF, 1/8” THICK, C.S. OUTER RING, 304 S.S. INNER RING, GRAPHITE FILLER, 304 S.S. WINDINGS, ASME B16.20

71	4	4	8	EA	GASKET, FLANGE, 10”, ANSI 600, SPIRAL WOUND, RF, 1/8” THICK, C.S. OUTER RING, 304 S.S. INNER RING, GRAPHITE FILLER, 304 S.S. WINDINGS, ASME B16.20

72	92	52	144	EA	GASKET, FLANGE, 4”, ANSI 600, SPIRAL WOUND, RF, 1/8” THICK, C.S. OUTER RING, 304 S.S. INNER RING, GRAPHITE FILLER, 304 S.S. WINDINGS, ASME B16.20

73	59	25	84	EA	GASKET, FLANGE, 2”, ANSI 600, SPIRAL WOUND, RF, 1/8” THICK, C.S. OUTER RING, 304 S.S. INNER RING, GRAPHITE FILLER, 304 S.S. WINDINGS, ASME B16.20

74	34	6	40	EA	PLUG, HEX HEAD, 1” MNPT, 6000 LB, F.S., ASTM A105, ASME B16.11

75	47	9	56	EA	PLUG, HEX HEAD, 1/2” MNPT, 6000 LB, F.S., ASTM A105, ASME B16.11

80	6	1	7	EA	THREADOLET, 1” NPT ON 16” O.D. PIPE, 3000 LB, ASTM A105, MSS SP-97

81	4	1	5	EA	THREADOLET, 1” NPT ON 10.75” O.D. PIPE, 3000 LB, ASTM A105, MSS SP-97

FITTINGS, SMALL VALVES, AND ADDITIONAL MATERIALS (continued)

ITEM	QTY DWGS	QTY SPARES	QTY TOTAL	UNIT	DESCRIPTION
82	22	2	24	EA	THREADOLET, 1” NPT ON 4.500” O.D. PIPE, 3000 LB, ASTM A105, MSS SP-97

87	17	3	20	EA	THREADOLET, 1/2” NPT ON 4.500” O.D. PIPE, 3000 LB, ASTM A105, MSS SP-97

89	6	1	7	EA	WELDOLET, 2.375” O.D. X 0.218” W.T. API 5L GR. B BRANCH X 48” O.D. X 1.000” W.T. API 5L X70 RUN, MSS SP-97

91	8	1	9	EA	WELDOLET, 2.375” O.D. X 0.218” W.T. API 5L GR. B BRANCH X 36” O.D. X 0.750” W.T. API 5L X70 RUN, MSS SP-97

92	4	1	5	EA	WELDOLET, 2.375” O.D. X 0.218” W.T. API 5L GR. B BRANCH X 24” O.D. X 0.500” W.T. API 5L X70 RUN, MSS SP-97

93	6	1	7	EA	WELDOLET, 2.375” O.D. X 0.218” W.T. API 5L GR. B BRANCH X 16” O.D. X 0.500” W.T. API 5L X60 RUN, MSS SP-97

96	4	0	4	EA	CLOSURE, THREADED, 12.75”, ANSI 600, BTM 0.500” WT, ASME B31.8, 1440 PSIG MAOP, 0.5 DF, MFG: YALE FIG. 500 OR EQUAL

97	18	0	18	EA	CLOSURE, THREADED, 4.50”, ANSI 600, BTM 0.337” WT, ASME B31.8, 1440 PSIG MAOP, 0.5 DF, CD&T 1/2” NPT, MFG: YALE FIG. 500 OR EQUAL

99	6	0	6	EA	PIG SIGNAL, TDW PIG-SIG V, FLAG INDICATOR W/ MANUAL RESET, 2” ANSI 600 RF FLANGE MOUNTED, 72” EXTENDED INDICATOR. TDW PART NO. 04-4420-0600

100	9	1	10	EA	SADDLE, 4.500” O.D. X 0.337” W.T. API 5L GR. B BRANCH X 48” O.D. X 1.00” W.T. API 5L X70 RUN, MSS SP-97

101	10	3	13	EA	SADDLE, 4.500” O.D. X 0.337” W.T. API 5L GR. B BRANCH X 36” O.D. X 0.750” W.T. API 5L X70 RUN, MSS SP-97

103	6	0	6	EA	CLOSURE, THREADED, 16”, ANSI 600, BTM 0.500” WT, ASME B31.8, 1440 PSIG MAOP, 0.5 DF, MFG: YALE FIG. 500 OR EQUAL

104	15	0	15	EA	VALVE, BALL, 4”, ANSI 600, WE X RF, FULL OPENING, API 6D, BORE TO MATCH 0.337” WT, CS WITH SS BALL, NACE TRIM, LEVER OPERATOR

105	16	0	16	EA	VALVE, BALL, 2”, ANSI 600, WE X RF, FULL OPENING, API 6D, BORE TO MATCH 0.218” WT, CS WITH SS BALL, NACE TRIM, LEVER OPERATOR

106	6	0	6	EA	VALVE, PLUG, 2”, ANSI 600, WE X RF, LUBRICATED, API 6D W/ MONOGRAM, GEAR OPERATOR, (-20F TO 100F OPERATING TEMPERATURE)

107	7	0	7	EA	TEE, REDUCING, WELD, 4.50” O.D. X 0.337” W.T. RUN X 2.375” O.D. X 0.218” W.T. BRANCH, ASTM A234 GRADE WPB, ASME B16.9

111	4	0	4	EA	WELDOLET, 2.375” O.D. X 0.218” W.T. API 5L GR. B BRANCH X 12.75” O.D. X 0.500” W.T. API 5L X42 RUN, MSS SP-97

113	4	0	4	EA	ELBOW, WELD, 36” O.D. X 0.750” W.T., LR (1.5D), 90 DEGREE, MSS SP-75, WPHY-70

121	4	0	4	EA	ELBOW, WELD, 24” O.D. X 0.500” W.T., LR (1.5D), 90 DEGREE, MSS SP-75, WPHY-70

FITTINGS, SMALL VALVES, AND ADDITIONAL MATERIALS (continued)

ITEM	QTY DWGS	QTY SPARES	QTY TOTAL	UNIT	DESCRIPTION
122	2	0	2	EA	FLANGE, 24”, ANSI 600, RFWN, BORE TO MATCH 0.500” W.T. PIPE, MSS SP-44 F70

123	2	0	2	EA	INSULATION FLANGE KIT, 24”, ANSI 600, RF, PIKOTEK VGS OR COMPANY APPROVED EQUAL

124	2	0	2	EA	TEE, REDUCING, WELD, 36” O.D. X 0.750” W.T. RUN X 24” O.D. X 0.500” W.T. BRANCH, MSS SP-75, WPHY-70, WITH PIGGING BARS

125	48	8	56	EA	BOLTS, STUD, 1-7/8” X 14” LG, ASTM A-193, GR. B7 W/2 HEAVY HEX NUTS EACH, ASTM A-194 GR. 2H, FLUOROCARBON COATED (24” ANSI 600 LB RF FLANGES W/ INSULATION KIT, 24 PER CONNECTION)

126	1	0	1	EA	FLANGE, BLIND, 4”, ANSI 600, RF, ASTM A105, ANSI B16.5, CD&T WITH 1/2” NPT

135	1	0	1	EA	CAP, WELD, 48” O.D. X 1.00” W.T., MSS SP-75, WPHY-70

137	1	0	1	EA	FLANGE, 48”, ANSI 900, RFWN, BORE TO MATCH 1.00” W.T. PIPE, MSS SP-44 F70

138	1	0	1	EA	FLANGE, 48”, ANSI 600, RFWN, BORE TO MATCH 1.00” W.T. PIPE, MSS SP-44 F70

139	1	0	1	EA	FLANGE, BLIND, 48”, ANSI 900, RF, ASTM A105, ANSI B16.5

140	1	0	1	EA	FLANGE, BLIND, 48”, ANSI 600, RF, ASTM A105, ANSI B16.5, CD&T WITH 1/2” NPT

141	1	1	2	EA	GASKET, FLANGE, 48”, ANSI 600, SPIRAL WOUND, RF, 1/8” THICK, C.S. OUTER RING, 304 S.S. INNER RING, GRAPHITE FILLER, 304 S.S. WINDINGS, ASME B16.20

142	1	0	1	EA	INSULATION FLANGE KIT, 48”, ANSI 900, RF, PIKOTEK VGS

143	32	2	34	EA	BOLTS, STUD, 2-3/4” X 23-1/2” LG, ASTM A-193, GR. B7 W/2 HEAVY HEX NUTS EACH, ASTM A-194 GR. 2H, FLUOROCARBON COATED (48” ANSI 600 LB RF FLANGES, 32 PER CONNECTION)

144	24	2	26	EA	BOLTS, STUD, 4” X 29-1/2” LG, ASTM A-193, GR. B7 W/2 HEAVY HEX NUTS EACH, ASTM A-194 GR. 2H, FLUOROCARBON COATED (48” ANSI 900 LB RF FLANGES W/ INSULATION KIT, 24 PER CONNECTION)

145	1	0	1	EA	REDUCER, CONCENTRIC, WELD, 36” O.D. X 0.750” W.T. X 20” O.D. X 0.500” W.T., MSS SP-75, WPHY-70

146	1	0	1	EA	FLANGE, 20”, ANSI 600, RFWN, BORE TO MATCH 0.500” W.T. PIPE, MSS SP-44 F60

147	1	0	1	EA	FLANGE, BLIND, 20”, ANSI 600, RF, ASTM A105, ANSI B16.5, CD&T WITH 1/2” NPT

148	1	0	1	EA	GASKET, FLANGE, 20”, ANSI 600, SPIRAL WOUND, RF, 1/8” THICK, C.S. OUTER RING, 304 S.S. INNER RING, GRAPHITE FILLER, 304 S.S. WINDINGS, ASME B16.20

149	24	0	24	EA	BOLTS, STUD, 1-5/8” X 11-1/2” LG, ASTM A-193, GR. B7 W/2 HEAVY HEX NUTS EACH, ASTM A-194 GR. 2H, FLUOROCARBON COATED (20” ANSI 600 LB RF FLANGES, 24 PER CONNECTION)

48” AND 36” PRE-FABRICATED ITEMS (Refer to Drawing CCPL-E-PL-INX-00001)

48” Pig Trap Launcher Barrel	1

48” Pig Trap Receiver Barrel	1

36” LP Header Pig Trap Launcher Barrel	1

36” LP Header Pig Trap Receiver Barrel	1

36” HP Header Pig Trap Launcher Barrel	1

36” HP Header Pig Trap Receiver Barrel	1

48” AND 36” OTHER MATERIALS

Pipeline Aerial Marker Signs	23

Pipeline Test Stations	Refer to Alignment & Profile Sheets

Pipeline Warning Markers	Refer Company Specifications

HYDROSTATIC TESTING MATERIALS

Company shall furnish the materials as listed below for Contractor’s use to perform the hydrostatic test of the pipelines, which shall be available for pick-up at the Taft Yard located at 5437 CR 3465, Taft, TX 78390 and Contractor shall be responsible for pre-loading inspection, loading, transporting, unloading, stringing, and storing/securing of all Company supplied materials to/at the Site.

Contractor will furnish all materials not listed below that are required for all hydrostatic testing of the pipeline and fabricated assemblies.

ITEM	QTY TOTAL	UNIT	DESCRIPTION
901	4	EA	CAP, WELD, 48” O.D. X 1.00” W.T., MSS SP-75, WPHY-70

902	6	EA	CAP, WELD, 36” O.D. X 0.75” W.T., MSS SP-75, WPHY-70

910	2	EA	FLANGE, BLIND, 36”, ANSI 600, RF, ASTM A105, ANSI B16.5, CD&T WITH 1/2” NPT

911	62	EA	BOLTS, STUD, 2-1/2” X 17” LG, ASTM A-193, GR. B7 W/2 HEAVY HEX NUTS EACH, ASTM A-194 GR. 2H, FLUOROCARBON COATED (36” ANSI 600 LB RF FLANGES W/ INSULATION KIT, 28 PER CONNECTION)

912	4	EA	GASKET, FLANGE, 36”, ANSI 600, SPIRAL WOUND, RF, 1/8” THICK, C.S. OUTER RING, 304 S.S. INNER RING, GRAPHITE FILLER, 304 S.S. WINDINGS, ASME B16.20

913	2	EA	FLANGE, BLIND, 24”, ANSI 600, RF, ASTM A105, ANSI B16.5, CD&T WITH 1/2” NPT

914	54	EA	BOLTS, STUD, 1-7/8” X 14” LG, ASTM A-193, GR. B7 W/2 HEAVY HEX NUTS EACH, ASTM A-194 GR. 2H, FLUOROCARBON COATED (24” ANSI 600 LB RF FLANGES W/ INSULATION KIT, 24 PER CONNECTION)

915	4	EA	GASKET, FLANGE, 24”, ANSI 600, SPIRAL WOUND, RF, 1/8” THICK, C.S. OUTER RING, 304 S.S. INNER RING, GRAPHITE FILLER, 304 S.S. WINDINGS, ASME B16.20

NOTE: ITEM #s 901, 902, etc. are unique for hydrostatic testing only, and are not Drawing BOM Item numbers.

ATTACHMENT O

MEETING AND REPORTING REQUIREMENTS

A.	Monthly Progress Reports and Progress Meetings

Contractor shall prepare Monthly Progress Reports, and hold weekly progress meetings and Monthly progress meetings, in accordance with Section 3.12 of the Agreement and the requirements of this Attachment O. The Monthly Progress Reports shall be provided in a form reasonably acceptable to Owner and, where applicable, shall be subdivided into sections that reflect the work breakdown structure (WBS) and otherwise incorporate any Owner-specified identification codes. The reports shall be transmitted in native electronic format, inclusive of applicable logic, calculations, and data that can be analyzed, manipulated and edited by Owner electronically.

1.	Weekly Progress Meetings

Unless a different time is agreed upon by Owner and Contractor, weekly progress meetings shall be held each [Thursday at 10:00AM (central)] at the Work Site or at an alternate site mutually agreeable to Owner and Contractor). The weekly progress meetings shall provide updates on the Project. During these meetings, the following topics, at a minimum, shall be discussed:

(i)	[Safety, security and environmental activities and issues;

(ii)	Progress of the Work separated by construction craft identifying current status and any issues or impediments to progress;

(iii)	Manpower levels;

(iv)	Critical items of the Work, including an evaluation of problem areas with respect to the construction of the Work;

(v)	Progress of the Work as compared against the baseline CPM Schedule (or if applicable, the Recovery Schedule or Acceleration Schedule) and the Guaranteed Mechanical Completion Date and the Guaranteed Final Completion Date, and to the extent applicable, strategies for recovering the Work to meet the Work Schedule if any portion of Work is behind schedule;

(vi)	Review and address all COs log and trends and address any potential CO that are being evaluated by Contractor as described in the below Section B.

(vii)	Three (3) weeks look-ahead and confirmation of suitable material availability for this work

(viii)	Needs list and other areas of concern; and

(ix)	Any other matters affecting performance of the Work and remedial actions that have been taken or will be taken.]

Minutes of all meetings shall be distributed by Owner in accordance with Section 3.12A.1 of the Agreement and Attachment B.

2.	Monthly Progress Reports

Owner and Contractor shall mutually agree upon an annual calendar for the monthly submission of the Monthly Progress Reports (provided that, notwithstanding the foregoing, each Monthly Progress Report shall be provided no later than five (5) Days after the end of each Month). The Monthly Progress Reports shall cover all activities through the end of the previous Month, including, pursuant to Section 3.12A of the Agreement, progress information for the Project. The contents of the Monthly Progress Report shall meet the requirements set forth by the Agreement and this Attachment O. Where applicable, this report will clearly delineate planned versus completed activities achieved during the report Month. Graphical representations of measured, physical progress in the form of bar charts and S curves shall be included to support the narrative summaries within the report. Each Monthly Progress Report shall, at a minimum, include the following information and other information listed in the mutually agreed sample monthly progress report:

(i)	An executive summary of the Work, with a description of overall Work Schedule status, a listing of Schedule Milestones achieved in the prior Month and a listing of Schedule Milestones and other key events planned for the current Month;

(ii)	A description discussing significant events of the Work accomplished in the prior Month, organized by engineering discipline and construction craft (and, as applicable, WBS). As the Work approaches Mechanical Completion, this description shall include all major pre-commissioning, commissioning and testing activities planned and completed for the previous and present Month and any remedial actions applied;

(iii)	An electronic copy of the current Monthly Updated CPM Schedule, in the format and detail required under the Agreement.

(iv)	A hard copy of the current Monthly Updated CPM Schedule (or if applicable, the Recovery Schedule or Acceleration Schedule) printed at a level 4 of detail consistent with the WBS, showing baseline plan, current plan and actual and forecast dates, sorted by the WBS and scheduled start;

(v)	Progress “S” curves, showing the baseline plan, current plan, actual and forecast progress by Month for total progress of the Work as well as component progress “S” curves for engineering, procurement, construction, critical Subcontracts and commissioning/start-up activities. “S” curves shall show two curves, one being the original target progress curve (based on an average of the early and late plans) and the other being the actual progress curve. The actual progress curve shall also show forecasted progress to completion;

(vi)	An analysis of the Monthly Updated CPM Schedule (or if applicable, the Recovery Schedule or Acceleration Schedule in accordance with Sections 5.5 or 5.6 of the Agreement), including a comparison to the baseline CPM Schedule identifying any material deviations to the schedule logic, any durations or resource-loading and providing a written explanation of such material deviations. In addition, a variance report shall be developed that identifies all critical or near critical (less than ten (10) Days total float) activities that have slipped showing current total float, impact of slippage on the Monthly Updated CPM Schedule, and a specific recovery plan in the event of any slippage in the critical path of the Work which would cause Mechanical Completion or Final Completion to occur after the applicable Guaranteed Mechanical Completion Date or Guaranteed Final Completion Date. The requirement of a recovery plan under this Section 3(vi) is in addition to the requirements for a Recovery Schedule under Section 5.5 of the Agreement. The variance report shall also include identification of issues or areas of concern that have led to the slippage or may, in the future, create a risk of slippage and provide mitigation plans to proactively address such issues and areas of concern. In addition, Contractor shall provide a comparison of the Monthly Updated CPM Schedule and current baseline CPM Schedule with the original baseline CPM Schedule (i.e., prior to approval of any Change Orders modifying the baseline CPM Schedule);

(vii)	Overall construction and construction craft manpower histograms showing the baseline, current plan, actual headcount and forecasted manpower required by Month for scheduled completion of the Work as well as an analysis of overall construction actual percentage complete versus planned percentage complete. The analysis of construction percentage completion shall include a quantity-based review, showing the number of units installed (e.g., concrete, piping, cable, etc.) versus quantities forecasted to have been installed;

(viii)	A description of all permitting, environmental, safety or security issues or incidents occurring during the reported Month and how such incidents or issues were (or will be) resolved and avoided in the future for the Work, including any near misses, reportable incidents or releases, lost time incidents, etc. This description shall also include a listing of material safety and environmental activities, trainings and inspections planned and completed for the prior and present Month and any safety milestones achieved. Results from the safety and environmental inspections shall also be provided. Areas of concerns shall be identified as well as remedial actions taken (or planned to be taken and the timing of same). In addition, discovery of, and encounters with, pre-existing Hazardous Materials shall be identified and described;

(ix)	A description of all quality assurance and quality control activities during the reported Month as well as any quality issues identified and how such issues were (or will be) resolved and avoided in the future for the Work. This description shall include any auditor release notes or reports, code compliance reports and inspection reports;

(x)	A description of material Site coordination and interface management activities with respect to (a) interactions with Owner’s other contractors, and (b) any audits or inspections by Governmental Instrumentalities in which Contractor participated. The foregoing description shall include any problems experienced by Contractor or other issues arising from the interface or Site coordination and remediation actions taken and lessons learned to apply to future interactions;

(xi)	Any additional progress information reasonably required by Governmental Instrumentalities;

(xii)	Description of any action items identified in the previous weekly progress meetings or Monthly progress meeting and the current status or resolution thereof; and

(xiii)	Document identification data, including Work title, Contractor name and location, Agreement number, and supplement number.

The Parties acknowledge that the Monthly Progress Reports will not include information relating to Change Orders, Project costs, payments made under the Agreement or any other cost reports or cash flow information related to the Project. Instead, cost information and Change Order information related to the Project will be presented solely to Owner and its designated representatives within the Project Monthly cost and Change Order report described in Part B below.

3.	Monthly Progress Meetings

Unless otherwise agreed upon by Owner and Contractor, Monthly progress meetings shall be held on the first (1st) Tuesday after the 5th Day of each Month at the Site or at an alternate site mutually agreeable to Owner and Contractor. The Monthly progress meetings shall provide updates on the Project. The Monthly Progress Report shall be reviewed during this meeting and the following topics, at a minimum, shall be discussed:

(i)	Health, safety, security and environmental activities and issues;

(ii)	Progress of the construction effort, identifying current status versus forecasted status and discussing any issues or impediments to progress and any remedial actions to be taken to improve progress;

(iii)	Progress of pre-commissioning, commissioning, and testing activities (on a system-by-system basis), identifying current status versus forecasted status and discussing any issues or impediments to progress and any remedial actions to be taken to improve progress ;

(iv)	Progress of the Work as indicated by the Monthly Updated CPM Schedule, Recovery Schedule or Acceleration Schedule, as applicable, as well as a comparison to the baseline CPM Schedule and the deviations therefrom. The Parties will discuss implementation of any strategies for recovering Work necessary to maintain or regain compliance with the Work Schedule;

(v)	Community relations activities undertaken by Contractor or any of its Subcontractors as well as any issues or concerns that have been voiced in the community that have been conveyed to the Contractor;

(vi)	Manpower levels, broken down by construction craft and overall manpower, identifying reasons for any deviation in actual and planned manpower levels and any efforts to remedy any manpower shortages;

(vii)	Critical items of the Work, including an evaluation of problem areas with respect to the design and construction of the Work;

(viii)	Needs list and other issues of concern; and

(ix)	Any other matters affecting the performance of the Work and remedial actions that have been taken or will be taken.

Minutes of all meetings shall be distributed by Owner in accordance with Section 3.12A.1 of the Agreement and Attachment B.

Discussions related to the Project cost and Change Order report (provided pursuant to Part B below) shall not be included within the Monthly progress meeting. Any such discussions shall occur in accordance with Part B below.

B.	Project Monthly Cost and Change Order Report

On a Monthly basis, concurrent with the submission of the Monthly Progress Report, Contractor shall submit to Owner a Monthly cost and Change Order report, showing the Estimated Total Contractor’s Compensation, approved Change Orders, pending Change Orders, Contractor’s Compensation earned to-date (including amounts earned to date by Contractor by any time-and-material based Work performed pursuant to a Change Order), and amounts paid to date by Owner. In addition to the above, the Monthly cost and Change Order report shall include the following for the Project:

(i)	A Monthly billings report reflecting amounts earned to date and amounts forecasted for each Month. Curves of the baseline, actual incurred and forecasted billings to be provided with Monthly cash flow amounts reflected; and

(ii)	A Change Order log for all changes, which shall include a brief description of each Change Order and whether it is pending, rejected or approved. A curve indicating the value of approved Change Orders (actual and cumulative) by Month shall be shown.

Unless otherwise determined unnecessary by Owner, Owner and Contractor shall meet promptly before or after the Monthly progress meeting to review and discuss the Project cost and Change Order report.

C.	Other Reporting Requirements

Contractor shall provide all other reports and deliverables in a timely manner as provided in the Agreement, including Section 3.12 of the Agreement, Attachment B or otherwise.

ATTACHMENT P

APPROVED LIST

1.1	Introduction

In accordance with the provisions of Section 2.4A of the Agreement, this Attachment includes (in Section 1.3) the List of Approved Subcontractors and Sub-subcontractors.

1.2	Local Content

Contractor shall give due consideration to local companies to provide materials and services, provided they are competitive in terms and price, proven quality, experience, expertise, service and delivery.

1.3	List of Approved Subcontractors and Sub-subcontractors

Contractor shall use those Subcontractors and Sub-subcontractors listed below for the specified items of Work. Any deviation from this list or requests to use other Subcontractors or Sub-subcontractors for the specified items of Work must be approved in writing in advance by Owner in accordance with Section 2.4B of the Agreement.

P-1

ATTACHMENT Q

OWNER PERMITS

Q-1

PERMITS, AUTHORIZATIONS, AND CONSULTATIONS FOR THE CORPUS CHRISTI PIPELINE FACILITIES

Agency and Agency Contact	Permit/Approval/Consultation	Submittal or Anticipated Submittal	Receipt or Anticipated Receipt	Comments
Federal Energy Regulatory Commission	Section 7 Application - Natural Gas Act FERC Docket No. CP12-508-000	August 31, 2012	December 30, 2014

U.S. Fish & Wildlife Service	Section 7 Endangered Species Act Consultation/Clearance; Migratory bird consultation; Fish and Wildlife Coordination Act	January 12, 2012	September 6, 2013	Agency provided concurrence with all threatened and endangered species determinations. No further consultation is required.

U.S. Army Corps of Engineers	Clean Water Act Section 404 Permit Amendment; Rivers and Harbors Act Section 10 Permit Amendment	August 31, 2012	July 23, 2014	Permit SWG-2007-01637 issued.

U.S. Environmental Protection Agency	NPDES Discharge Permit for Hydrostatic Test Water Discharge	June 10, 2016	4th Quarter 2016

Railroad Commission of Texas	Coastal Zone Consistency Determination / Water Quality Certification under Section 401	August 31, 2012	November 14, 2013

	Hydrostatic Test Water Discharge Permits	3rd Quarter 2016	3rd Quarter 2016	The Railroad Commission has informed CCL that it will only issue permits one or two months in advance.

Texas Parks and Wildlife Department (TPWD)	State threatened and endangered species review	January 13, 2012	August 22, 2012

Texas Historical Commission	Section 106 National Historic Preservation Act Consultation, Clearance	January 13, 2012	August 15, 2012	THC accepted CCL’s cultural resources survey report and stated the project may proceed without further consultation.

Q-2

ATTACHMENT R

COMPLETION CERTIFICATES

SCHEDULE R-1

FORM OF MECHANICAL COMPLETION CERTIFICATE

Date:

[                    ]

[                    ]

[                    ]

[                    ]

Attn: [                    ]

Re: Mechanical Completion Certificate – Construction Agreement for the Corpus Christi Pipeline Project (the “Project”), dated as of [            , 20    ] (the “Agreement”), by and between Corpus Christi Pipeline L.P. (“Owner”) and Associated Pipe Line Contractors, Inc. (“Contractor”).

Pursuant to Section 11.1 of the Agreement, Contractor hereby certifies that it has completed all requirements under the Agreement for Mechanical Completion, and that, with the exception of Punchlist items, all of the following have occurred: (i) Contractor and Owner have agreed upon a Punchlist of items as set forth in Section 11.2 of the Agreement; (ii) the Work for has been completed (including the delivery of all documentation, manuals and instruction books necessary for the safe and proper operation), except for Work on the Punchlist, in accordance with the requirements of the Agreement; (iii) the Facility is available for operation and use in accordance with the requirements and specifications of this Agreement; (iv) all applicable Equipment has been satisfactory hydrotested, undergone a satisfactory non-destructive examination and had a geometry tool run through them; (v) Contractor has obtained all Permits other than those listed in Attachment Q of the Agreement; (vi) Contractor has delivered to Owner fully executed Interim Lien and Claim Waivers in the form of Schedules I-1 and I-2 of the Agreement, fully executed Interim Lien and Claim Waivers from all Subcontractors in the form of Schedules I-3 and I-4 of the Agreement and, if requested by Owner, fully executed Interim Lien and Claim Waivers from all Sub-subcontractors substantially in the form of Schedules I-3 and I-4 of the Agreement, covering all Work up to the date of Mechanical Completion; (vii) Contractor has assigned to or provided Owner with all Warranties to the extent Contractor is obligated to do so pursuant to the Agreement; (viii) Contractor hereby delivers this Mechanical Completion Certificate; and (ix) Contractor has performed all other obligations required under the Agreement for Mechanical Completion.

Contractor certifies that it achieved all requirements under the Agreement for Mechanical Completion on             , 20    .

Attached is all documentation required to be provided by Contractor under the Agreement to establish that Contractor has achieved all requirements under the Agreement for Mechanical Completion.

IN WITNESS WHEREOF, Contractor has caused this Mechanical Completion Certificate to be duly executed and delivered as of the date first written above.

[ ]

By:
Name:
Title:
Date:

cc:

[                    ]

[                    ]

Attention: [                    ]

Facsimile: (    )     -

Telephone: (    )     -

Owner Acceptance or Rejection of Mechanical Completion Certificate

Pursuant to Section 11.1 of the Agreement, Owner                      accepts or                      rejects (check one) the Mechanical Completion Certificate.

If Mechanical Completion was achieved, Mechanical Completion was achieved on             , 20    .

Acceptance of this Mechanical Completion Certificate shall not relieve Contractor of any of Contractor’s obligations to perform the Work in accordance with the requirements of the Agreement, nor shall it in any way release Contractor or any surety of Contractor from any obligations or liability pursuant to the Agreement, including obligations with respect to unperformed obligations of the Agreement or for any Work that does not conform to the requirements of the Agreement.

The basis for any rejection of Mechanical Completion is attached hereto.

For and on behalf of

[ ]

By:
Name:
Title:
Date:

SCHEDULE R-2

FORM OF FINAL COMPLETION CERTIFICATE

Date:

[                    ]

[                    ]

[                    ]

[                    ]

Attn: [                    ]

Re: Final Completion Certificate – Construction Agreement for the Corpus Christi Pipeline Project (the “Project”), dated as of [            , 20    ] (the “Agreement”), by and between Corpus Christi Pipeline L.P. (“Owner”) and Associated Pipe Line Contractors, Inc. (“Contractor”).

Pursuant to Section 11.3 of the Agreement, Contractor hereby certifies that all Work and all other obligations under the Agreement (except for Work and obligations that survive the termination or expiration of the Agreement, including obligations for Warranties and correction of Defective Work and any other obligations covered under Section 11.5 of the Agreement) are fully and completely performed in accordance with the terms of the Agreement, including: (i) the successful achievement of Mechanical Completion; (ii) the completion of all Punchlist items; (iii) delivery by Contractor to Owner of fully executed Final Lien and Claim Waivers in the form of Schedules I-5 and I-6 of the Agreement; (iv) delivery by Contractor to Owner of all documentation required to be delivered under the Agreement, including Record As-Built Drawings and Specifications and Owner’s Confidential Information; (v) removal from the Site of all of Contractor’s, Subcontractors’ and Sub-subcontractors’ personnel, supplies, waste, materials, rubbish, Hazardous Materials, Construction Equipment, and temporary facilities; (vi) delivery by Contractor to Owner of evidence acceptable to Owner that all Subcontractors and Sub-subcontractors have been fully and finally paid, including fully executed Final Lien and Claim Waivers from all Subcontractors in the form of Schedules I-7 and I-8 of the Agreement; (vii) if requested by Owner, fully executed Final Lien and Claim Waivers from Sub-subcontractors in a form substantially similar to the form in Schedules I-7 and I-8 of the Agreement; (viii) Contractor hereby delivers this Final Completion Certificate; and (ix) performance by Contractor of all other obligations required under this Agreement for Final Completion.

Contractor certifies that it achieved all requirements under the Agreement for Final Completion on             , 20    .

Attached is all documentation required to be provided by Contractor under the Agreement to establish that Contractor has achieved all requirements under the Agreement for Final Completion.

IN WITNESS WHEREOF, Contractor has caused this Final Completion Certificate to be duly executed and delivered as of the date first written above.

[ ]

By:
Name:
Title:
Date:

cc:

[                    ]

[                    ]

Attention: [                    ]

Facsimile: (    )     -

Telephone: (    )     -

Owner Acceptance or Rejection of Final Completion Certificate

Pursuant to Section 11.3 of the Agreement, Owner                      accepts or                      rejects (check one) the Final Completion Certificate.

If Final Completion was achieved, Final Completion was achieved on             , 20    .

Acceptance of this Final Completion Certificate shall not relieve Contractor of any of Contractor’s obligations to perform the Work in accordance with the requirements of the Agreement, nor shall it in any way release Contractor or any surety of Contractor from any obligations or liability pursuant to the Agreement, including obligations with respect to unperformed obligations of the Agreement or for any Work that does not conform to the requirements of the Agreement.

The basis for any rejection of Final Completion is attached hereto.

For and on behalf of

[ ]

By:
Name:
Title:
Date:

ATTACHMENT S

NOT USED

S-1

ATTACHMENT T

EQUIPMENT LIST

	Equipment Description	Price per Unit (U.S.$)	Quantity
1.	Coating	$135,000.00	1

2.	Permanent fencing	$127,000.00	1

3.	Concrete (fabrication)	$708,000.00	1

4.	Sandbags	$28,000.00	1

5.	Painting	$415,000.00	1

6.	Gravel (fabrication)	$360,000.00	1

7.	Other miscellaneous materials (fab)	$123,000.00	1

8.	Asphalt	$54,000.00	1

9.	Set-on weights	$45,000.00	1

10.	Cathodic protection	$189,000.00	1

11.	Environmental / Restoration	$256,000.00	1

T-1